                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY

                            SHARE PURCHASE AGREEMENT

                      FOR UP TO 21,873,235 PREFERRED SHARES

                                     BETWEEN

                          XINHUA FINANCE MEDIA LIMITED

                                   AS COMPANY,

                                       AND

                     PATRIARCH PARTNERS MEDIA HOLDINGS, LLC

                                  AS PURCHASER,

                           DATED AS OF MARCH 16, 2006

                                TABLE OF CONTENTS

Section 1. Definitions....................................................   S-1
Section 2. Authorization and Sale of Preferred Shares; Use of Proceeds....    10
   (a) Authorization of the Shares........................................    10
   (b) Sale of Securities.................................................    10
   (c) Purchase Price.....................................................    10
   (d) Use of Proceeds....................................................    10
Section 3. Closing Date; Delivery.........................................    11
   (a) Closing Date.......................................................    11
   (b) Delivery...........................................................    11
Section 4. Representations and Warranties of the Company..................    11
   (a) Corporate Status; Corporate Authorization..........................    11
   (b) Execution and Binding Effect.......................................    11
   (c) Properties.........................................................    11
   (d) [Reserved].........................................................    12
   (e) Laws...............................................................    12
   (f) Litigation.........................................................    12
   (g) Governmental Approvals and Filings.................................    12
   (h) Absence of Conflicts...............................................    13
   (i) [Reserved].........................................................    13
   (j) Partnerships, Etc..................................................    13
   (k) Fiscal Year........................................................    13
   (l) Subsidiaries.......................................................    13
   (m) Capitalization.....................................................    13
   (n) Material Misstatements and Omissions...............................    14
   (o) Solvency...........................................................    14
   (p) Labor Practices....................................................    14
   (q) Employee Benefits..................................................    15
   (r) Environmental Matters..............................................    15
   (s) Insurance..........................................................    16
   (t) Intellectual Property..............................................    16
   (u) Absence of Accelerated Redemption Event............................    16
   (v) Absence of Other Defaults..........................................    16
   (w) Material Contracts.................................................    16
   (x) Brokerage Fees.....................................................    16
   (y) [Reserved].........................................................    17
   (z) Taxes..............................................................    17
   (aa)USA Patriot Act; Etc...............................................    17
   (bb)OFAC...............................................................    18
   (cc)No Material Adverse Change.........................................    18
   (dd)Financial Projections..............................................    18
   (ee)Indebtedness.......................................................    18
   (ff)Liens..............................................................    18
   (gg)Media Assets.......................................................    18
   (hh)Internal Control Agreements........................................    19
   (ii)Investment Representation..........................................    19

Section 5. Representations and Warranties of the Purchasers...............    19
   (a) Organization and Qualification.....................................    19
   (b) Authorization......................................................    19
   (c) Power and Authority................................................    19
   (d) Purchase Entirely for Own Account..................................    19
   (e) Accredited Investor................................................    19
   (f) Investment Experience..............................................    19
   (g) Disclosure of Information..........................................    20
   (h) Legends............................................................    20
   (i) Compliance with Laws...............................................    20
   (j) Acknowledgement of Risks...........................................    20
Section 6. Pre-closing Covenants..........................................    21
   (a) Conduct of Business................................................    21
   (b) Cooperation........................................................    22
   (c) No Solicitation of Transaction.....................................    22
   (d) Access to the Company..............................................    22
   (e) Notification of Breach of Representations, Warranties and
       Covenants..........................................................    22
   (f) Changes in Capital Stock...........................................    22
   (g) Litigation Developments............................................    23
   (h) No Shopping........................................................    23
   (i) Reserved Shares....................................................    23
Section 7. Conditions to Closing..........................................    23
   (a) Conditions to Purchasers' Obligations..............................    23
   (b) Conditions to Purchasers' Obligations..............................    24
   (c) Conditions to Obligations of the Company...........................    25
Section 8. Termination....................................................    25
   (a) Termination At Any Time............................................    25
   (b) Termination Prior to Initial Closing...............................    25
   (c) Termination of Purchase of Additional Shares.......................    26
   (d) Effect of Termination..............................................    26
Section 9. Miscellaneous..................................................    26
   (a) Governing Law......................................................    26
   (b) Submission to Jurisdiction.........................................    26
   (c) Survival...........................................................    27
   (d) Successors and Assigns.............................................    27
   (e) Entire Agreement; Amendment........................................    27
   (f) Notices............................................................    27
   (g) Expenses...........................................................    28
   (h) Delays or Omissions................................................    28
   (i) Severability of this Agreement.....................................    28
   (j) Finder's Fees......................................................    28
   (k) Titles and Subtitles...............................................    28
   (l) Counterparts.......................................................    29
   (m) Gender.............................................................    29
   (n) Public Announcement................................................    29

EXHIBITS

Initial   Exhibit
-------   -------
A         Schedule of Purchasers
B         [Reserved]
C         Schedule of Exceptions
D         Amended and Restated Articles of Association of the Company
E         Form of Opinion of Company's Counsel

ANNEXES

Initial   Exhibit
-------   -------
A         Media Assets
B         Newspaper Assets
C         Subsidiaries

                            SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 16th day of March, 2006, by and between XINHUA FINANCE MEDIA LIMITED, a Cayman Islands limited company (the "Company"), and PATRIARCH PARTNERS MEDIA HOLDINGS, LLC, a Delaware limited liability company (the "Purchaser").

     THE PARTIES AGREE AS FOLLOWS:

     Section 1. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

          "Accelerated Redemption Event" means "Accelerated Redemption Event" as defined in the Articles.

          "Action" against a Person means an action, suit, litigation, arbitration, investigation, complaint, contest, hearing, inquiry, inquest, audit, examination or other proceeding threatened or pending against or affecting the Person or its property, whether civil, criminal, administrative, investigative or appellate, in law or equity before any arbitrator or Governmental Body.

          "Additional Shares" has the meaning set forth in Section 2(b) hereof.

          "Affiliate" of a Person means any other Person (a) that directly or indirectly controls, is controlled by or is under common control with, the Person or any of its Subsidiaries, (b) that directly or indirectly beneficially owns or holds 5% or more of any class of equity Security or other similar interests of the Person or any of its Subsidiaries or (c) 5% or more of the equity Securities of which is directly or indirectly beneficially owned or held by the Person or any of its Subsidiaries. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, agreement or otherwise. Notwithstanding the foregoing, neither the Purchaser nor any Affiliate of the Purchaser shall be an Affiliate of the Parent, the Company or any of their Subsidiaries.

          "Articles" has the meaning set forth in Section 2(a) hereof.

          "Authorized Officer" means, as applied to any Person, any individual holding the position of chairman of the board (if an office), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer.

          "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

          "Closing" has the meaning set forth in Section 2(b) hereof.

          "Closing Date" has the meaning set forth in Section 3(a) hereof.

          "Collateral" means "Collateral" as defined under the Security
     Agreement.

          "Collateral Documents" means the Security Agreement, the Pledge Agreement, and all other instruments, documents and agreements delivered by the Company or any Covered Subsidiary pursuant to this Agreement or any of the other Equity Documents (including, without limitation, all UCC financing statements) in order to grant to the Purchaser a Lien on any property of the Company or any Covered Subsidiary as security for the Obligations.

          "Company Common Shares" means common shares in the capital of the Company, par value $0.001.

          "Consents" means any approval, consent, authorization or order of, notice to or registration or filing with, or any other action by, any Governmental Body or other Person.

          "Credit Agreement" means the credit agreement dated as of the date hereof among the Company, the Purchasers, the Guarantors named therein and the Agent named therein.

          "Credit Document" means "Credit Document" as defined under the Credit Agreement.

          "Covered Subsidiary" means (i) Ming Shing International Limited, a British Virgin Islands company, (ii) Upper Will Enterprises Limited, a British Virgin Islands company and (iii) Active Advertising Agency Limited, a Hong Kong company.

          "Dollars", "dollars" and the sign "$" mean the lawful money of the United States of America.

          "Domestic Subsidiary" means any Subsidiary organized under the laws of the PRC.

          "Environmental Laws" means all national, state, regional, provincial, and local laws (including without limitation common law), statutes, regulations and rules whether now or hereinafter in effect relating in any way to the environment, the preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or health and safety matters.

          "Environmental Liability" means any actual, alleged or contingent liability or obligations of the Company or any of its Subsidiaries directly or indirectly resulting from or based on (a) the violations or alleged violations of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Material,
     (c) exposure to any Hazardous Material, (d) the release or threatened release of any Hazardous Material into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with any of the foregoing.

          "Environmental Permits" means all permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws for the use, storage, treatment, transportation, release, emission and disposal of raw materials, by-products, wastes and other substances used or produced by or otherwise relating to the operations of the Company and any of its Subsidiaries.

          "Equity Documents" means "Equity Documents" as defined in the Articles.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

          "Equity Security" of any Person means any capital stock or other ownership or equity interest or profit participation or similar right with respect to such Person (including any partnership or membership interest, any stock appreciation, phantom stock or similar right or plan, and any note or debt security having or containing equity or profit participation features), or any option, warrant or other security or right which is directly or indirectly convertible into or exercisable or exchangeable for any other Equity Security of such Person.

          "Financials" means, with respect to any Person for any period, the balance sheet of such Person as at the end of such period, and the related statement of income and expense and statement of cash flow of such Person for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP.

          "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

          "GAAP" means International Financial Reporting Standards as in effect from time to time, consistently applied throughout the periods to which reference is made.

          "Governmental Body" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any administrative, judicial, legislative, executive, regulatory, police or taxing authority of any government, whether supranational, national, federal, state, regional, provincial, local, domestic or foreign.

          "Hazardous Materials" means any hazardous or toxic substance, waste, contaminant, pollutant, gas or material, including, without limitation, radioactive materials, oil, petroleum and petroleum products and constituents thereof, which are regulated under any Environmental Law, including, without limitation, any substance, waste or material which is
     (a) designated a "pollutant", "hazardous substance", "extremely hazardous substance" or "toxic chemical" under any Environmental Law, or (b) regulated in any way under the Regulations of any state where the Company or any of its Subsidiaries conducts its business or owns any real property or has any leasehold or in which any Relevant Property is located.

          "HK Dollar" and the sign "HK$" mean the lawful money of Hong Kong.

          "Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China.

          "Initial Closing" set forth in Section 2(b) hereof.

          "Initial Closing Date" has the meaning set forth in Section 3(a) hereof.

          "Initial Purchase Price" has the meaning set forth in Section 2(c) hereof.

          "Initial Shares" has the meaning set forth in Section 2(b) hereof.

          "Indebtedness" means, with respect to any Person, without duplication, the following: (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services other than accounts payable and accrued liabilities that would be classified as current liabilities under GAAP which payables and expenses are incurred in respect of property or services purchased in the ordinary course of business, (iii) all obligations of such Person evidenced by notes, bonds, debentures or similar borrowing or securities instruments,
     (iv) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (v) all obligations of such Person as lessee under Capital Leases, (vi) all obligations of such Person in respect of banker's acceptances and letters of credit, (vii) all obligations of such Person secured by Liens on the assets and property of such Person,
     (viii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, (ix) all obligations of such Person in respect of any guaranty by such Person of any obligation of another Person of the type described in clauses (i) through
     (viii) of this definition and (x) all obligations of another Person of the type described in clauses (i) through (ix) secured by a Lien on the property or assets of such Person (whether or not such Person is otherwise liable for such obligations of such other Person).

          "Intellectual Property" means, collectively, all copyrights, all patents and all trademarks, together with: (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets;
     (b) all licenses or user or other agreements granted to the Company or any of its Subsidiaries with respect to any of the foregoing, in each case whether now or hereafter owned or used including the licenses or other agreements with respect to any Collateral; (c) all customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; and (f) all causes of action, claims and warranties, in each case, now or hereafter owned or acquired by the Company or any of its Subsidiaries in respect of any of the items listed above.

          "Internal Control Agreement" means (i) any appointment or indemnification arrangement or agreement with a natural Person, who is a citizen of the PRC, designated by the Parent or the Company or any Affiliate or Subsidiary of the Parent or the Company to act as nominee shareholder and legal representative of any Domestic Subsidiary, and any action, arrangement, declaration, or agreement undertaken by such Person, or caused to be undertaken by such Person, in connection with the fulfillment of such role, including, without limitation, the acquisition of any beneficial interest or the holding of record in the Securities (including Capital Stock) of such Domestic Subsidiary and the execution, either with the Parent, the Company, Affiliate or Subsidiary of the Parent or the Company or any other third party whether or not affiliated with the Parent or the Company, of any secured promissory note, equity pledge agreement, equity purchase option agreement, subrogation agreement, declaration of waiver of pre-emption rights, and declaration of waiver of spousal communal rights or (ii) any arrangement or agreement (including, without limitation, any consulting or service arrangements or agreements) pursuant to which the Company or any Subsidiary of the Company indirectly receives the economic benefit of revenue generated by any Media Asset.

          "Investment" means (a) any direct or indirect purchase or other acquisition by the Company or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities (including any Capital Stock) of any other Person, (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by the Company or any of its Subsidiaries from any Person, of any Capital Stock of such Person, and (c) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Company or any of its Subsidiaries to any other Person, including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

          "Knowledge" means, with respect to the Company, the knowledge of the Company's Authorized Officers, after reasonable inquiry by such Authorized Officers; provided, however, with respect to Section 4 (n) herein, "Knowledge" means the knowledge of the Company's (i) Authorized Officers or
     (ii) any employees or consultants of the Company or any Covered Subsidiary who participated in the acquisitions of the Media Assets, in each case after reasonable inquiry by such Person.

          "Leasehold Property" means any leasehold interest of the Company or any Covered Subsidiary as lessee under any lease of real property.

          "Lien" means any encumbrance, mortgage, pledge, hypothecation, charge, assignment, lien, restriction or other security interest of any kind securing any obligation of any Person.

          "Loans" means "Loans" as defined in the Credit Agreement.

          "Material Adverse Effect" means any (i) material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole that may affect the ability of the Company or any Covered Subsidiary to perform its material obligations hereunder or under of any of the Equity Documents,
     (ii) material impairment of the ability of the Company or the Covered Subsidiaries to perform their obligations hereunder or under of any of the other Equity Documents, (iii) material adverse effect on the legality, validity, binding effect or enforceability of the Equity Documents against the Company or any Covered Subsidiary or (iv) material adverse effect on the rights or remedies available to the Purchasers under this Agreement or any Equity Document, excluding any written waivers or releases by the Purchasers.

          "Material Contracts" means, with respect to any Person, each contract listed on Schedule 4(w), each contract which is a replacement or a substitute for any contract listed on such Schedule and each other contract to which such Person is a party which is material to the business, financial condition, operations, performance, properties or reasonably foreseeable business prospects of such Person, in each case where the aggregate consideration payable is in excess of $100,000.

          "Media Assets" means the assets set forth in Annex A as "Media
     Assets".

          "Newspaper Assets" means the assets set forth in Annex B as "Newspaper Assets".

          "Obligations" means all amounts owed and all other obligations and liabilities of the Company and each Covered Subsidiary from time to time owed to the Purchaser, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any other Equity Document.

          "Parent" means Xinhua Finance Limited.

          "Parent Redemption Shares" means "Parent Redemption Shares" as defined in the Articles.

          "Permitted Indebtedness" means (i) Indebtedness arising under the Credit Documents, (ii) Indebtedness of the Company or any Subsidiary existing as of the date hereof set forth on the Schedule of Exceptions,
     (iii) Indebtedness in respect of taxes or other governmental charges contested in good faith by appropriate proceedings and for which the Company or any Covered Subsidiary has made appropriate reserves, (iv) Indebtedness of the Company or any Covered Subsidiary incurred under Capital Leases entered into in the ordinary course of business in an aggregate amount not to exceed $500,000 on any date of determination, (v) Indebtedness in RMB which is entirely secured by a Dollar deposit and which is incurred solely for the purpose of converting Dollars into RMB required for working capital purposes in the PRC, or (vi) trade or other similar Indebtedness on normal commercial terms incurred in the ordinary course of business in an aggregate amount not to exceed $500,000 on any date of determination and payable within ninety (90) days.

          "Permitted Liens" means (i) Liens securing the Obligations, (ii) Liens securing taxes or other governmental charges not yet due or due but contested in good faith by appropriate proceedings and for which the Company or any of its Covered Subsidiary has made appropriate reserves (so long as the holder of any such Lien is not taking any active steps to enforce or foreclose on such Lien), (iii) Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar statutory Liens arising in the ordinary course of the Company and such Covered Subsidiary's business, less than 120 days old as to obligations not yet due or due but contested in good faith by appropriate proceedings and for which the Company and such Covered Subsidiary has made appropriate reserves (so long as the holder of any such Lien is not taking any active steps to enforce or foreclose on such Lien), (iv) easements, rights of way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a Material Adverse Effect on the Company and/or any Covered Subsidiary, (v) Liens securing obligations arising under the Credit Documents.

          "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, other legal entities and Governmental Bodies.

          "Pledge Agreement" means the Pledge Agreement and Irrevocable Proxy, dated as of the date hereof, among the Company, the Covered Subsidiaries and the Purchaser.

          "PRC" means the People's Republic of China excluding Hong Kong, Macau Special Administrative Region and Taiwan.

          "Preferred Shares" has the meaning set forth in Section 2(a) hereof.

          "Projections" has the meaning set forth in Section 4(dd) hereof.

          "Purchase Price" has the meaning set forth in Section 2(c) hereof.

          "Regulation" means each applicable law, rule, regulation, order, guidance or recommendation (or any change in its interpretation or administration) by any Governmental Body, central bank or comparable agency and any request or directive (whether or not having the force of law) of any of those Persons and each judgment, injunction, order, writ, decree or award of any Governmental Body, arbitrator or other Person.

          "Relevant Property" means, for the Company and/or any of its Subsidiaries, all sites, facilities, locations, real property and leaseholds (a) presently or formerly owned, leased, used or operated by the Company or any of its Subsidiaries (whether or not such properties are currently owned, leased, used or operated by the Company or any of its Subsidiaries), (b) at which any Hazardous Material has been transported, disposed, treated, stored or released by the Company or any of its Subsidiaries, or (c) that are directly adjacent to any sites, facilities, locations, real property or leaseholds presently or formerly owned, leased, used or operated by the Company or any of its Subsidiaries.

          "RMB" means the lawful money of the PRC.

          "Sanctioned Entity" shall mean (i) the government of or an agency of the government of, (ii) an organization directly or indirectly controlled by, or (iii) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.ustreas.gov/offices/enforcement/ofac/programs/, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

          "Sanctioned Person" shall mean a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time.

          "Schedule of Exceptions" means the Schedule of Exceptions attached hereto as Exhibit C and delivered to the Purchasers prior to the execution of this Agreement.

          "Second Closing" has the meaning set forth in Section 2(b) hereof.

          "Securities" means any stock, shares, limited liability company membership interests, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Securities Act" means the United States Securities Act of 1933, as amended from time to time, and any successor statute.

          "Securities and Exchange Commission" means the United States Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          "Security Agreement" means the Security Agreement, dated as of the date hereof, the Company, the Covered Subsidiaries and the Purchaser.

          "Shares" has the meaning set forth in Section 2(b) hereof.

          "Solvent" means, with respect to any Person, that as of the date of determination both (a)(i) the sum of such Person's debt (including contingent liabilities) does not exceed all of its property, at a fair valuation, (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute, and matured, (iii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction, and (iv) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due, and (b) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Subsequent Closing Date" has the meaning set forth in Section 3(a) hereof.

          "Subsequent Purchase Price" has the meaning set forth in Section 2(c) hereof.

          "Subsidiary" means, (i) with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) the entities listed on Annex C hereto and their Subsidiaries as defined in clause (i) of this definition.

          "Tax" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

          "WFOE" means a direct or indirect wholly owned Domestic Subsidiary of the Company.

     Section 2. Authorization and Sale of Preferred Shares; Use of Proceeds.

          (a) Authorization of the Shares. At each Closing (as defined in
     Section 2(b), the Company's Amended and Restated Articles of Association (the "Articles"), will authorize twenty-two million (22,000,000) Preferred Shares, par value $0.001 ("Preferred Shares"). The Preferred Shares will have the rights, privileges and preferences set forth in the Articles of Association (including all schedules thereto) attached as Exhibit D hereto.

          (b) Sale of Securities. Subject to the terms and conditions hereof, each Purchaser, severally and not jointly, hereby agrees to purchase on a pro rata basis from the Company, up to the number of Preferred Shares set forth for such Purchaser under the heading "Maximum Number of Preferred Shares to be Purchased" on Exhibit A hereto (the "Shares"). At the closing of the purchase and sale of the Initial Shares (the "Initial Closing"), each Purchaser will purchase the number of Shares set forth for such Purchaser under the heading "Initial Shares Purchased" on Exhibit A hereto (the "Initial Shares"). At the subsequent closing of the purchase and sale of additional Shares (the "Second Closing" and together with the Initial Closing, each a "Closing"), each Purchaser will purchase the number of Shares set forth for such Purchaser under the heading "Additional Shares Purchased" on Exhibit A hereto (the "Additional Shares"). The obligation of each Purchaser to purchase the respective number of shares assigned to it on Exhibit A is several and not joint and none of the Purchasers shall be obligated to purchase any Shares which any other Purchaser fails to purchase.

          (c) Purchase Price. The aggregate purchase price for the Initial Shares shall be equal to sixty million dollars ($60,000,000) (the "Initial Purchase Price"). The aggregate purchase price for the Additional Shares shall be equal to twenty million dollars ($20,000,000) (the "Subsequent Purchase Price" and together with the Initial Purchase Price, the "Purchase Price").

          (d) Use of Proceeds. The net proceeds from the sale of the Initial Shares shall be used (x) for working capital and general corporate purposes of the Company and its Subsidiaries, (y) to pay the costs and expenses related to the transactions contemplated by the Equity Documents and (z) to finance the purchase price of the Media Assets. The net proceeds from the sale of the Additional Shares shall be used to finance the purchase price of the Newspaper Assets.

     Section 3. Closing Date; Delivery.

          (a) Closing Date. Each Closing of the purchase and sale of Shares shall be held at the offices of Richards Spears Kibbe & Orbe LLP, One World Financial Center, New York, NY 10281-1003 at such time and place to which the Company and a majority of the Purchasers may agree (each, a "Closing Date" and the Closing Date of the Initial Shares, the "Initial Closing Date", and the Closing Date of the Additional Shares, the "Second Closing Date").

          (b) Delivery. At each Closing, the Company shall deliver to the Purchasers certificates representing the Shares purchased at such Closing against payment of the purchase price therefore by a cashier's check or by wire transfer to the bank account of the Company. Each Closing is subject to the conditions set forth in Section 7 of this Agreement.

     Section 4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as of the date hereof and as of each Closing Date that:

          (a) Corporate Status; Corporate Authorization. Each of the Parent, the Company and each of their Subsidiaries is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and is duly qualified and in good standing in every other jurisdiction where it is doing business except where the failure to so qualify does not have a Material Adverse Effect on the Parent, the Company or such Subsidiaries, and the execution, delivery and performance by the Company of the Equity Documents (i) are within its authority, (ii) have been duly authorized, and
     (iii) do not conflict with or contravene its constitutive documents. The execution, delivery, performance of its obligations, and exercise of its rights under the Equity Documents, including, without limitation, the sale of the Shares under this Agreement, the issuance of the Parent Redemption Shares (if any), and the issuance of Company Common Shares (if any), (i) do not require any Consents that have not been obtained and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any Regulation or (B) any corporate governance document, corporate minute or resolution of the Parent, the Company or any Covered Subsidiary or (C) any instrument, agreement or provision thereof, in each case binding on any of them or affecting any of their property.

          (b) Execution and Binding Effect. Upon execution and delivery thereof, each Equity Document which it is a party thereto shall constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

          (c) Properties.

               (i) The Company and each of its Subsidiaries has good and marketable title to all material real property owned or purported to be owned by it, in each case free of all Liens other than the Permitted Liens.

               (ii) The Company and each of its Subsidiaries is, or when leases creating Leasehold Properties are executed will be, lawfully possessed of a valid and subsisting leasehold estate in and to its Leasehold Properties which it purports to lease free and clear of all Liens other than the Permitted Liens.

               (iii) The Company and each of its Subsidiaries enjoys, and will enjoy, peaceful and undisturbed possession of, or a license to use, all property (subject only to the Permitted Liens) that are necessary for their respective businesses.

               (iv) Set forth on the Schedule of Exceptions is a list, as of the date hereof, of all real property held, or, to the Knowledge of the Company, planned to be held, by the Company, each Covered Subsidiary and their Foreign Subsidiaries, indicating in each case whether the respective property is (or is expected to be) owned or leased, the identity of the owner or lessee, the location of the respective property, the approximate value of such property, in the case of real property owned and, in the case of property not yet owned or leased, the estimated date of acquisition or leasing (if known to the Company on the date hereof).

               (v) The Company and each of its Subsidiaries owns, or is licensed or otherwise has the right to use the Intellectual Property necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others, except for such instances of non-compliance that, individually or in the aggregate, do not have a Material Adverse Effect.

          (d) [Reserved]

          (e) Laws. The Company and each of its Subsidiaries is in material compliance with all Regulations.

          (f) Litigation. There are no legal or other proceedings or investigations pending or threatened against the Company or any of its Subsidiaries before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Material Adverse Effect on the Company or such Subsidiary.

          (g) Governmental Approvals and Filings. No approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Body (collectively, "Governmental Action") is or will be necessary in connection with the execution and delivery of this Agreement or any other Equity Document, consummation by the Company of the transactions herein or therein contemplated, or performance of or compliance with the terms and conditions hereof or thereof. The Company is not subject to any statute or regulation limiting the Company's ability to issue Preferred Shares on the terms set forth herein. Neither the Company nor any Covered Subsidiary is an "investment company" or a company "controlled" by an "investment company", with the meaning of the United States Investment Company Act of 1940, as amended.

          (h) Absence of Conflicts. The execution and delivery by the Company of this Agreement and each other Equity Document to which it is a party and performance by it hereunder and thereunder will not violate any law and will not conflict with or result in a breach of any order, writ, injunction, resolution, decree or other similar document or instrument of any court or Governmental Body or its certificate of incorporation or by-laws or similar constituent documents or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any material agreement, bond, note or indenture, in each case to which it is a party (by successor in interest or otherwise), or by which it is bound or any material portion of its properties or assets is affected, or, except under the Collateral Documents, result in the imposition of any Lien (other than Permitted Liens) of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Company or any of its Subsidiaries.

          (i) [Reserved]

          (j) Partnerships, Etc. Neither the Company nor any Covered Subsidiary is a partner (general or limited) of any partnership, is a party to any Joint Venture or owns (beneficially or of record) any equity or similar interest in any similar Person (including, without limitation, any interest pursuant to which the Company or such Covered Subsidiary has or may in any circumstance have an obligation to make capital contributions to, or be generally liable for or on account of the liabilities, acts or omissions of such other Person).

          (k) Fiscal Year. The fiscal year of the Company and its Subsidiaries begins on January 1 of each calendar year and ends on December 31 of each calendar year.

          (l) Subsidiaries. The Schedule of Exceptions sets forth a true, correct and complete list, as of each Closing Date, of the Company and its Subsidiaries, showing as to each entity (i) the jurisdiction of its organization and jurisdictions in which it is qualified to do business,
     (ii) the number of shares of Capital Stock of each class (A) authorized and
     (B) issued and outstanding, (iii) the percentage of the outstanding shares of Capital Stock of the Company and its Subsidiaries owned directly or indirectly by the Company, (iv) the names of the record holders of each class of outstanding shares of Capital Stock of the Company and its Subsidiaries and the number of such shares held by each such holder, (v) the number of shares of Capital Stock of the Company and its Subsidiaries covered by all outstanding options, warrants, rights of conversion or purchase, and similar rights, (vi) the percentage of those options, warrants or rights owned directly or indirectly by the Company or such other Persons, and (vii) the names of the record holders of such options, warrants and rights and the number of such options, warrants and rights held by each such holder.

          (m) Capitalization.

               (i) On the date hereof, the authorized share capital of the Company consists of (a) 980,000,000 Company Common Shares, of which 42,614,289 Company Common Shares are issued and outstanding, 16,404,926 Company Common Shares are reserved for issuance upon conversion of the Shares and 2,734,154 Company Common Shares are reserved for issuance in connection with the conversion of the Notes issued under the Credit Agreement in the aggregate principal amount of ten million dollars ($10,000,000) and interest payments due on the Notes and (b) 22,000,000 Preferred Shares, none of which will be issued and outstanding prior to the Initial Closing and 16,404,926 Preferred Shares of which will be issued and outstanding immediately after the Initial Closing. As of each Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities, except pursuant to this Agreement. As of each Closing, the Company shall not have outstanding any Equity Securities, except as set forth above.

               (ii) All outstanding shares of Capital Stock of the Company and its Subsidiaries are duly authorized, validly issued, fully paid and nonassessable. Except pursuant to the Credit Documents and Equity Documents, all outstanding shares of Capital Stock of the Company and its Subsidiaries are owned, directly or indirectly, beneficially and of record by the Company free and clear of all Liens and any options, warrants and other rights. There are no statutory or contractual shareholders preemptive rights or rights of refusal with respect to the issuance of the Shares hereunder or the issuance of the Common Stock upon conversion of the Shares. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and, assuming all of the Purchaser representations set forth in Section 5 are true, the offer, sale and issuance of the Shares hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's shareholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except as set forth in this Agreement.

          (n) Material Misstatements and Omissions. To the Knowledge of the Company, there are no facts pertaining to the Company or any Subsidiary, their assets or properties or their businesses which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and which have not been disclosed in this Agreement. To the Knowledge of the Company, there is no information, as of each Closing Date, which would contradict or is inconsistent in any material respect with any representation or warranty of the Company contained in the Equity Documents.

          (o) Solvency. The Company and each of its Subsidiaries is Solvent.

          (p) Labor Practices. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that would have a Material Adverse Effect. There is (i) no complaint of unfair labor practice pending against the Company or any of its

     Subsidiaries or threatened against any of them before any Governmental Body and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Company or any of its Subsidiaries or threatened against any of them, (ii) no strike or work stoppage in existence or threatened involving the Company or any of its Subsidiaries that would have a Material Adverse Effect, and (iii) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries, as the case may be, and no union organization activity that is taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

          (q) Employee Benefits. Neither the Company nor any of its Subsidiaries sponsors, maintains, contributes to or has any obligation under any employee benefit plan, pension plan or any other plan maintained for employees which are subject to ERISA or the Internal Revenue Code. Neither the Company nor any of its Subsidiaries sponsors, maintains, contributes to or has any obligation under any employee benefit plan, pension plan or any other plan maintained for employees where the aggregate liability of the Company, such Covered Subsidiary or such Subsidiary is in excess of $100,000 per year. To its Knowledge, the Company and each Covered Subsidiary is in compliance with all Regulations governing plans maintained for employees in the jurisdictions in which they do business.

          (r) Environmental Matters.

               (i) Neither the Company nor any of its Subsidiaries has any Environmental Liabilities at any Relevant Property, which individually or in the aggregate, would have a Material Adverse Effect.

               (ii) The Company and each of its Subsidiaries: (A) has operated its business in compliance with all applicable Environmental Laws; (B) has obtained all Environmental Permits required by applicable Environmental Laws for the ownership and operation of its properties, and all such Environmental Permits are in full force and effect or such Person has made all appropriate filings for issuance or renewal of such Environmental Permits; (C) is not aware of any acts, omissions, events or circumstances that may interfere with or prevent continued compliance with the Environmental Laws and Environmental Permits referred to in the preceding clauses (A) and (B); (D) has not received notice of any asserted or threatened claim, action, suit, proceeding, hearing, investigation or request for information relating to any environmental matter; and (E) has not received notice from any Governmental Body that the Company or any of its Subsidiaries is a potentially responsible party under any Environmental Law at any disposal site containing Hazardous Materials, nor received any that any lien under any Environmental Law against any property of the Company or any Covered Subsidiary exists, in the case of each of clauses (A) through (E), except for matters, which individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (s) Insurance. The policies, binders or self-insurance programs for fire, liability, product liability, workmen's compensation, vehicular and other insurance currently held by or on behalf of the Company and each of its Subsidiaries insure its material properties and business activities against such losses and risks as are commensurate with customary industry practice when entered into or renewed. To the Company's Knowledge, as of the date hereof, all such policies, binders and self-insurance programs are in full force and effect. As of the date hereof, neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures are required. As of the date hereof, neither the Company nor any of its Subsidiaries has received notice of cancellation of any material insurance policy or binder.

          (t) Intellectual Property. The Company and each of its Subsidiaries owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including, without limitation, computer programs and software), processes, data bases and other rights necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights or otherwise, except for such instances of non-compliance that, individually or in the aggregate, would not have a Material Adverse Effect.

          (u) Absence of Accelerated Redemption Event. No event has occurred and is continuing and no condition exists which constitutes an Accelerated Redemption Event.

          (v) Absence of Other Defaults. Neither the Company nor any of its Subsidiaries is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party (by successor in interest or otherwise) or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which individually or in the aggregate would have a Material Adverse Effect. The Company and each of its Subsidiaries has complied and is in compliance in all respect with all laws, except for such instances of non-compliance that, individually or in the aggregate, would not have a Material Adverse Effect.

          (w) Material Contracts. The Schedule of Exceptions sets forth a true, correct and complete list and description of all the Material Contracts, as of the date hereof, to which the Company or any of its Subsidiaries is a party. Except as set forth on the Schedule of Exceptions, neither the Company nor any of its Subsidiaries is in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of the Material Contracts, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

          (x) Brokerage Fees. No broker's or finder's fee or commission will be payable with respect to the execution and delivery of this Agreement and the other Equity

     Documents, and no other similar fees or commissions will be payable by the Company for any other services rendered to it ancillary to the transactions contemplated herein.

          (y) [Reserved]

          (z) Taxes.

               (i) The Company and each of its Foreign Subsidiaries has filed all tax returns required by any jurisdiction in which the Company and such Foreign Subsidiary does business and has not failed to pay any material taxes, or interest and penalties relating thereto, on or before the due dates thereof except for Taxes not yet due and except for those the amount or validity of which is currently being contested in good faith by appropriate proceedings. Except to the extent that reserves therefor are reflected in the Financials, (i) there are no material tax liabilities of the Company or any of its Foreign Subsidiaries due or to become due for any tax year ended on or prior to the date hereof relating to the Company or such Foreign Subsidiary, which are not properly reflected in the consolidated financials of the Company, and (ii) there are no material claims pending, proposed or threatened against the Company or any Foreign Subsidiary for past taxes, except those, if any, as to which proper reserves in accordance with GAAP are reflected in such Financials.

               (ii) Each Domestic Subsidiary of the Company and the Covered Subsidiaries has filed all tax returns required by any jurisdiction in which such Domestic Subsidiary does business and has not failed to pay any material taxes, or interest and penalties relating thereto, on or before the due dates thereof except for Taxes not yet due and except for those the amount or validity of which is currently being contested in good faith by appropriate proceedings and except where such failure, individually or in the aggregate, would not have a Material Adverse Effect. Except to the extent that reserves therefor are reflected in the Financials, (i) there are no material tax liabilities of any Domestic Subsidiary of the Company and the Covered Subsidiaries due or to become due for any tax year ended on or prior to the date hereof relating to such Domestic Subsidiary, which are not properly reflected in the consolidated financials of the Company, and (ii) there are no material claims pending, proposed or threatened against any Domestic Subsidiary of the Company and the Covered Subsidiaries for past taxes, except those, if any, as to which proper reserves in accordance with GAAP are reflected in such Financials and, in each case, except where such liabilities and claims, individually or in the aggregate, would not have a Material Adverse Effect.

          (aa) USA Patriot Act; Etc. The Company and each of its Subsidiaries is in compliance in all material respects with the USA Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"). No part of the proceeds hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the federal Foreign Corrupt Practices Act of 1977.

          (bb) OFAC. None of the Parent, the Company, any Covered Subsidiary or any Subsidiary or Affiliate of the Parent, the Company or any Covered
     Subsidiary: (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds hereunder will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

          (cc) No Material Adverse Change. Since December 31, 2005, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

          (dd) Financial Projections. On and as of the date hereof, the financial projections for the Company attached to the Schedule of Exceptions for the period of Fiscal Year 2006 through and including Fiscal Year 2008 (the "Projections") are (i) consistent with the organizational and capital structure of the Company and its Subsidiaries described in Sections 4(l) and 4(m) and set forth on the Schedule of Exceptions, (ii) consistent with the ownership of Media Assets set forth on Annex A, and
     (iii) based on good faith estimates and assumptions made by the management of the Company (in light of circumstances known to management at such time) and, as of the date hereof, management of the Company believed that the Projections were reasonable and attainable in light of circumstances known at such time and taken as a whole.

          (ee) Indebtedness. The Schedule of Exceptions contains a complete and correct listing of all Indebtedness of the Company and its Subsidiaries in excess of $100,000 as of the date hereof. The Company and each of its Subsidiaries has performed and is in compliance with all of the material terms of such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Company or any of its Subsidiaries exists with respect to any such Indebtedness.

          (ff) Liens. None of the properties and assets of the Company or any of its Subsidiaries is subject to any Lien, except Permitted Liens. Neither the Company nor any of its Subsidiaries has signed any mortgage, financing statement or any security agreement authorizing any secured party thereunder to file any financing statement, except in connection with any Permitted Lien.

          (gg) Media Assets. With respect to the Media Assets listed on Annex A as having been acquired on or prior to the date hereof, the Company, or a wholly owned direct or indirect Foreign Subsidiary of the Company, either
     (i) has good and marketable title to such Media Assets or (ii) owns all outstanding shares of Capital Stock of the WFOE which is party to an Internal Control Agreement with respect to such Media Assets.

          (hh) Internal Control Agreements. Each of the Internal Control Agreements that has been duly executed by the parties thereto is in full force and effect and constitutes legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable principle.

          (ii) Investment Representation. Neither the offer nor the sale of the Shares was accomplished by the publication of any advertisement or by any general solicitation.

     Section 5. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly and only with regard to itself, hereby represents and warrants to the Company as of the date hereof and as of each Closing Date as follows:

          (a) Organization and Qualification. It is a person or a legal entity duly organized and validly existing under the laws of its legal registration jurisdiction.

          (b) Authorization. It has taken all corporate or other action required to authorize, and has duly authorized, the execution, delivery and performance of this Agreement and upon due execution and delivery the same will constitute legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms.

          (c) Power and Authority. It has full power and authority to make the covenants and representations referred to herein and to subscribe for and purchase the Shares and to execute, deliver and perform this Agreement.

          (d) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Shares purchased hereunder, the Company Common Shares issuable upon conversion of the Shares (if any) and the Parent Redemption Shares issuable upon conversion of the Shares (if any) (collectively, the "Securities") will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          (e) Accredited Investor. It is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) under the Securities Act.

          (f) Investment Experience. It is an investor in securities of companies in the development stage and acknowledges that it is able to bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

          (g) Disclosure of Information. It and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Shares which have been requested by it or its advisors. It and its advisors, if any, have been afforded the opportunity to ask questions of representatives of the Company and have received answers to such questions, as it deems necessary in connection with its decision to subscribe for the Shares.

          (h) Legends. It understands that the certificates evidencing the Shares shall bear the following or similar legend reflecting the restrictions on the transfer of such Shares contained herein:

          These Shares have not been registered under the Securities Act. They may not be sold, offered for sale, transferred, pledged or hypothecated (A) within the United States or to, or for the account or benefit of, any U.S. person (as such term is defined in Regulation S under the Securities Act) except pursuant to an effective registration statement under the Securities Act or an applicable exemption from"

          (i) Compliance with Laws. It has complied with all applicable laws of its jurisdiction in connection with the purchase of the Shares and this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Purchaser's purchase and payment for and its beneficial ownership of the Shares, will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

          (j) Acknowledgement of Risks. It understands and accepts the following risks that may be associated with the Company:

               (i) No Operating History. An investment in the Company involves a high degree of risk. The Company is a recently formed entity and therefore has no operating history upon which investors can evaluate its anticipated performance. The Company has been formed for the purpose of developing, owning and operating media assets in the PRC; however, certain staff (other than senior management) have yet to be hired, and therefore the Company has no operating history or historical financial information. Projections and forecasts regarding the Company and its future performance are subject to a high level of risk and uncertainty.

               (ii) No Liquidity. Shares in the Company will not be registered under any securities laws and therefore cannot be resold unless they are subsequently registered under such laws or registration thereunder is not required pursuant to an exemption from such registration or otherwise. There is no public market for the Shares and none is expected to develop for a number of years. An investment in the Company is suitable only for sophisticated investors who do not require immediate liquidity for their investment.

               (iii) Country Risk. Substantially all of the Company's assets will be located in the PRC and enforcement of existing laws and regulations may be uncertain and sporadic, and implementation and interpretation thereof may be inconsistent. The outcome of litigation in PRC courts may be uncertain. Further, it may be difficult to obtain swift and equitable enforcement or to obtain enforcement of a judgment by a court of another jurisdiction. The introduction of new PRC laws and regulations and the interpretation of existing ones may be subject to policy changes reflecting domestic political or social changes. As the PRC legal system develops, there can be no assurance that changes in such regulation or interpretation will not have a material adverse effect on the business, financial condition, results of operations and future prospects of the Company.

               (iv) Regulatory Environment. PRC laws relating to foreign investments, media and financial markets are relatively new compared with those in more mature markets. New laws and regulations continue to be promulgated. There are substantial uncertainties regarding the interpretation, application and administration of current PRC laws and regulations and the impact of any new laws and regulations is unknown.

               (v) Currency Restrictions. As a holding company for operations in the PRC, the Company will depend on dividends and other payments from its subsidiaries and related entities in the PRC for its revenues. The remittance of funds out of the PRC as well as the exchange rate of the RMB to other currencies are highly regulated. Changes to the exchange rate regime as well as the regulations affecting the remittance of funds out of the PRC may have an adverse impact on the Company's ability to fund its expenses outside of the PRC or to issue dividends to its shareholders. Furthermore, any change in the exchange rates between the RMB and other currencies may also have an impact on the amount of proceeds in other currencies the Company receives from the PRC and, ultimately, the value of the Purchaser's investment in the Company. The value of the Purchaser's investment in the Company will also be affected by the foreign exchange rate between the HK Dollar and other currencies.

     Section 6. Pre-closing Covenants. From the date of this Agreement up to and including the Second Closing Date:

          (a) Conduct of Business. The Company and each Covered Subsidiary shall conduct its business and operations only in the ordinary course and in a manner that is consistent with past practice, including, without limitation: (a) performing all of its obligations under contracts, agreements and instruments by which it and its properties are bound; (b) using all commercially reasonable efforts in maintaining (i) its business organization intact, (ii) all of its properties, equipment and other assets in good repair, working order and condition, (iii) its present workforce, including all officers of the Company or such Covered Subsidiary, and (iv) its current relationships with its suppliers and customers; and (c) keeping in full force and effect the insurance currently maintained by it.

          (b) Cooperation. The Company shall use its commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, including, without limitation, (a) obtaining all approvals and consents of, making all filings with and giving all notices to, all such Governmental Bodies and other persons as may be necessary or reasonably requested by the Purchasers in order to consummate the transactions contemplated by this Agreement, and all Contracts, other agreements or leases with respect to which the obtaining of an approval or consent is necessary or advisable, and (b) giving prompt notice to the Purchasers of any event, notice or other communication which causes or in the reasonable judgment of the Company could cause a Material Adverse Effect on the Company.

          (c) No Solicitation of Transaction. The Company shall not, directly or indirectly, initiate, solicit or encourage any discussions or negotiations, or enter into any agreements, with any Person other than the Purchasers with respect to the sale of any of its capital stock or the sale of all or any material portion of its assets or the merger or consolidation of the Company with any other Person. The Company shall, promptly after receipt thereof by the Company, notify the Purchasers of any offer by any Person to make any such purchase, merger or consolidation or enter into any such agreement.

          (d) Access to the Company. The Company shall afford the Purchasers and their representatives reasonable access, upon reasonable prior notice and at such scheduled times and places during normal business hours as shall be reasonably approved by the Company (but without any interference with the business operations of the Company), to the books, records, properties and facilities of the Company.

          (e) Notification of Breach of Representations, Warranties and Covenants. The Company shall promptly give written notice to the Purchasers upon becoming aware of the occurrence or impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of the Company or any Covered Subsidiary contained or referred to in this Agreement and shall use its best efforts to prevent the same or remedy the same promptly.

          (f) Changes in Capital Stock. At or after the date hereof and at or prior to the Initial Closing Date, except as contemplated by this Agreement or with the prior written consent of the Purchasers, the Company shall not amend any of its constituent documents (including, without limitation, its articles of incorporation, memorandum of association, charter documents or bylaws); make any change in its authorized, issued or outstanding capital stock or any other Equity Security; issue, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem or otherwise acquire, any of its shares of capital stock or other Equity Securities or enter into any agreement, call or commitment of any character so to do; grant or issue any stock option relating to, right to acquire, or security convertible into, shares of its capital stock or other Equity Security; purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity) any shares of, or any security convertible into, its capital stock or other Equity Securities, or agree to do any of the foregoing.

          (g) Litigation Developments. The Company agrees to promptly advise the Purchasers with respect to any and all material legal actions or other proceedings or investigations and to promptly advise the Purchasers with respect to any significant developments arising in connection with said actions, proceedings or investigations.

          (h) No Shopping. Until the Second Closing or termination of this Agreement, the Company shall not, directly or indirectly, through any officer, director, stockholder, agent, affiliate, employee or otherwise, solicit, initiate or encourage submission of any proposal or offer from any person, group or entity relating to any acquisition of the assets, business or capital stock of the Company or any Covered Subsidiary, or other similar transaction or business combination involving the business of the Company or any Covered Subsidiary; shall not participate in any negotiations or discussions regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person or entity to do or seek such acquisition or other transaction; and shall inform the Purchasers of any such inquiry.

          (i) Reserved Shares. The Company shall reserve a sufficient number of authorized Company Common Shares for issuance such that at all times there are enough Company Common Shares to fully convert the Shares upon election by the Purchaser to convert into Company Common Shares in accordance with the terms of the Articles.

     Section 7. Conditions to Closing.

          (a) Conditions to Purchasers' Obligations. The obligation of the Purchasers to purchase the Shares at each Closing is subject to the fulfillment on or prior to the relevant Closing Date of the following conditions:

               (i) Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in
          Section 4 shall be true and correct in all respects when made, and shall be true and correct on such Closing Date with the same force and effect as if they had been made on and as of said date, subject to the changes contemplated by this Agreement and the other Equity Documents; and the Company shall have performed all obligations and conditions herein required to be performed by them on or prior to such Closing Date.

               (ii) Authorizations. All Consents and other authorizations, approvals or permits of any Governmental Body that are required in connection with the lawful issuance and sale of the Shares, the conversion of the Shares into Company Common Shares, the issuance of such Company Common Shares upon conversion, the conversion of the Shares into common stock of the Parent and the issuance of such common stock of the Parent upon conversion shall have been duly obtained and shall be effective on and as of such Closing Date.

               (iii) No Material Adverse Change. There shall have been no Material Adverse Change as determined in the discretion of the Purchasers.

               (iv) Opinion of Company's Counsel. The Purchasers shall have received from counsels to the Company, opinions addressed to the Purchasers, dated as of such Closing Date, substantially in the form of Exhibit E attached hereto.

               (v) Credit and Equity Documents. The Purchasers shall have received duly executed original copies of each Credit Document and each Equity Document to which the Company is a party.

               (vi) Share Certificates. The Company shall have delivered to the Purchasers the certificates representing the Shares to be purchased at such Closing by the Purchasers which shall be issued in each Purchaser's name.

               (vii) No Default. As of such Closing Date, (i) no Default or Event of Default shall have occurred under the Credit Agreement, (ii) no Accelerated Redemption Event shall have occurred under the Articles of the Company and (iii) no default shall have occurred under any Equity Document.

               (viii) Compliance Certificate. The Company shall have delivered to the Purchasers a certificate, executed by an Authorized Officer of the Company, dated such Closing Date, certifying to the fulfillment of the conditions specified in this Section 7(a).

               (ix) Consents. The Purchasers shall have received such Consents and other information, approvals, opinions or documents reasonably requested by the Purchasers in connection with such Closing, and no such Consents and other information, approvals, opinions or documents shall have been withdrawn or suspended.

               (x) Dividend. The Purchasers shall have received a special dividend of $1,000,000 on the Preferred Shares prior to the Second Closing.

               (xi) Debt Closing. The closing of the transaction contemplated by the Credit Agreement shall have occurred previously or simultaneously.

          (b) Conditions to Purchasers' Obligations. The obligation of the Purchasers to purchase the Additional Shares at the Second Closing is subject to the fulfillment on or prior to the Second Closing Date of the following condition (in addition to the conditions set forth in Section 7(a)):

               (i) Newspaper Assets. 100% of the ownership of both Newspaper Assets set forth in Annex B shall either (i) have been acquired prior to the Second Closing Date by the Company or a Subsidiary thereof or
          (ii) will be acquired by the Company or a Subsidiary thereof simultaneously with the Second Closing. The aggregate purchase price for all Newspaper Assets shall not exceed $20,000,000 in the aggregate.

          (c) Conditions to Obligations of the Company. The Company's obligation to sell and issue the Shares at each Closing is subject to the fulfillment on or prior to each Closing Date of each of the following conditions:

               (i) Representations and Warranties Correct; Performance of Obligations. The representations and warranties of the Purchasers in
          Section 5 hereof shall be true and correct when made, and shall be true and correct on such Closing Date with the same force and effect as if they had been made on and as of said date, subject to the changes contemplated by this Agreement and the Related Documents; and the Purchasers shall have performed all obligations and conditions herein required to be performed by them on or prior to such Closing Date.

               (ii) Authorizations. All Consents and other authorizations, approvals or permits of any Governmental Body that are required in connection with the lawful issuance and sale of the Shares, the conversion of the Shares into Company Common Shares, the issuance of such Company Common Shares upon conversion, the conversion of the Shares into common stock of the Parent and the issuance of such common shares of the Parent upon conversion shall have been duly obtained and shall be effective on and as of such Closing Date.

               (iii) Payment of Purchase Price. The Purchasers shall have delivered the purchase price specified in Section 2(c) to the Company.

     Section 8. Termination

          (a) Termination At Any Time. This Agreement may be terminated at any time by the mutual written consent of the Company and a majority of the Purchasers.

          (b) Termination Prior to Initial Closing. This Agreement may be terminated at any time prior to the Initial Closing:

               (i) by either any Purchaser or the Company, upon prior written notice, if there shall have been a material breach by the other party of any of the terms or provisions of this Agreement which shall not have been waived in writing by the non breaching party and such breach cannot be cured within two (2) days of receipt of written notice;

               (ii) by either a majority of the Purchasers or the Company, upon written notice, if the Initial Closing shall not have occurred on or before April 15, 2006 for any reason other than the failure or refusal of the party seeking to terminate to perform any of its obligations hereunder; or

               (iii) by either any of the Purchasers or the Company if any court having competent jurisdiction or other Governmental Body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non appealable.

          (c) Termination of Purchase of Additional Shares. Purchaser may terminate its obligations to purchase the Additional Shares at any time, upon written notice to the Company:

               (i) if there shall have been a material breach by the Company of any of the terms or provisions of this Agreement which shall not have been waived in writing by the Purchaser and such breach cannot be cured within two (2) days of receipt of written notice;

               (ii) if the Second Closing shall not have occurred on or before December 16, 2006 for any reason other than the failure or refusal of the Purchaser to perform any of its obligations hereunder;

               (iii) upon (x) a Default or Event of Default under the Credit Agreement, (y) an Accelerated Redemption Event under the Articles of the Company or (z) a default under any Equity Document; or

               (iv) if any court having competent jurisdiction or other Governmental Body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non appealable.

          (d) Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8(a) or 8(b) hereof, such termination shall be the sole remedy, and, except with respect to Sections 9(f) (Expenses), 9(i) (Finder's Fees) and 9(m) (Public Announcement) hereof, (a) this Agreement shall forthwith become void, and (b) there shall be no liability on the part of the Company or any Purchaser; provided, however, that if such termination shall result from the breach by a party hereto of any of its obligations under this Agreement, such party shall be fully liable for any and all damages (other than indirect or consequential damages, it being understood that no amount payable or deliverable under any Credit Document or Equity Document shall constitute indirect or consequential damages) sustained or incurred by the other party hereto, its Affiliates or any of the representatives of any of them as a result of or arising from such breach and such other party shall be entitled to seek any remedies available to it at law or in equity. No Purchaser shall be liable for any damages resulting from the breach of any other Purchaser of its obligations hereunder.

     Section 9. Miscellaneous.

          (a) Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York without application of principles of conflicts of law.

          (b) Submission to Jurisdiction. Each party hereto hereby (a) agrees that any Action with respect to any Equity Document may be brought only in the New York State courts sitting in New York County or the federal courts of the United States of America for the Southern District of New York and sitting in New York County, (b) accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts, (c) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any Action in those jurisdictions, and (d) irrevocably consents to the service of process of any of the courts referred to above in any Action by the mailing of copies of the process to the parties hereto as provided in Section 9(f). Service effected as provided in this manner will become effective ten (10) calendar days after the mailing of the process.

          (c) Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchasers and the closings of the transactions contemplated hereby.

          (d) Successors and Assigns. Each Purchaser may assign its interest in this Agreement in connection with the transfer of its Shares as long as such Shares are Registrable Securities as provided under the Investor Rights Agreement. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          (e) Entire Agreement; Amendment. This Agreement and the Equity Documents to be delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as provided in Section 8 hereof, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchasers holding a majority of the Shares.

          (f) Notices. All notices, requests, demands and other communications required to or permitted to be given under this Agreement shall be in writing and shall be conclusively deemed to have been duly given when hand delivered to the other party; when received when sent by facsimile; provided, however, that notices given by facsimile shall not be effective unless either a duplicate copy of such facsimile notice is promptly given by depositing same in a United States post office with first-class postage prepaid, or the receiving party delivers a written confirmation of receipt for such notice either by facsimile or any other method permitted under this paragraph; additionally, any notice given by facsimile shall be deemed received on the next business day if such notice is received after 5:00 p.m. (recipient's time) or on a nonbusiness day; three (3) business days after the same has been deposited in a United States post office with first class or certified mail return receipt requested postage prepaid; or the next business day after same has been deposited with a national overnight delivery service, postage prepaid with next business day delivery guaranteed; provided that the sending party receives a confirmation of delivery from the delivery service provider. If notice is to be given to the Purchasers, such notice will be given, delivered or sent to the address appearing on Exhibit A, and if notice is to be given to the Company, such notice will be given to Xinhua Finance Media Limited, Suite 2003-5, Vicwood Plaza, 199 Des Voeux Road, Central, Hong Kong, telephone number: +852 3196 3939, facsimile number: +852 2541 8266, Attention: John McLean. Each party shall make an ordinary, good faith effort to ensure that it will accept or receive notices that are given in accordance with this Section and that any person to be given notice actually receives such notice. A party may change or supplement its address for notice, or designate additional addresses, for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

          (g) Expenses.

               (i) Each party shall bear its own expenses incurred in connection with the transactions contemplated by the Agreement.

               (ii) If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, at trial and on appeal, in addition to any other relief to which each party may be entitled.

          (h) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such non breaching party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          (i) Severability of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (j) Finder's Fees. The Company agrees to indemnify and to hold the Purchasers harmless against and from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible. The Purchasers hereby agree to indemnify and to hold the Company harmless against and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Purchasers, or any of their employees or representatives, are responsible.

          (k) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          (l) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          (m) Gender. The use of the neuter gender herein shall be deemed to include the masculine and feminine gender, if the context so requires.

          (n) Public Announcement. The Company shall not disclose any Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of the Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to the Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit the Purchaser to review and comment upon the form and substance of such disclosure.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth in the heading hereof.

                                        THE COMPANY:

                                        XINHUA FINANCE MEDIA LIMITED


                                        By: /s/ John McLean
                                            ------------------------------------
                                        Name: John McLean
                                        Title: Authorized signatory

                                        THE PURCHASER(S):

                                        PATRIARCH PARTNERS MEDIA HOLDINGS, LLC


                                        By: /s/
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                         MAXIMUM NUMBER OF
                                          PREFERRED SHARES   INITIAL SHARES   ADDITIONAL SHARES
PURCHASER NAME, ADDRESS, FAX NO.          TO BE PURCHASED       PURCHASED          PURCHASED
--------------------------------         -----------------   --------------   -----------------
Patriarch Partners Media Holdings, LLC       21,873,235        16,404,926         5,468,309
                                             ----------        ----------         ---------
   TOTAL                                     21,873,235        16,404,926         5,468,309
                                             ==========        ==========         =========

                                     Exhibit

                                    EXHIBIT C

                             SCHEDULE OF EXCEPTIONS

                                 LEASED PROPERTY

(1)  ACTIVE ADVERTISING AGENCY LIMITED

Tenancy agreement dated 26 July 2004 entered into among Active Advertising Agency Limited and Trinity Advertising Agency Limited as tenants and Newbh Limited as landlord for the lease of the property situated at 21/F, On Hong Commercial Building, 145 Hennessy Road, Wanchai, Hong Kong for a term of 2 years from 1 September 2004 and 31 August 2006 at a monthly rental of HK$27,000.00 (inclusive of management fees and Government rates).

(2)  ECONWORLD MEDIA LIMITED

Memorandum of tenancy dated 16 July 2005 entered into between EconWorld Media Limited as tenant and Hang Lung Real Estate Agency Limited as agent for the registered owner Zarat Limited for the lease of the property situated at Room No. 203A, 2nd Floor, Stanhope House, 734 King's Road, Quarry Bay, Hong Kong for a term of 2 years from 15 July 2005 to 14 July 2007 at a monthly rental of HK$10,798.50, exclusive of monthly management fees of HK$3,192.60, air-conditioning charges and Government rates.

                                     Exhibit

                         SUBSIDIARIES AND CAPITALIZATION

(1)  UPPER STEP HOLDINGS LIMITED (BVI)

ISSUED SHARE CAPITAL   500 SHARES OF US$1.00 EACH

                                                              SHAREHOLDING
SHAREHOLDER                         NO. OF ORDINARY SHARES   PERCENTAGE (%)
-----------                         ----------------------   --------------
Fine Power Limited                             80                   16
Honour Rise Services Limited                  220                   44
Quality Idea Limited                           60                   12
Sino Investments Holdings Limited              45                    9
Xinhua Finance Media Limited                   95                   19
                                              ---                  ---
   TOTAL:                                     500                  100
                                              ===                  ===

(2)  CHINA LEAD PROFITS LIMITED (BVI)

ISSUED SHARE CAPITAL   1 SHARE OF US$1.00 EACH

                                                              SHAREHOLDING
SHAREHOLDER                         NO. OF ORDINARY SHARES   PERCENTAGE (%)
-----------                         ----------------------   --------------
Upper Step Holdings Limited                    1                   100
                                             ---                   ---
   TOTAL:                                      1                   100
                                             ===                   ===

(3)  JIA LUO CONSULTING LIMITED (PRC WFOE)

REGISTERED CAPITAL   US$3,200,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
China Lead Profits Limited            US$3,200,000          100
                                      ------------          ---
   TOTAL:                             US$3,200,000          100
                                      ============          ===

                                     Exhibit

(4)  SHANGHAI YUANZHI ADVERTISING CO., LTD (PRC)

REGISTERED CAPITAL   RMB100,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
Li Guang Jie                            RMB49,000            49
Wan Jun                                 RMB51,000            51
                                       ----------           ---
   TOTAL:                              RMB100,000           100
                                       ==========           ===

(5)  ACCORD GROUP INVESTMENTS LIMITED (BVI)

ISSUED SHARE CAPITAL   100 SHARES OF US$1.00 EACH

                                                              SHAREHOLDING
SHAREHOLDER                         NO. OF ORDINARY SHARES   PERCENTAGE (%)
-----------                         ----------------------   --------------
Sino Investments Holdings Limited              81                   81
Xinhua Finance Media Limited                   19                   19
                                              ---                  ---
   TOTAL:                                     100                  100
                                              ===                  ===

(6)  GREAT TRIUMPH INVESTMENTS LIMITED (BVI)

ISSUED SHARE CAPITAL   1 SHARE OF US$1.00 EACH

                                                              SHAREHOLDING
SHAREHOLDER                         NO. OF ORDINARY SHARES   PERCENTAGE (%)
-----------                         ----------------------   --------------
Accord Group Investments Limited               1                   100
                                             ---                   ---
   TOTAL:                                      1                   100
                                             ===                   ===

(7)  NEW CHINA MEDIA CO., LIMITED (PRC WFOE)

REGISTERED CAPITAL   US$1,400,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
Great Triumph Investments Limited     US$1,400,000          100
                                      ------------          ---
   TOTAL:                             US$1,400,000          100
                                      ============          ===

(8)  BEIJING SHIJI GUANGNIAN ADVERTISING CO., LIMITED (PRC)

REGISTERED CAPITAL   RMB3,000,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
Wang Yong Hong                        RMB2,514,000          83.8
Yu Gang                                 RMB486,000          16.2
                                      ------------          ----
   TOTAL:                             RMB3,000,000           100
                                      ============          ====

(9)  MING SHING INTERNATIONAL LIMITED (BVI)

                                     Exhibit

ISSUED SHARE CAPITAL   1,000 SHARES OF US$1.00 EACH

                                                              SHAREHOLDING
SHAREHOLDER                         NO. OF ORDINARY SHARES   PERCENTAGE (%)
-----------                         ----------------------   --------------
Xinhua Finance Media Limited                 1,000                 100
                                             -----                 ---
   TOTAL:                                    1,000                 100
                                             =====                 ===

(10) UPPER WILL ENTERPRISES LIMITED (BVI)

ISSUED SHARE CAPITAL   2 SHARES OF US$1.00 EACH

                                                              SHAREHOLDING
SHAREHOLDER                         NO. OF ORDINARY SHARES   PERCENTAGE (%)
-----------                         ----------------------   --------------
Ming Shing International Limited               2                   100
                                             ---                   ---
   TOTAL:                                      2                   100
                                             ===                   ===

(11) ACTIVE ADVERTISING AGENCY LIMITED (HONG KONG)

ISSUED SHARE CAPITAL   2 SHARES OF HK$1.00 EACH

                                                             SHAREHOLDING
SHAREHOLDER                         NO OF ORDINARY SHARES   PERCENTAGE (%)
-----------                         ---------------------   --------------
Upper Will Enterprises Limited                2                   100
                                            ---                   ---
   TOTAL:                                     2                   100
                                            ===                   ===

(12) ACTIVE ADVERTISING (GUANGZHOU) CO., LTD. (PRC WFOE)

REGISTERED CAPITAL   US$300,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
Active Advertising Agency Limited      US$300,000           100
                                       ----------           ---
   TOTAL:                              US$300,000           100
                                       ==========           ===

(13) BEIJING CENTURY MEDIA CULTURE CO., LTD. (PRC)

REGISTERED CAPITAL   RMB1,000,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
An Li Zhang                           RMB  500,000           50
Wang Yong Hong                        RMB  500,000           50
                                      ------------          ---
   TOTAL:                             RMB1,000,000          100
                                      ============          ===


                                     Exhibit

(14) BEIJING WORKSHOP COMMUNICATIONS CO., LTD. (PRC)

REGISTERED CAPITAL   RMB1,000,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
Beijing Century Media Culture
   Co., Ltd.                          RMB  900,000           90
Yu Gang                               RMB   50,000            5
Xia Huai                              RMB   50,000            5
                                      ------------          ---
   TOTAL:                             RMB1,000,000          100
                                      ============          ===

                                     Exhibit

(15) BEIJING GOLDEN WAYS CULTURE DEVELOPMENT CO., LTD. (PRC)

REGISTERED CAPITAL   RMB300,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
Beijing Century Media Culture
   Co., Ltd.                           RMB270,000            90
Yu Gang                                RMB 15,000             5
Xia Huai                               RMB 15,000             5
                                       ----------           ---
   TOTAL:                              RMB300,000           100
                                       ==========           ===

(16) SHENZHEN ACTIVE TRINITY CO., LTD. (PRC)

REGISTERED CAPITAL   RMB300,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
An Li Zhang                            RMB150,000            50
Wang Yong Hong                         RMB150,000            50
                                       ----------           ---
   TOTAL:                              RMB300,000           100
                                       ==========           ===

(17) BEIJING TAIDE ADVERTISING CO., LTD. (PRC)

REGISTERED CAPITAL   RMB10,000,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
An Li Zhang                           RMB5,000,000           50
Wang Yong Hong                        RMB5,000,000           50
                                     -------------          ---
   TOTAL:                            RMB10,000,000          100
                                     =============          ===

                                    Exhibit

(18) SHANGTUO ZHIYANG INTERNATIONAL ADVERTISING (BEIJING) CO., LTD. (PRC)

REGISTERED CAPITAL   RMB1,000,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
Beijing Taide Advertising
   Co., Ltd.                          RMB  800,000           80
Wang Xiao Yu                          RMB  200,000           20
                                      ------------          ---
   TOTAL:                             RMB1,000,000          100
                                      ============          ===

(19) BEIJING LONGMEI TELEVISOIN AND BROADCAST ADVERTISING CO., LTD. (PRC)

REGISTERED CAPITAL   RMB500,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
Beijing Taide Advertising Co.,
   Ltd.                                RMB400,000            80
Zhou Jia                               RMB 50,000            10
Zhang Yiran                            RMB 50,000            10
                                       ----------           ---
   TOTAL:                              RMB500,000           100
                                       ==========           ===

(20) BEIJING JINLONG RUNXIN ADVERTISING CO., LTD. (PRC)

REGISTERED CAPITAL   RMB500,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
Beijing Taide Advertising Co.,
   Ltd.                                RMB400,000            80
Zhou Jia                               RMB 50,000            10
Zhang Yu Yu                            RMB 50,000            10
                                       ----------           ---
   TOTAL:                              RMB500,000           100
                                       ==========           ===

                                     Exhibit

(21) SHANGHAI YUANXIN ADVERTISING CO., LTD. (PRC)

REGISTERED CAPITAL   RMB2,000,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
Beijing Taide Advertising Co.,
   Ltd.                               RMB1,600,000           80
Mo Hai Hong                           RMB  400,000           20
                                      ------------          ---
   TOTAL:                             RMB2,000,000          100
                                      ============          ===

(22) ECONWORLD MEDIA LIMITED (HONG KONG)

ISSUED SHARE CAPITAL   350,000 SHARES OF HK$0.01 EACH

                                                             SHAREHOLDING
SHAREHOLDER                         NO OF ORDINARY SHARES   PERCENTAGE (%)
-----------                         ---------------------   --------------
Best Gain Group Ltd.                        10,000                2.86
Cheers Perfect Ltd.                         20,000                5.71
Cheung Wah Keung                            10,000                2.86
EconWorld Holdings Ltd.                     15,000                4.29
Gainful Concept Ltd.                        30,000                8.57
Justly Investment International
   Ltd.                                      5,000                1.42
Lo Li Chun                                  30,000                8.57
Lo Shui Ling Raymond                        10,000                2.86
Quach Fung Vi                               10,000                2.86
Xinhua Finance Media Limited               210,000               60.00
                                           -------               -----
   TOTAL:                                  350,000                 100
                                           =======               =====

(23) FINANCIAL WORLD (SHANGHAI) CO., LTD. (PRC)

REGISTERED CAPITAL   US$210,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
EconWorld Media Limited                US$210,000           100
                                       ----------           ---
   TOTAL:                              US$210,000           100
                                       ==========           ===

(24) ECONWORLD (SHANGHAI) CO., LTD. (PRC)

REGISTERED CAPITAL   US$140,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
EconWorld Media Limited                US$140,000           100
                                       ----------           ---
   TOTAL:                              US$140,000           100
                                       ==========           ===

                                     Exhibit

(25) ECONWORLD PUBLISHING LIMITED (HONG KONG)

ISSUED SHARE CAPITAL   100,000 SHARES OF HK$0.01 EACH

                                                              SHAREHOLDING
SHAREHOLDER                          NO OF ORDINARY SHARES   PERCENTAGE (%)
-----------                          ---------------------   --------------
ECONWORLD MEDIA LIMITED                      99,999                100
Fan Cho Tak Alex                                  1
                                      (hold in trust for
                                        EconWorld Media
                                           Limited)
                                            -------                ---
   TOTAL:                                   100,000                100
                                            =======                ===

(26) MONEY JOURNAL PUBLICATION LIMITED (HONG KONG)

ISSUED SHARE CAPITAL   1,000 SHARES OF HK$0.01 EACH

                                                              SHAREHOLDING
SHAREHOLDER                          NO OF ORDINARY SHARES   PERCENTAGE (%)
-----------                          ---------------------   --------------
ECONWORLD MEDIA LIMITED                        999                 100
Fan Cho Tak Alex                                 1
                                      (hold in trust for
                                        EconWorld Media
                                           Limited)
                                             -----                 ---
   TOTAL:                                    1,000                 100
                                             =====                 ===

(27) MONEY JOURNAL ADVERTISING COMPANY LIMITED (HONG KONG)

ISSUED SHARE CAPITAL   10,000 SHARES OF HK$1.00 EACH

                                                              SHAREHOLDING
SHAREHOLDER                          NO OF ORDINARY SHARES   PERCENTAGE (%)
-----------                          ---------------------   --------------
MONEY JOURNAL PUBLICATION LIMITED           10,000                 100
                                            ------                 ---
   TOTAL:                                   10,000                 100
                                            ======                 ===

                                     Exhibit

                               MATERIAL CONTRACTS

                                                                          NATURE OF                     USD
COMPANY                             CLIENT NAME IN ENGLISH                CONTRACT        RMB          @8.05      CONTRACT PERIOD
-------                -----------------------------------------------  -----------  -------------  ------------  ---------------
Yuanxin                Shanghai Christine Food Co., Ltd.                Advertising   1,700,000.00    211,180.12    1/06 - 12/06
                       Shanghai Yangzhi Media Co., Ltd.                               6,000,000.00    745,341.61    2/06 - 12/06
                                                                                     -------------  ------------
                                                                                      7,700,000.00    956,521.74

Taide                  Beijing Be-one Advertising Co., Ltd.             Advertising   2,400,000.00    298,136.65       2/06 --

Beijing Longmei        Chuangli Media Group                             Advertising   3,023,030.00    375,531.68     1/06 - 5/06
                       Beijing Fulite Industrial Co.,Ltd.               Advertising   2,400,000.00    298,136.65    1/06 - 12/06
                       Beijing diantong Advertising co.,Ltd.            Advertising   2,343,036.00    297,060.37     1/06 - 5/06
                       Guangzhou Tianhen Xingzhi Advertising Co., Ltd.  Advertising   2,000,000.00    248,447.20    3/06 - 12/06
                       Shengshi Greatwall Advertising Co., Ltd.         Advertising   1,821,490.00    226,272.05     1/06 - 5/06
                       Beijing Yuanqi East Advertising co., Ltd.        Advertising   1,800,000.00    223,602.48    3/06 - 12/06
                       Guangdong Kailuo Advertising Co., Ltd.           Advertising   1,453,800.00    180,596.27     1/06 - 5/06
                       Beijing Jianguo Hospital                         Advertising   1,339,200.00    166,360.25    1/06 - 12/06
                       Beijing Hongzhi Shidai Advertising Co., Ltd.     Advertising   1,311,860.00    162,963.98     1/06 - 5/06
                       Shanghai Liaobeina Advertising Co., Ltd.         Advertising   1,096,810.00    136,249.69     1/06 - 5/06
                                                                                     -------------  ------------
                                                                                     18,589,226.00  2,309,220.62

Active Advertising     King Sturge LLP                                  Advertising     811,973.84    100,866.32     2/06 - 3/06
Agency Limited

Beijing Century Media  Haishi Tourism Weishi Media Co., Ltd.            Production    2,954,880.00    367,065.84    1/06 - 12/07
Culture Co., Ltd.

Beijing Century Media  China Radio International (for FM91.5) -         Advertising   1,475,000.00    183,229.81    1/06 - 12/06
Culture Co., Ltd.      Beijiatong Wanwei Yihua Golf Sports Technology
                       Service Co., Ltd.

                       China Radio International (for FM91.5) -         Advertising        817,000    101,490.68    4/06 - 12/06
                       Mingsheng Bank

                                     Exhibit

                            SCHEDULE OF INDEBTEDNESS

     List of Indebtedness of Credit Parties existing as of the date of the Credit Agreement :-

                                                                Amount of
Date of loan          Lender               Borrower           Indebtedness      Repayment Date
------------   -------------------   -------------------   ------------------   --------------
Mar 2, 06      Xinhua Financial      Xinhua Finance        US$2 million plus    On demand
               Network               Media Limited         interest at 4% per
                                                           annum
Feb 28, 2006   Xinhua Finance        Upper Step Holdings   US$2,000,000         On demand
               Media Limited         Limited
Mar 6, 2006    Upper Step Holdings   China Lead Profits    US$2,000,000         On demand
               Limited               Limited
Mar 10, 2006   China Lead Profits    Jia Luo Consulting    US$2,000,000         On demand
               Limited
Oct 18, 2005   Xinhua Financial      Econworld Media       US$300,000 plus      June 30, 2006
               Network               Limited               interest at 4% per
                                                           annum
Oct 18, 2005   Xinhua Financial      Econworld Media       US$200,000 plus      June 30, 2006
               Network               Limited               interest at 4% per
                                                           annum
Feb 14, 2006   Xinhua Financial      Econworld Media       US$1,330,000 plus    June 30, 2006
               Network               Limited               interest at 4% per
                                                           annum

                                     Exhibit

                     [FINANCIAL PROJECTION OF THE COMPANY]

                                     Exhibit

                                    EXHIBIT D

                  AMENDED AND RESTATED ARTICLES OF ASSOCIATION
                         OF XINHUA FINANCE MEDIA LIMITED

                              AS OF MARCH 16, 2006

                                    Exhibit

                              AMENDED AND RESTATED

                             ARTICLES OF ASSOCIATION

                                       OF

                          XINHUA FINANCE MEDIA LIMITED

                                    Exhibit

                                TABLE OF CONTENTS

    Table A

    INTERPRETATION

1.  Definitions

    SHARES

2.  Power to Issue Shares

3.  Redemption and Purchase of Shares

4.  Rights Attaching to Shares

5.  Calls on Shares

6.  Joint and Several Liability to Pay Calls

7.  Forfeiture of Shares

8.  Share Certificates

9.  Fractional Shares

    REGISTRATION OF  SHARES

10. Register of Members

11. Registered Holder Absolute Owner

12. Transfer of Registered Shares

13. Transmission of Registered Shares

    ALTERATION OF SHARE CAPITAL

14. Power to Alter Capital

15. Variation of Rights Attaching to Shares

    DIVIDENDS AND CAPITALISATION

16. Dividends

17. Power to Set Aside Profits

18. Method of Payment

19. Capitalisation

    MEETINGS OF MEMBERS

20. Annual General Meetings

21. Extraordinary General Meetings

22. Requisitioned General Meetings

23. Notice

24. Giving Notice

25. Postponement of General Meeting

26. Participating in Meetings by Telephone

27. Quorum at General Meetings

28. Chairman to Preside

29. Voting on Resolutions

30. Power to Demand a Vote on a Poll

31. Voting by Joint Holders of Shares

32. Instrument of Proxy

33. Representation of Corporate Member

34. Adjournment of General Meeting

35. Written Resolutions

36. Directors Attendance at General Meetings

    DIRECTORS AND OFFICERS

37. Election of Directors

38. Number of Directors

39. Term of Office of Directors

40. Alternate Directors

41. Removal of Directors

42. Vacancy in the Office of Director

43. Remuneration of Directors

44. Defect in Appointment of Director

45. Directors to Manage Business

46. Powers of the Board of Directors

47. Register of Directors and Officers

48. Officers

49. Appointment of Officers

50. Duties of Officers

51. Remuneration of Officers

52. Conflicts of Interest

53. Indemnification and Exculpation of Directors and Officers

    MEETINGS OF THE BOARD OF DIRECTORS

54. Board Meetings

55. Notice of Board Meetings

56. Participation in Meetings by Telephone

57. Quorum at Board Meetings

58. Board to Continue in the Event of Vacancy

59. Chairman to Preside

60. Written Resolutions

61. Validity of Prior Acts of the Board

    CORPORATE RECORDS

62. Minutes

63. Register of Mortgages and Charges

64. Form and Use of Seal

    ACCOUNTS

65. Books of Account

66. Financial Year End

    AUDITS

67. Audit

68. Appointment of Auditors

69. Remuneration of Auditors

70. Duties of Auditor

71. Access to Records

    VOLUNTARY WINDING-UP AND DISSOLUTION

72. Winding-Up

    CHANGES TO   CONSTITUTION

73. Changes to Articles

74. Changes to the Memorandum of Association

75. Discontinuance

76. Conflicts with Schedule

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                              Page 1


Table A

     The regulations in Table A in the First Schedule to the Law (as defined below) do not apply to the Company.

INTERPRETATION

1.   Definitions

     1.1 In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

          Alternate Director            an alternate director appointed in
                                        accordance with these Articles;

          Articles these Articles of Association as altered from time to time which term shall include the Schedule hereto;

          Auditor                       includes an individual or partnership;

          Board                         the board of directors appointed or
                                        elected pursuant to these Articles and
                                        acting at a meeting of directors at
                                        which there is a quorum or by written
                                        resolution in accordance with these
                                        Articles;

          Common Share                  a common share of US$0.001 par value in
                                        the share capital of the Company with
                                        the rights set out in these Articles,
                                        including Schedule 1 to these Articles;

          Company the company for which these Articles are approved and confirmed;

          Convertible Preferred Share   a Preferred Share with the rights,
                                        including as to conversion, set out in
                                        Schedule 2 to these Articles;

          Director                      a director, including a sole director,
                                        for the time being of the Company and
                                        shall include an Alternate Director;

          Law                           The Companies Law of the Cayman Islands
                                        and every modification, reenactment or
                                        revision thereof for the time being in
                                        force;

          Member the person registered in the Register of Members as the holder of shares in the Company and, when two or more

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                              Page 2


                                        persons are so registered as joint
                                        holders of shares, means the person
                                        whose name stands first in the Register
                                        of Members as one of such joint holders
                                        or all of such persons, as the context
                                        so requires;

          Memorandum                    the memorandum of association of the
                                        Company as originally registered or as
                                        from time to time amended;

          month                         calendar month;

          notice                        written notice as further provided in
                                        these Articles unless otherwise
                                        specifically stated;

          Officer                       any person appointed by the Board to
                                        hold an office in the Company;

          ordinary resolution           a resolution which:

                                        (a)  has been passed by a simple
                                             majority of such Members as, being
                                             entitled to do so, vote in person
                                             or by proxy at a general meeting of
                                             which notice specifying the
                                             intention to propose the resolution
                                             as an ordinary resolution has been
                                             duly given; or

                                        (b)  has been approved in writing by all
                                             of the Members entitled to vote at
                                             a general meeting of the company in
                                             one or more instruments each signed
                                             by one or more of the Members
                                             aforesaid.

          paid-up                       paid-up or credited as paid-up;

          Preferred Share               a preferred share of US$0.001 par value
                                        in the share capital of the Company with
                                        the rights set out in these Articles;

          Register of Directors and     the register of directors and officers
          Officers                      referred to in these Articles;

          Register of Members           the register of Members referred to in
                                        these Articles;

          Registered Office             the registered office for the time being
                                        of the Company;

          Seal                          the common seal or any official or
                                        duplicate seal of the Company;

          Secretary                     the person appointed to perform any or
                                        all of the duties of secretary of the
                                        Company and includes any deputy or
                                        assistant secretary and any person
                                        appointed by the Board to perform any of
                                        the duties of the Secretary;

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                              Page 3


          share                         a share or shares of any class and
                                        series in the Company including a Common
                                        Share or a Convertible Preferred Share,
                                        and includes a fraction of a share;

          Special Resolution            a resolution which:

                                        (a)  has been passed by a majority of
                                             not less than two-thirds of such
                                             Members as, being entitled to do
                                             so, vote in person or by proxy at a
                                             general meeting of which notice
                                             specifying the intention to propose
                                             the resolution as a special
                                             resolution has been duly given; or

                                        (b)  has been approved in writing by all
                                             of the Members entitled to vote at
                                             a general meeting of the company in
                                             one or more instruments each signed
                                             by one or more of the Members
                                             aforesaid.

          written resolution            a resolution passed in accordance with
                                        Article 35 or 60; and

          year                          calendar year.

     1.2  In these Articles, where not inconsistent with the context:

          (a) capitalised terms used herein but not defined have the meaning set out in Schedule 2 to these Articles;

          (b) words denoting the plural number include the singular number and vice versa;

          (c) words denoting the masculine gender include the feminine and neuter genders;

          (d) words importing persons include companies, associations or bodies of persons whether corporate or not;

          (e)  the words:-

               (i)  "may" shall be construed as permissive; and

               (ii) "shall" shall be construed as imperative;

          (f) a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof; and

          (g) unless otherwise provided herein, words or expressions defined in the Law shall bear the same meaning in these Articles.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                              Page 4


     1.3 In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

     1.4 Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.   Power to Issue Shares

     Subject to these Articles and to prior written consent being obtained from the Majority Holders for the issuance of any shares which are senior in rights in any respect to the Convertible Preferred Shares, the Preferred Shares or the Common Shares and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class and series of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Company may by resolution of the Members prescribe, provided that no share shall be issued at a discount except in accordance with the Law.

     The Board and the Company may not, without the prior written consent of the Majority Holders, issue, allot or otherwise dispose of any Preferred Shares other than those contemplated by and specified in Schedule 2 to these Articles.

3.   Redemption and Purchase of Shares

     3.1 Subject to the Law and to prior written consent being obtained from the Majority Holders for the issuance of any shares which are senior in rights in any respect to the Convertible Preferred Shares, the Preferred Shares or the Common Shares, the Company is authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Member.

     3.2 The Company is hereby authorised to make payments in respect of the redemption of its shares out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Law. The Convertible Preferred Shares may be redeemed on the basis set out in Schedule 2 to these Articles.

     3.3 The redemption price of a redeemable share, or the method of calculation thereof, shall, in the absence of any provisions set out in the terms of the shares in question, be fixed by the Directors at or before the time of issue. The redemption price of the Convertible Preferred Shares shall be determined on the basis set out in Schedule 2 to these Articles.

     3.4 Every share certificate representing a redeemable share shall indicate that the share is redeemable.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                              Page 5


     3.5 In the case of shares redeemable at the option of a Member a redemption notice from a Member may not be revoked without the agreement of the Directors.

     3.6 At the time or in the circumstances specified for redemption the redeemed shares shall be cancelled and shall cease to confer on the relevant Member any right or privilege, without prejudice to the right to receive the redemption price, which price shall become payable so soon as it can with due despatch be calculated, but subject to surrender of the relevant share certificate for cancellation (and reissue in respect of any balance).

     3.7 The redemption price may be paid in any manner authorised by these Articles for the payment of dividends.

     3.8 A delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty days, interest shall be paid for the period from the due date until actual payment at a rate which the Directors, after due enquiry, estimate to be representative of the rates being offered by Class A banks in the Cayman Islands for thirty day deposits in the same currency where no provision as to the rate of interest has been included in the terms of the shares in question.

     3.9 The Directors may exercise as they think fit the powers conferred on the Company by Section 37(5) of the Law (payment out of capital).

     3.10 Subject as aforesaid, the Directors may determine, as they think fit all questions that may arise concerning the manner in which the redemption of the shares shall or may be effected.

     3.11 No share may be redeemed unless it is fully paid-up.

     3.12 So long as any of the Convertible Preferred Shares are outstanding, no Company Junior Shares shall be redeemed or repurchased. Subject thereto, the Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Law. Shares purchased by the Company shall be cancelled and shall cease to confer any right or privilege on the Member from whom the shares are purchased.

     3.13 The Directors may redeem or cause the Company to redeem all or some of the Convertible Preferred Shares held by any person if, and only if, such redemption is necessary to give effect to the conversion mechanic for the Convertible Preferred Shares set out in Schedule 2 to these Articles, which mechanic may be implemented by means of the compulsory redemption of the relevant Convertible Preferred Shares and the immediate re-subscription on behalf of the relevant Members of the redemption proceeds in paying up relevant Common Shares.

4.   Rights Attaching to Shares

          Subject to Article 2, the Memorandum and any resolution of the Members to the contrary and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares, the share capital of the Company shall be divided into Common Shares (the rights of which are set out in Schedule 1 to these Articles) and Preferred Shares, including Convertible Preferred Shares the rights of which are set out in Schedule 2 to these Articles.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                              Page 6


5.   Calls on Shares

     5.1 The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                              Page 7


          such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

     5.2 The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

     5.3 The Company may make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares.

6.   Joint and Several Liability to Pay Calls

     The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

7.   Forfeiture of Shares

     7.1 If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

            Notice of Liability to Forfeiture for Non-Payment of Call
                  Xinhua Finance Media Limited (the "Company")

          You have failed to pay the call of [amount of call] made on the [_____] day of [__________], 200[_], in respect of the [number]
          share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [_____] day of [__________], 200[_], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [_____] per annum computed from the said [_____] day of [__________], 200[_] at the registered office of the Company the share(s) will be liable to be forfeited.

          Dated this [_____] day of [__________], 200[_]


          ----------------------------------------------
          [Signature of Secretary] By Order of the Board

     7.2 If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Articles and the Law.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                              Page 8


     7.3 A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

     7.4 The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.   Share Certificates

     8.1 Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

     8.2 If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

     8.3  Share certificates may not be issued in bearer form.

9.   Fractional Shares

     The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

10.  Register of Members

     The Board shall cause to be kept in one or more books a Register of Members which may be kept outside the Cayman Islands at such place as the Directors shall appoint and shall enter therein the following particulars:-

          (a) the name and address of each Member, the number, and (where appropriate) the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

          (b) the date on which each person was entered in the Register of Members; and

          (c)  the date on which any person ceased to be a Member.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                              Page 9


11.  Registered Holder Absolute Owner

     11.1 The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

     11.2 No person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Article, notice of any trust is at the holder's request entered in the Register or on a share certificate in respect of a share, then, except as aforesaid:

          (a) such notice shall be deemed to be solely for the holder's convenience;

          (b) the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

          (c) the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

          (d) the holder shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.

12.  Transfer of Registered Shares

     12.1 An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

                          Transfer of a Share or Shares
                  Xinhua Finance Media Limited (the "Company")

          FOR VALUE RECEIVED __________________ [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

DATED this [__] day of [____], 200[_]

Signed by:                              In the presence of:


-------------------------------------   ----------------------------------------
Transferor                              Witness


-------------------------------------   ----------------------------------------
Transferee                              Witness

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 10


     12.2 Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

     12.3 The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

     12.4 The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

     12.5 The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

13.  Transmission of Registered Shares

     13.1 In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 39 of the Law, for the purpose of this Article, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

     13.2 Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

     Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member
                  Xinhua Finance Media Limited (the "Company")

          I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 11


DATED this [_] day of [_____], 200[_]

Signed by:                              In the presence of:


-------------------------------------   ----------------------------------------
Transferor                              Witness


-------------------------------------   ----------------------------------------
Transferee                              Witness

     13.3 On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

     13.4 Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

14.  Power to Alter Capital

     14.1 Subject to the Law and subject to prior written consent being obtained from the Majority Holders, the Company may from time to time by ordinary resolution alter the conditions of the Memorandum to increase its share capital by new shares of such amount as it thinks expedient or, if the Company has shares without par value, increase its share capital by such number of shares without nominal or par value, or increase the aggregate consideration for which its shares may be issued, as it thinks expedient.

     14.2 Subject to the Law, the Company may from time to time by ordinary resolution alter the conditions of the Memorandum to:

          (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

          (b) subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum; or

          (c) cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 12


     14.3 For the avoidance of doubt it is declared that paragraph 14.2(a) and
          (b) above do not apply if at any time the shares of the Company have no par value.

     14.4 Subject to the Law, the Company may from time to time by Special Resolution reduce its share capital in any way or, subject to Article 77, alter any conditions of the Memorandum relating to share capital.

15.  Variation of Rights Attaching to Shares

     The rights attached to the Convertible Preferred Shares may only be varied with the prior written consent of the Majority Holders. Subject thereto, if, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION

16.  Dividends

     16.1 The written consent of the Majority Holders must be obtained before any dividends can be paid on any shares other than the Convertible Preferred Shares. Subject thereto, the Board may, subject to these Articles and the Law and any direction of the Company in general meeting, declare a dividend to be paid to the Members or any class of them, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

     16.2 Dividends may be declared and paid out of profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed, or not in the same amount. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Law.

     16.3 With the sanction of an ordinary resolution of the Company, the Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the foregoing generally, the Directors may fix the value of such specific assets, may determine that cash payments shall be made to some Members in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 13


     16.4 The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

     16.5 The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

     16.6 The Board may fix any date as the record date for determining the Members entitled to receive any dividend or other distribution, but, unless so fixed, the record date shall be the date of the Directors' resolution declaring same.

17.  Power to Set Aside Profits

     17.1 The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Directors may also, without placing the same to reserve, carry forward any profit which they decide not to distribute.

     17.2 Subject to any direction from the Company in general meeting, the Directors may on behalf of the Company exercise all the powers and options conferred on the Company by the Law in regard to the Company's share premium account.

18.  Method of Payment

     18.1 Any dividend, interest, or other monies payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members, or to such person and to such address as the holder may in writing direct.

     18.2 In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

     18.3 The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

19.  Capitalisation

     19.1 The Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 14


     19.2 The Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

20.  Annual General Meetings

     The Company may in each year hold a general meeting as its annual general meeting. The annual general meeting of the Company may be held at such time and place as the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint.

21.  Extraordinary General Meetings

     21.1 General meetings other than annual general meetings shall be called extraordinary general meetings.

     21.2 The Chairman or any two Directors or any Director and the Secretary or the Board may convene an extraordinary general meeting of the Company whenever in their judgment such a meeting is necessary.

22.  Requisitioned General Meetings

     22.1 The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company. To be effective the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the Registered Office. The requisition may consist of several documents in like form each signed by one or more requisitionists.

     22.2 If the Directors do not within twenty-one days from the date of the requisition duly proceed to call an extraordinary general meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene an extraordinary general meeting; but any meeting so called shall not be held more than ninety days after the requisition. An extraordinary general meeting called by requisitionists shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Directors.

23.  Notice

     23.1 At least five days' notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and if different, the record date for determining Members entitled to attend and vote at the general meeting, and, as far as practicable, the other business to be conducted at the meeting.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 15


     23.2 At least five days' notice of an extraordinary general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and the general nature of the business to be considered at the meeting.

     23.3 The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company but, unless so fixed, as regards the

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 16


          entitlement to receive notice of a meeting or notice of any other matter, the record date shall be the date of despatch of the notice and, as regards the entitlement to vote at a meeting, and any adjournment thereof, the record date shall be the date of the original meeting.

     23.4 A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) in the case of an extraordinary general meeting, by seventy-five percent of the Members entitled to attend and vote thereat.

     23.5 The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

24.  Giving Notice

     24.1 A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Article, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

     24.2 Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

     24.3 Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

25.  Postponement of General Meeting

     The Board may postpone any general meeting called in accordance with the provisions of these Articles provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each member in accordance with the provisions of these Articles.

26.  Participating in Meetings by Telephone

     Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 17


27.  Quorum at General Meetings

     27.1 At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares (including Convertible Preferred Shares) in the Company throughout the meeting shall form a quorum for the transaction of business, provided that (i) if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time and (ii) if the business of the general meeting includes considering a Special Resolution to wind-up the Company or to alter or add to these Articles or the Memorandum, the quorum must include the Majority Holders.

     27.2 Except where the business of the general meeting includes considering a Special Resolution to wind-up the Company, or to alter or add to these Articles or the Memorandum, the quorum must include the Majority Holders, if within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine.

28.  Chairman to Preside

     Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Members at which such person is present. In his absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.  Voting on Resolutions

     29.1 Subject to the provisions of the Law and these Articles, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of the requisite majority of the votes cast in accordance with the provisions of these Articles and the Law.

     29.2 No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

     29.3 At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Articles, every Member entitled to vote and present in person or by proxy at such meeting shall be entitled to one vote and may cast such vote by raising his hand.

     29.4 At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

     29.5 At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 18


          of the Company shall, subject to the provisions of these Articles, be conclusive evidence of that fact.

30.  Power to Demand a Vote on a Poll

     30.1 Notwithstanding the foregoing, a poll may be demanded by the Chairman or at least one Member.

     30.2 Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

     30.3 A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place at such meeting as the chairman of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

     30.4 Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

31.  Voting by Joint Holders of Shares

     In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

32.  Instrument of Proxy

     32.1 An instrument appointing a proxy shall be in writing or transmitted by electronic mail in substantially the following form or such other form as the chairman of the meeting shall accept:

                                      Proxy
                  Xinhua Finance Media Limited (the "Company")

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 19


          I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members held on the [_] day of [_________], 200[_] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

          Signed this [__] day of [___], 200[_]


          -------------------------------------
          Member(s)

     32.2 The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by the appointor or by the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by a duly authorised officer or attorney.

     32.3 A member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

     32.4 The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

33.  Representation of Corporate Member

     33.1 A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

     33.2 Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

     34.  Adjournment of General Meeting

          The chairman of a general meeting may, with the consent of a majority in number of those present at any general meeting at which a quorum is present, and shall if so directed, adjourn the meeting. Unless the meeting is adjourned for more than 60 days fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat, in accordance with the provisions of these Articles.

35.  Written Resolutions

     35.1 Anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 20


          Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

     35.2 A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members, or all the Members of the relevant class thereof, in as many counterparts as may be necessary.

     35.3 A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Article to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

     35.4 A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

     35.5 For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Member to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

36.  Directors Attendance at General Meetings

     The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

37.  Election of Directors

     37.1 The Board shall be elected or appointed in writing in the first place by the subscribers to the Memorandum or by a majority of them. There shall be no shareholding qualification for Directors unless prescribed by Special Resolution.

     37.2 The Directors may from time to time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, subject to any upper limit on the number of Directors prescribed pursuant to this Article.

     37.3 For so long as the Parent is a holder of Common Shares, it shall have the exclusive right by way of written notice to the Company to appoint such number of Directors as constitute a majority of the Board. Subject to the foregoing, the Members may from time to time by ordinary resolution appoint any person to be a Director.

38.  Number of Directors

     The Board shall consist of not less than one Director or such number in excess thereof as the Board may determine.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 21


39.  Term of Office of Directors

     An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period; but no such term shall be implied in the absence of express provision.

40.  Alternate Directors

     40.1 A Director may at any time appoint any person (including another Director) to be his Alternate Director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by notice in writing signed by the Director and deposited at the Registered Office or delivered at a meeting of the Directors.

     40.2 The appointment of an Alternate Director shall determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director.

     40.3 An Alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally at such meeting to perform all the functions of his appointor as a Director; and for the purposes of the proceedings at such meeting these Articles shall apply as if he (instead of his appointor) were a Director, save that he may not himself appoint an Alternate Director or a proxy.

     40.4 If an Alternate Director is himself a Director or attends a meeting of the Directors as the Alternate Director of more than one Director, his voting rights shall be cumulative.

     40.5 Unless the Directors determine otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Directors on which his appointor serves; and the provisions of this Article shall apply equally to such committee meetings as to meetings of the Directors.

     40.6 If so authorised by an express provision in his notice of appointment, an Alternate Director may join in a written resolution of the Directors adopted pursuant to these Articles and his signature of such resolution shall be as effective as the signature of his appointor.

     40.7 Save as provided in these Articles an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.

     40.8 A Director who is not present at a meeting of the Directors, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All the provisions of these Articles regulating the appointment of proxies by Members shall apply equally to the appointment of proxies by Directors.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 22


41.  Removal of Directors

     The Members may from time to time by ordinary resolution remove any Director (other than a Director appointed by the Parent) from office, whether or not appointing another in his stead. The Parent shall be entitled by written notice to the Company to remove a Director appointed by it.

42.  Vacancy in the Office of Director

     The office of Director shall be vacated if the Director:

          (a)  is removed from office pursuant to these Articles;

          (b) dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

          (c) is or becomes of unsound mind or an order for his detention is made under the Mental Health Law of the Cayman Islands or any analogous law of a jurisdiction outside the Cayman Islands, or dies; or

          (d)  resigns his office by notice in writing to the Company.

43.  Remuneration of Directors

     The remuneration (if any) of the Directors shall, subject to any direction that may be given by the Company in general meeting, be determined by the Directors as they may from time to time determine and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

44.  Defect in Appointment of Director

     All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

45.  Directors to Manage Business

     The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may, subject to the restrictions on the Company and the rights of the Convertible Preferred Shares set out in Schedule 2 to these Articles, exercise all such powers of the Company as are not, by the Law or by these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to these Articles, the provisions of the Law and to such directions as may be prescribed by the Company in general meeting.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 23


46.  Powers of the Board of Directors

     Without limiting the generality of Article 45, the Board may:

          (a) appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

          (b) exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures,

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 24


               debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

          (c) appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

          (d) appoint a person to act as manager of the Company's day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

          (e) by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's person seal with the same effect as the affixation of the seal of the Company;

          (f) procure that the Company pays all expenses incurred in promoting and incorporating the Company;

          (g) delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board and every such committee shall conform to such directions as the Board shall impose on them. Subject to any directions or regulations made by the Directors for this purpose, the meetings and proceedings of any such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, including provisions for written resolutions;

          (h) delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board sees fit;

          (i) present any petition and make any application in connection with the liquidation or reorganisation of the Company;

          (j) in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

          (k) authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 25


47.  Register of Directors and Officers

     47.1 The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers in accordance with the Law and shall enter therein the following particulars with respect to each Director and Officer:

          (a)  first name and surname; and

          (b)  address.

     47.2 The Board shall, within the period of thirty days from the occurrence of:-

          (a)  any change among its Directors and Officers; or

          (b) any change in the particulars contained in the Register of Directors and Officers,

          cause to be entered on the Register of Directors and Officers the particulars of such change and the date on which such change occurred, and shall notify the Registrar of Companies of any such change that takes place.

48.  Officers

     The Officers shall consist of a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Articles.

49.  Appointment of Officers

     The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

50.  Duties of Officers

     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

51.  Remuneration of Officers

     The Officers shall receive such remuneration as the Board may determine.

52.  Conflicts of Interest

     52.1 Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director's firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director's firm, partner or company to act as Auditor to the Company.

     52.2 A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by law.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 26


     52.3 Following a declaration being made pursuant to this Article, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

53.  Indemnification and Exculpation of Directors and Officers

     53.1 The Directors, Officers and Auditors of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and every former director, officer, auditor or trustee and their respective heirs, executors, administrators, and personal representatives (each of which persons being referred to in this Article as an "indemnified party") shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty with may attach to such Director or Officer.

     53.2 The Company may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability incurred by him in his capacity as a Director or Officer of the Company or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

MEETINGS OF THE BOARD OF DIRECTORS

54.  Board Meetings

     The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 27


55.  Notice of Board Meetings

     A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 28


     given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director's last known address or any other address given by such Director to the Company for this purpose.

56.  Participation in Meetings by Telephone

     Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

57.  Quorum at Board Meetings

     The quorum necessary for the transaction of business at a meeting of the Board shall be two Directors, provided that if there is only one Director for the time being in office the quorum shall be one.

58.  Board to Continue in the Event of Vacancy

     The Board may act notwithstanding any vacancy in its number.

59.  Chairman to Preside

     Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In his absence a chairman shall be appointed or elected by the Directors present at the meeting.

60.  Written Resolutions

     60.1 Anything which may be done by resolution of the Directors may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors.

     60.2 A resolution in writing may be signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors in as many counterparts as may be necessary.

     60.3 A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Directors in a directors' meeting, and any reference in any Article to a meeting at which a resolution is passed or to Directors voting in favour of a resolution shall be construed accordingly.

     60.4 A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 29


     60.5 For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Director to sign (or Alternate Director to sign if so authorised under Article 40.6), and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

61.  Validity of Prior Acts of the Board

     No regulation or alteration to these Articles made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

62.  Minutes

     The Board shall cause minutes to be duly entered in books provided for the purpose:

          (a)  of all elections and appointments of Officers;

          (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

          (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

63.  Register of Mortgages and Charges

     63.1 The Directors shall cause to be kept the Register of Mortgages and Charges required by the Law.

     63.2 The Register of Mortgages and Charges shall be open to inspection in accordance with the Law, at the office of the Company on every business day in the Cayman Islands, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each such business day be allowed for inspection.

64.  Form and Use of Seal

     64.1 The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf; and, until otherwise determined by the Directors, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Directors or the committee of Directors.

     64.2 Notwithstanding the foregoing, the Seal may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 30


     64.3 The Company may have one or more duplicate Seals, as permitted by the Law; and, if the Directors think fit, a duplicate Seal may bear on its face of the name of the country, territory, district or place where it is to be issued.

ACCOUNTS

65.  Books of Account

     65.1 The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:-

          (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

          (b)  all sales and purchases of goods by the Company; and

          (c)  all assets and liabilities of the Company.

     65.2 Such records of account shall be kept and proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept, at such place as the Board thinks fit, such books as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

     65.3 No Member (not being a Director) shall have any right of inspecting any account or book or document of the Company.

66.  Financial Year End

     The financial year end of the Company shall be 31st December in each year but, subject to any direction of the Company in general meeting, the Board may from time to time prescribe some other period to be the financial year, provided that the Board may not without the sanction of an ordinary resolution prescribe or allow any financial year longer than eighteen months.

AUDITS

67.  Audit

     Nothing in these Articles shall be construed as making it obligatory to appoint Auditors.

68.  Appointment of Auditors

     68.1 The Company may in general meeting appoint Auditors to hold office for such period as the Members may determine.

     68.2 Whenever there are no Auditors appointed as aforesaid the Directors may appoint Auditors to hold office for such period as the Directors may determine or earlier removal from office by the Company in general meeting.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 31


     68.3 The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

69.  Remuneration of Auditors

     Unless fixed by the Company in general meeting the remuneration of the Auditor shall be as determined by the Directors.

70.  Duties of Auditor

     The Auditor shall make a report to the Members on the accounts examined by him and on every set of financial statements laid before the Company in general meeting, or circulated to Members, pursuant to this Article during the Auditor's tenure of office.

71.  Access to Records

     71.1 The Auditor shall at all reasonable times have access to the Company's books, accounts and vouchers and shall be entitled to require from the Company's Directors and Officers such information and explanations as the Auditor thinks necessary for the performance of the Auditor's duties and, if the Auditor fails to obtain all the information and explanations which, to the best of his knowledge and belief, are necessary for the purposes of their audit, he shall state that fact in his report to the Members.

     71.2 The Auditor shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by him are to be laid before the Company and to make any statement or explanation he may desire with respect to the financial statements.

VOLUNTARY WINDING-UP AND DISSOLUTION

72.  Winding-Up

     72.1 The Company may be voluntarily wound-up by a Special Resolution.

     72.2 The assets available for distribution among the Members shall then be applied in the following priority:

          72.2.1 firstly, to each holder of Convertible Preferred Shares, either
               (i) an amount equal to the Preference Amount, or (ii) a ratable distribution in lieu thereof in accordance with Schedule 2;

          72.2.2 secondly, to the holders of Common Shares.

     72.3 If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 32


          subject to the rights of the Convertible Preferred Shares determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

73.  Changes to Articles

     Subject to the Law, to the conditions contained in the Memorandum, the Company may, by Special Resolution, alter or add to these Articles.

74.  Changes to the Memorandum of Association

     Subject to the Law, the Company may from time to time by Special Resolution alter the Memorandum with respect to any objects, powers or other matters specified therein.

75.  Discontinuance

     The Board may exercise all the powers of the Company to transfer by way of continuation the Company to a named country or jurisdiction outside the Cayman Islands pursuant to the Law.

76.  Conflicts with Schedule

     For the avoidance of doubt, in the event of any inconsistency between the terms of Schedule 2 hereto or the remainder of these Articles in connection with the rights attaching to the Convertible Preferred Shares, the terms of
     Schedule 2 hereto shall, the necessary changes being made therein and hereto, prevail.

                                     Exhibit

XINHUA FINANCE MEDIA LIMITED                                             Page 33


                                   Schedule 1

                             Terms of Common Shares

The holders of the Common Shares shall:

(a)  be entitled to one vote per share;

(b)  be entitled to such dividends as the Board may from time to time declare;

(c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)  generally be entitled to enjoy all of the rights attaching to Common
     Shares.

                                     Exhibit

                                   SCHEDULE 2

                      Terms of Convertible Preferred Shares

Convertible Preferred Shares. The board of directors (the "Board") of Xinhua Finance Media Limited (the "Company") hereby establishes out of the authorized and unissued Share Capital of the Company a series of Preferred Shares designated as "Convertible Preferred Shares" (each such share, a "Convertible Preferred Share"). The authorized number of Convertible Preferred Shares and the preferences, limitations and relative rights and other matters pertaining to Convertible Preferred Shares are described below. Capitalized terms used herein but not otherwise defined in the individual sections have the meanings given to them in Section 9 or in the body of the Articles.

SECTION 1. NUMBER OF SHARES. THE CONVERTIBLE PREFERRED SHARES SHALL CONSIST OF TWENTY-TWO MILLION (22,000,000) PREFERRED SHARES.

SECTION 2. DIVIDENDS. EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION 2, THE HOLDERS SHALL BE ENTITLED TO RECEIVE OUT OF ANY LEGALLY AVAILABLE FUNDS OF THE COMPANY MANDATORY CUMULATIVE DIVIDENDS WHICH SHALL ACCRUE AND BE PAYABLE QUARTERLY AT THE RATE PER ANNUM EQUAL TO THE DIVIDEND RATE COMMENCING WITH THE DATE OF ORIGINAL ISSUANCE OF THE CONVERTIBLE PREFERRED SHARES (THE "ORIGINAL ISSUANCE DATE") AND CONTINUING ON EACH CONVERTIBLE PREFERRED SHARE UNTIL IT SHALL HAVE BEEN REDEEMED IN FULL AS PROVIDED IN THIS SCHEDULE 2. THE DIVIDENDS PAYABLE AT THE DIVIDEND RATE ON EACH CONVERTIBLE PREFERRED SHARE SHALL BE COMPUTED BASED ON THE PURCHASE PRICE OF $3.66 PER CONVERTIBLE PREFERRED SHARE (THE "FACE AMOUNT"). ALL DIVIDENDS ON CONVERTIBLE PREFERRED SHARES SHALL BE PAID PRO RATA PER SHARE. THE DIVIDEND SHALL CONTINUE TO ACCRUE AND BE PAYABLE WHETHER OR NOT SUCH DIVIDENDS HAVE BEEN DECLARED. THE RIGHT OF PAYMENT OF DIVIDENDS (WHETHER OR NOT DECLARED) ON THE CONVERTIBLE PREFERRED SHARES SHALL BE SENIOR IN RIGHT OF PAYMENT TO DIVIDENDS, IF ANY, PAYABLE ON ANY OTHER SHARES, INCLUDING, WITHOUT LIMITATION, COMMON SHARES AND ANY OTHER PREFERRED SHARES (ALL SUCH CLASSES OF SHARES OTHER THAN THE CONVERTIBLE PREFERRED SHARES ARE REFERRED TO HEREIN AS "COMPANY JUNIOR SHARES"). WITHOUT THE WRITTEN CONSENT OF THE MAJORITY HOLDERS OF CONVERTIBLE PREFERRED SHARES THEN OUTSTANDING, NO DIVIDEND MAY BE PAID ON ANY COMPANY JUNIOR SHARES AND NO COMPANY JUNIOR SHARES SHALL BE REDEEMED, REPURCHASED OR OTHERWISE ACQUIRED BY THE COMPANY SO LONG AS ANY CONVERTIBLE PREFERRED SHARES REMAIN OUTSTANDING.

Section 3. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Company, or any distribution of assets to its shareholders, whether voluntary or involuntary, each Holder shall be entitled to receive for each of its Convertible Preferred Shares, out of any lawfully available assets of the Company, in preference to the holders of Company Junior Shares, an amount equal to the Preference Amount, determined as of the date of payment of the Preference Amount, before any distribution shall be made to the holders of Company Junior Shares. After payment in full of the Preference Amount to the Holders in respect of each Convertible Preferred Share, the Convertible Preferred Shares shall have no further right to any remaining assets of the Company. In the event that assets so distributable to Holders are insufficient to permit payment of the full Preference Amount with respect to each Convertible

Preferred Share, all assets of the Company legally available for distribution to shareholders shall be distributed ratably among each Convertible Preferred Share. In case the Company's Board shall desire to liquidate, dissolve, or wind up the Company, it shall give notice of such intention to the Holders by first class mail to the last address as may appear in the Company's records not less than thirty (30) calendar days prior to the date of the general meeting at which the resolution relating to such liquidation, dissolution, or winding up is to be considered. Each Holder shall be provided with thirty (30) calendar days prior notice of any intended merger, consolidation or other business combination involving the Company, a sale of all or substantially all of the Company's assets, a capital reorganization of the Company or a reclassification of the Common Shares, and each Holder shall have the option by way of written notice served upon the Company to require that the Company redeem, and the Company shall redeem, each of that Holder's Convertible Preferred Shares as soon as reasonably practicable following receipt of such written notice with the redemption amount per Convertible Preferred Share being equal to the Preference Amount.

Section 4. Redemption.

     (a) Redemption Events. Except as provided in Sections 4(a)(i), 4(a)(ii), 4(a)(iii) and 4(a)(iv) below, the Convertible Preferred Shares may not be redeemed without the consent of the Holder of such shares. Redemption shall be effected upon the occurrence of one of the following events:

               (i) Redemption at the Redemption Date. At the Redemption Date, the Company shall either (i) pay each Holder the Preference Amount (determined as of the Redemption Date) for such Holder, or
               (ii) deliver to each Holder the Parent Redemption Shares (determined as of the Redemption Date) for such Holder; provided, Company may not elect to deliver the Parent Redemption Shares (and therefore must pay the Preference Amount) unless such Shares are listed on a Qualified Exchange and are freely tradable subject only to the rules and regulations of the Qualified Exchange generally applicable to stock actively traded on the Qualified Exchange; provided further, that such Holder may reject any such payment of the Preference Amount or delivery of the Parent Redemption Shares and instead elect to convert its Convertible Preferred Shares into Common Shares pursuant to
               Section 7 hereof. The Company shall provide five (5) Business Days prior written notice to the Holders of its election pursuant to this Section 4(a)(i) to either pay the Preference Amount or to provide the Parent Redemption Shares, and the Holders shall have three (3) Business Days from the date it receives such notice from Company to elect to convert into Common Shares pursuant to
               Section 7 hereof. For purposes of clarification, if any Holder elects to convert to Common Shares pursuant to Section 7 hereof, the Company shall not have the option of paying the Preference Amount or delivering Parent Redemption Shares. If either: (x) the Company fails to make the election to either pay the Preference Amount or deliver the Parent Redemption Shares by the fifth Business

               Day prior to the Redemption Date, or (y) the Company elects to deliver Parent Redemption Shares and fails to deliver Parent Redemption Shares within two (2) Business Days after the Redemption Date, then the Company shall be deemed to have elected to pay the Preference Amount and such payment obligation of the Company shall be a senior obligation of the Company immediately due and payable in full. If the Preference Amount is payable and has not been paid in full, in addition to all other remedies, interest shall accrue thereon from the Redemption Date until paid in full at the rate of 15% per annum, payable immediately and compounded monthly from the Redemption Date until paid in full. If the Parent Redemption Shares or the Common Shares, as the case may be, are deliverable and the Company fails to deliver the Parent Redemption Shares or the Common Shares, as the case may be, to each Holder on the Redemption Date, then (in addition to all other remedies) dividends payable on the Convertible Preferred Shares shall continue to accrue and shall be payable at the Dividend Default Rate until such Parent Redemption Shares or Common Shares, as the case may be, are so delivered and the number of Parent Redemption Shares or Common Shares, as the case may be, shall increase accordingly.

               (ii) Optional Redemption. If prior to the Redemption Date, Company elects to optionally redeem the Convertible Preferred Shares, then at the date of optional redemption (the "Optional Redemption Date"), the Company shall either (i) pay each Holder the Preference Amount (determined as of the Optional Redemption
               Date) for such Holder, or (ii) deliver to each Holder the Parent Redemption Shares (determined as of the Optional Redemption Date) for such Holder; provided, Company may not elect to deliver the Parent Redemption Shares (and therefore must pay the Preference Amount) unless such Shares are listed on a Qualified Exchange and are freely tradable subject only to the rules and regulations of the Qualified Exchange generally applicable to stock actively traded on the Qualified Exchange; provided further, that such Holder may reject any such payment of the Preference Amount or delivery of the Parent Redemption Shares and instead elect to convert its Convertible Preferred Shares into Common Shares pursuant to Section 7 hereof. The Company shall provide five (5) Business Days prior written notice to the Holders of its election pursuant to this Section 4(a)(ii) to either pay the Preference Amount or to provide the Parent Redemption Shares, and the Holders shall have three (3) Business Days from the date it receives such notice from Company to elect to convert into Common Shares pursuant to Section 7 hereof. For purposes of clarification, if any Holder elects to convert to Common Shares pursuant to Section 7 hereof, the Company shall not have the option of paying the Preference Amount or delivering Parent Redemption Shares. If either: (x) the Company fails to make the election to either pay the Preference Amount or deliver the Parent Redemption Shares by the fifth Business Day prior to the Optional Redemption Date, or (y) the Company elects to deliver Parent Redemption Shares and fails to deliver Parent Redemption Shares within two (2) Business Days after the Optional Redemption Date, then the Company shall be deemed to have elected to pay the Preference Amount and such payment obligation of the Company shall be a senior obligation of the Company immediately due and payable in full. If the Preference Amount is payable and has not been paid in full, in addition to all other remedies, interest shall accrue thereon from the Optional Redemption Date until paid in full at the rate of 15% per annum, payable immediately and compounded monthly from the Optional Redemption Date until paid in full. If the Parent Redemption Shares or the Common Shares, as the case may be, are deliverable and the Company fails to deliver the Parent Redemption Shares or the Common Shares, as the case may be, to each Holder on the Optional Redemption Date, then (in addition to all other remedies) dividends payable on the Convertible Preferred Shares shall continue to accrue and shall be payable at the Dividend Default Rate until such Parent Redemption Shares or Common Shares, as the case may be, are so delivered and the number of Parent Redemption Shares or Common Shares, as the case may be, shall increase accordingly. Notwithstanding the foregoing, the Company may not optionally redeem the Convertible Preferred Shares unless either (i) the Loans and the other amounts payable under the Credit Agreement have been repaid in full or (ii) the Required Lenders (as defined in the Credit Agreement) shall have consented thereto.

               (iii) IPO Redemption. If prior to the Redemption Date, there is an IPO that is not a QIPO, the Company shall either (i) pay each Holder the Preference Amount (determined as of the IPO Date) for such Holder, or (ii) deliver to each Holder the Parent Redemption Shares (determined as of the IPO Date) for such Holder; provided, Company may not elect to deliver the Parent Redemption Shares (and therefore must pay the Preference Amount) unless such Shares are listed on a Qualified Exchange and are freely tradable subject only to the rules and regulations of the Qualified Exchange generally applicable to stock actively traded on the Qualified Exchange; provided further, that such Holder may reject any such payment of the Preference Amount or delivery of the Parent Redemption Shares and instead elect to convert its Convertible Preferred Shares into Common Shares pursuant to
               Section 7 hereof. The Company shall provide five (5) Business Days prior written notice to the Holders of its election pursuant to this Section 4(a)(iii) to either pay the Preference Amount or to provide the Parent Redemption Shares, and the Holders shall have three (3) Business Days from the date it receives such notice from Company to elect to convert into Common Shares pursuant to Section 7 hereof. For purposes of clarification, if any Holder elects to convert to Common Shares pursuant to Section 7 hereof, the Company shall not have the option of paying the Preference Amount or delivering Parent Redemption Shares. If either: (x) the Company fails to make the election to either pay the Preference Amount or deliver the Parent Redemption Shares by the fifth Business Day prior to the IPO Date, or (y) the Company elects to deliver Parent Redemption Shares and fails to deliver Parent Redemption Shares within two (2) Business Days after the IPO Date, then the Company shall be deemed to have elected to pay the Preference Amount and such payment obligation of the Company shall be a senior obligation of the Company immediately due and payable in full. If the Preference Amount is payable and has not been paid in full, in addition to other remedies, interest shall accrue thereon from the IPO Date until paid in full at the rate of 15% per annum, payable immediately and compounded monthly from the IPO Date until paid in full. If the Parent Redemption Shares or the Common Shares, as the case may be, are deliverable and the Company fails to deliver the Parent Redemption Shares or the Common Shares, as the case may be, to each Holder on the IPO Date, then (in addition to all other remedies) dividends payable on the Convertible Preferred Shares shall continue to accrue and shall be payable at the Dividend Default Rate until such Parent Redemption Shares or Common Shares, as the case may be, are so delivered and the number of Parent Redemption Shares or the Common Shares, as the case may be, shall increase accordingly.

               (iv) Accelerated Redemption Event. If prior to the Redemption Date, there is an Accelerated Redemption Event, then at the date of such Event (the "Accelerated Redemption Date"), the Company shall immediately either (i) pay each Holder the Preference Amount (determined as of the date of Accelerated Redemption Event) for such Holder, or (ii) deliver to each Holder the Parent Redemption Shares (determined as of the date of Accelerated Redemption Event) for such Holder; provided, Company may not elect to deliver the Parent Redemption Shares (and therefore must pay the Preference Amount) unless such Shares are listed on a Qualified Exchange and are freely tradable subject only to the rules and regulations of the Qualified Exchange generally applicable to stock actively traded on the Qualified Exchange; provided further, that such Holder may reject any such payment of the Preference Amount or delivery of the Parent Redemption Shares and instead elect to convert its Convertible Preferred Shares into Common Shares pursuant to Section 7 hereof. The Company shall provide five (5) Business Days prior written notice (if possible) to the Holders of its election pursuant to this Section 4(a)(iv) to either pay the Preference Amount or to provide the Parent Redemption Shares, and the Holders shall have three (3) Business Days from the date it receives such notice from Company to elect to convert into Common Shares pursuant to Section 7 hereof. For purposes of clarification, if any Holder elects to convert to Common Shares pursuant to Section 7 hereof, the Company shall not have the option of paying the Preference Amount or delivering Parent Redemption Shares. If either: (x) the Company fails to make the election to either pay the Preference Amount or deliver the Parent Redemption Shares by the fifth Business Day prior to the Accelerated Redemption Date, or (y) the Company elects to deliver Parent Redemption Shares and fails to deliver Parent Redemption Shares within two (2) Business Days after the Accelerated Redemption Date, then the Company shall be deemed to have elected to pay the Preference Amount and such payment obligation of the Company shall be a senior obligation of the Company immediately due and payable in full. If the Preference Amount is payable and has not been paid in full, in addition to other remedies, interest shall accrue thereon from the Accelerated Redemption Date until paid in full at the rate of 15% per annum, payable immediately and compounded monthly from the Accelerated Redemption Date until paid in full. If the Parent Redemption Shares or the Common Shares, as the case may be, are deliverable and the Company fails to deliver the Parent Redemption Shares or the Common Shares, as the case may be, to each Holder on the Accelerated Redemption Date, then (in addition to all other remedies) dividends payable on the Convertible Preferred Shares shall continue to accrue and shall be payable at the Dividend Default Rate until such Parent Redemption Shares or the Common Shares, as the case may be, are so delivered and the number of Parent Redemption Shares or Common Shares, as the case may be, shall increase accordingly.

     (b) Mechanics of Redemption. If the Company shall be required to (or in the case of 4(a)(ii) shall elect to) exercise its right to redeem all of the outstanding Convertible Preferred Shares, it shall give notice of such redemption to the Holders by first class mail to the last address as may appear in the Company's records not less than five (5) Business Days prior to the Redemption Date, the Optional Redemption Date, or the IPO Date, as the case may be. The Company shall give notice of redemption five (5) Business Days prior to the Accelerated Redemption Date if possible and in any event as soon as practicable. Each notice shall specify the date of redemption and the Preference Amount. The Holders shall have three (3) Business Days from the date it receives such notice from Company to elect to convert into Common Shares pursuant to Section 7 hereof. Notwithstanding the foregoing, each Holder shall continue to have the conversion rights specified in
          Section 7 until its Convertible Preferred Shares are in fact redeemed. Until such time as the Convertible Preferred Shares held by such Holder are in fact redeemed, such Holder may reject any payment of the Preference Amount or delivery of the Parent Redemption Shares and instead elect to convert its Convertible Preferred Shares into Common Shares pursuant to Section 7 hereunder. For purposes of clarification, if any Holder elects to convert to Common Shares pursuant to Section 7 hereunder, the Company shall not have the option of paying the Preference Amount or delivering Parent Redemption Shares. Shares shall not be considered redeemed until all amounts payable with respect thereto have been paid in full. Any shares that are redeemed or otherwise acquired by the Company shall be canceled and shall be restored to the status of authorized but unissued shares in the capital of the Company without designation as to series, and may thereafter be issued, but not as Convertible Preferred Shares. The Company may fund the redemption of the Convertible Preferred Shares in any manner permitted by law and may, subject to the Law, make payments out of capital in connection therewith.

Section 5. Voting Rights. Except as otherwise required by law and herein, each Holder shall be entitled to vote at any general or other meeting of the Company on an as converted basis with the Common Shares as a single group and have all other voting rights granted by law and the Articles.

Section 6. Additional Class Votes by Convertible Preferred Shares. Except to the extent otherwise required by law, the Company may not, without the prior written consent of the Majority Holders take any of the actions listed below:

     (a) Indebtedness. Create, incur, permit to exist or assume, or cause or permit any of its Covered Subsidiaries or Subsidiaries to create, incur, permit to exist or assume, any Indebtedness other than the Permitted Indebtedness;

     (b) Liens. Create or incur, or cause or permit any of its Covered Subsidiaries to create or incur, any Liens on any of its property or assets other than the Permitted Liens;

     (c) Sales and Lease-Backs. Become or remain liable, or cause or permit any of its Covered Subsidiaries to become or remain liable, directly or indirectly, as lessee or as a guarantor or other surety with respect to any lease of any property where the market value of such property or the aggregate obligations are in excess of $100,000 (whether real, personal or mixed), whether now owned or hereafter acquired, which the Company or any Covered Subsidiary (i) has sold or transferred or is to sell or to transfer to any other Person (other than the Company or any Covered Subsidiary), or (ii) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Company or such Covered Subsidiary to any Person (other than the Company or any other Covered Subsidiary) in connection with such lease;

     (d) Transactions with Shareholders and Affiliates. Enter into or permit to exist, or cause or permit any of its Covered Subsidiary to enter into or permit to exist, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service, but excluding the transactions contemplated by the Equity Documents in connection therewith) that is a Transaction with Shareholders and Affiliates;

     (e) Mergers; Asset Sales. (i) Become, or cause or permit any of its Covered Subsidiary to become, party to a merger or consolidation, (ii) sell, lease or otherwise dispose of, or cause any of its Covered Subsidiaries to sell, lease or otherwise dispose of, assets other than
          (A) in the ordinary course and not to exceed in the aggregate $500,000 per Fiscal Year and (B) disposals of obsolete, worn out or surplus property, (iii) make any changes in the corporate structure or identity of the Company or any other Covered Subsidiary which has a Material Adverse Effect on the Company and/or such Covered Subsidiary or (iv) enter into any agreement to do any of the foregoing; provided, that, any Covered Subsidiary (other than the Company) may merge with and into the Company or any other Covered Subsidiary upon not less than thirty (30) days' prior written notice to the Agent of such merger;

     (f) Restricted Payments. Order, pay, make or set apart any sum, or cause or permit any of its Covered Subsidiaries to order, pay, make, or set apart any sum, directly or indirectly, for (i) any Restricted Junior Payment or (ii) Indebtedness owed to any Affiliate of a Covered Subsidiary other than (A) payments in respect of Permitted Indebtedness made to the Company or to a wholly-owned Subsidiary or
          (B) Repayment of EconWorld Indebtedness;

     (g) Limitations on Exchange and Issuance of Share Capital. Create, issue, or sell (i) any class or series of Preferred Shares (other than the Convertible Preferred Shares), (ii) any class, series or shares of Share Capital that is senior in rights in any respect (including, without limitation, right of payment, right of repayment, rights in liquidation, right of redemption or right to dividends) to the Common Shares or the common shares of the Covered Subsidiaries (other than the Convertible Preferred Shares), (iii) any class or series of Share Capital that is convertible or exchangeable into Indebtedness, Preferred Shares, or Share Capital that is senior in rights in any respect (including, without limitation, right of payment, right of repayment, rights in liquidation, right of redemption or right to dividends) to the Common Shares or the common shares of the Covered Subsidiaries, or (iv) any Convertible Preferred Shares other than those shares issued under the Share Purchase Agreement;

     (h) Subsidiaries. Form or cause or permit to be formed or cause or permit to exist, or cause or permit any of its Covered Subsidiaries to form or cause or permit to be formed or cause or permit to exist, any other Foreign Subsidiary, unless (i) such Foreign Subsidiary does not (directly or indirectly) hold any Media Asset and does not (directly or indirectly) hold any outstanding shares of Share Capital of a Subsidiary which is party to an Internal Control Agreement with respect to such Media Asset or (ii) if such Foreign Subsidiary directly or indirectly holds any Media Assets or directly or indirectly holds any outstanding shares of Share Capital of a Subsidiary which is party to an Internal Control Agreement with respect to such Media Asset, such Foreign Subsidiary is wholly-owned by a Covered Subsidiary and (x) all property and assets of such newly formed Foreign Subsidiary and (y) all stock of any class of such newly formed Foreign Subsidiary, in each case, are pledged to the Holders in accordance with the terms of the Equity Documents.

     (i) Conduct of Business. From and after the Original Issuance Date, engage in, or cause or permit any of its Covered Subsidiaries to engage in, in any business other than (i) the Permitted Business, and (ii) such other lines of business as may be consented to by the Holders;

     (j) Organizational Documents. Agree to, or cause or permit any of its Covered Subsidiary to agree to, any material amendment, restatement, supplement or other modification to, or waiver of (x) any provision in the Articles of Association relating to the rights of the Convertible Preferred Shares, or (y) any of its organizational or constitutive documents in a manner adverse to the rights of any Holder, after the Original Issuance Date;

     (k) Bankruptcy. Institute, or cause or permit any of its Covered Subsidiaries to institute, any proceeding seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seek the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any of its assets, or make a general assignment for the benefit of creditors; and

     (l) Liquidation or Dissolution. Seek, or cause or permit, the liquidation, dissolution or winding up of the Company.

Section 7. Conversion. Each Convertible Preferred Share shall be convertible into Common Shares as follows:

     (a) Conversion Ratio. Each Convertible Preferred Share shall be convertible into such number of fully paid and nonassessable Common Shares as is determined by dividing (i) the Face Amount of the Convertible Preferred Shares plus all accrued unpaid dividends (whether or not declared) on the Convertible Preferred Shares (the "Preferred Conversion Amount") by (ii) the applicable Conversion Price in effect on the applicable conversion date.

     (b) Optional Conversion. Each Convertible Preferred Share shall be convertible into Common Shares at the option of the Holder at any time after the Original Issuance Date, by written notice to the Company. The Conversion Price shall be determined as of the date such conversion is effected. The Company will promptly thereafter, issue and deliver to such Holder or its designee a certificate for the number of Common Shares to which such Holder shall be entitled after the conversion. The conversion will be deemed to have been completed immediately prior to the close of business on the date of such Holder's notice to the Company and the Person entitled to receive the Common Shares issuable upon such conversion shall be treated as the record holder of such Common Shares as of such date.

     (c) Mandatory Conversion. Each Convertible Preferred Share shall be converted automatically into Common Shares immediately upon a QIPO of the Company that occurs prior to the Redemption Date. The Conversion Price will be determined as of the QIPO Date. Upon the occurrence of such event, the Company shall promptly issue and deliver to each Holder or its designee in such Holder's or its designee's name a certificate or certificates for the number of Common Shares into which the Convertible Preferred Shares were converted.

     (d) Accrued Cumulative Dividends. Company shall have the option to pay all accrued cumulative but unpaid dividends (whether or not declared) prior to the date at which the Convertible Preferred Shares are converted to Common Shares.

     (e) Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time as described below:

               (i) Adjustments for Common Shares Issuances Below Conversion Price. The Conversion Price will be subject to adjustment if and whenever on or after the Original Issuance Date, the Company issues or sells (or in accordance with Section 7(e)(i)(A) or 7(e)(i)(B) is deemed to have issued or sold), any Common Shares for a consideration per share which is less than the Conversion Price in effect immediately prior to such issuance or sale. Upon such an event, the Conversion Price shall be automatically adjusted and reduced to the consideration per share for which such Common Shares were issued or sold; provided that no adjustment in the Conversion Price will be made pursuant to this
               Section 7 in connection with any Exempt Issuance. For the avoidance of doubt, there shall be no increase to the Conversion

               Price as a result of any issuance of shares for a consideration per share that is in excess of the Conversion Price in effect immediately prior to such issuance. If any adjustment to the Conversion Price is made upon the issuance of Options or Convertible Securities and such Options or Convertible Securities expire without being converted or exercised, then the Conversion Price shall be readjusted to the amount that would have been in effect had such Options or Convertible Securities never been issued or sold; provided that no readjustment provided for in this Section 7(e)(i) shall have the effect of increasing the Conversion Price to an amount which exceeds the lowest of (x) the Conversion Price that was in effect immediately prior to the adjustment made in connection with the issuance of such Options or Convertible Securities, or (y) the Conversion Price that results from any actual issuance of additional Common Shares between the original adjustment date and such readjustment date. For avoidance of doubt, any adjustment under this Section 7(e)(i) shall be calculated independently of, and in addition to, any adjustment under Section 7(e)(vi), and the lower of the two Conversion Prices yielded by such independent calculations shall be the new Conversion Price resulting from any Pre-IPO Issuance (as defined in Section 7(e)(vi)). Conversion Price adjustments under this Section 7(e) shall be calculated based on the following provisions in the event Options or Convertible Securities are issued.

               (A) Issuance of Options. If the Company in any manner grants or sells any Options and the price per share for which Common Shares are issuable upon the exercise of such Options, or upon the conversion or exchange of any Convertible Securities issuable upon the exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the maximum number of Common Shares issuable upon the exercise of such Options, or upon conversion or exchange of the maximum amount of such Convertible Securities issuable upon the exercise of such Options, will be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. For purposes of this Section 7(e)(i)(A), the "price per share for which Common Shares are issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options" will be determined by dividing (1) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (2) the maximum number of Common Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price will be made upon the actual issuance of Common Shares or of such Convertible Securities upon the exercise of such

                    Options or upon the issuance of Common Shares upon conversion or exchange of such Convertible Securities.

               (B) Effect of Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Shares are issuable upon the conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(e)(i)(B), the "price per share for which Common Shares are issuable upon conversion or exchange thereof" will be determined by dividing (1) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (2) the maximum number of Common Shares issuable upon the exchange of all such Convertible Securities. No further adjustment of the Conversion Price will be made upon the actual issuance of such Common Shares upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this
                    Section 7(e), no further adjustment of the Conversion Price will be made by reason of such issue or sale.

               (C) Integrated Transaction. If Options or Convertible Securities are issued in connection with the issue or sale of other Securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options or Convertible Securities by the parties thereto, the Options or Convertible Securities will be deemed to have been issued without consideration.

               (D) Calculation of Consideration Received. If any Common Shares, Options, or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, then the consideration received therefor will be deemed to be the net amount received by the Company. If any Common Shares, Options, or Convertible Securities are issued or sold for a consideration other than cash, then the amount of the consideration other than cash received by the Company will be the fair value of such consideration as determined in good faith by mutual agreement between the Company and the Majority Holders, except where such consideration consists of Securities traded on a Qualified Exchange, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. If any Common Shares, Options, or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, then the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets of the non-surviving entity as is attributable to such Common Shares, Options or Convertible Securities, as the case may be.

               (ii)Dividend or Split. If there is (1) a split or subdivision of the outstanding Common Shares or (2) a dividend or other distribution payable in Common Shares or Options or Convertible Securities without payment of any consideration, then, as of such record date for such event, the Conversion Price shall be appropriately decreased so the number of Common Shares issuable on conversion of the Convertible Preferred Shares shall be increased in proportion to such increase in the aggregate number of Common Shares outstanding or issuable with respect to such Options or Convertible Securities.

               (iii) Combinations. If the number of Common Shares outstanding is decreased by a combination of the outstanding Common Shares, then, as of the record date of such combination, the Conversion Price shall be appropriately increased so the number of Common Shares issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding Common Shares.

               (iv)Recapitalization, Consolidation, Merger, Etc. In case of any change in the Common Shares through recapitalization, reclassification, or other change in the Share Capital of the Company (other than a combination of shares or the issuance of additional Common Shares by stock split or stock dividend) or through any merger or consolidation which is effected such that holders of Common Shares are entitled to receive shares, Securities, cash, or other assets in exchange for Common Shares, then, as a condition of the change in capital structure or merger, provision shall be made so that the Holders of Convertible Preferred Shares will have the right thereafter to receive upon conversion the kind and amount of shares of stock or other Securities or property to which such Holders would have been entitled if, immediately prior to such change in capital structure, such Holders had held the number of Common

               Shares issuable upon conversion of the Convertible Preferred Shares. In addition, appropriate provision will be made with respect to the Holder's rights and interests to ensure that the provisions in this Section 7 will thereafter be applicable in relation to any shares, Securities, cash, or other assets thereafter deliverable upon the conversion of Convertible Preferred Shares.

               (v)Protection Against Dilution. If any event occurs as to which, in the mutual opinion of the Company's Board and the Majority Holders, the other provisions of this Section 7(e) are not strictly applicable or would not fairly protect the rights of the Holders in accordance with the intent of these anti-dilution provisions, then the Company's Board and the Majority Holders shall agree to an adjustment in accordance with the intent of these provisions to protect the Holders' rights under this
               Section 7, but in no event shall any adjustment have the effect of increasing the Conversion Price (except in the case of a combination of Common Shares as described in Section 7(e)(iii)).

               (vi)Adjustments for Common Shares Issuances Prior to IPO. The Conversion Price will be subject to adjustment if and whenever on or after the Original Issuance Date and prior to an IPO, the Company issues or sells (or in accordance with Section 7(e)(vi)(A) or 7(e)(vi)(B) is deemed to have issued or sold)(each, a "Pre-IPO Issuance"), any Common Shares. Upon such an event, the Conversion Price shall be automatically adjusted and reduced such that the number of Common Shares into which the Preferred Conversion Amount converts after taking into account such adjustment to the Conversion Price for the Pre-IPO Issuance shall constitute the same percentage of the Fully-Diluted Common Shares as they would have constituted had the Preferred Conversion Amount been converted to Common Shares prior to such Pre-IPO Issuance and such adjustment; provided that no adjustment in the Conversion Price will be made pursuant to this Section 7(e)(vi) in connection with any applicable Exempt Issuance. If any adjustment to the Conversion Price is made upon the issuance of Options or Convertible Securities and such Options or Convertible Securities expire without being converted or exercised, then the Conversion Price shall be readjusted to the amount that would have been in effect had such Options or Convertible Securities never been issued or sold; provided that no readjustment provided for in this Section 7(e)(vi) shall have the effect of increasing the Conversion Price to an amount which exceeds the lowest of (x) the Conversion Price that was in effect immediately prior to the adjustment made in connection with the issuance of such Options or Convertible Securities or (y) the Conversion Price that results from any actual issuance of additional Common Shares between the original adjustment date and such readjustment date. For avoidance of doubt, any adjustment under this Section 7(e)(vi) shall be calculated independently of, and in addition to, any adjustment under Section 7(e)(i), and the lower of the two Conversion Prices yielded by such independent calculations shall be the new Conversion Price resulting from such Pre-IPO Issuance. Conversion Price adjustments under this
               Section 7(e)(vi) shall be calculated based on the following provisions in the event Options or Convertible Securities are issued.

               (A) Issuance of Options. If the Company in any manner grants or sells any Options, then the maximum number of Common Shares issuable upon the exercise of such Options, or upon conversion or exchange of the maximum amount of such Convertible Securities issuable upon the exercise of such Options, will be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options. No further adjustment of the Conversion Price will be made upon the actual issuance of Common Shares or of such Convertible Securities upon the exercise of such Options or upon the issuance of Common Shares upon conversion or exchange of such Convertible Securities.

               (B) Effect of Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, then the maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities. No further adjustment of the Conversion Price will be made upon the actual issuance of such Common Shares upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this
                    Section 7(e), no further adjustment of the Conversion Price will be made by reason of such issue or sale.

               (C) Integrated Transaction. If Options or Convertible Securities are issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options or Convertible Securities by the parties thereto, the Options or Convertible Securities will be deemed to have been issued without consideration.

               (vii) Notice of Conversion Price Adjustments. When an adjustment or readjustment of the Conversion Price is required pursuant to this Section 7(e), the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms of this Section 7 and prepare and furnish to each Holder a notice setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

               (viii) Reservation of Shares. The Company shall at all times reserve and keep available from its authorized but unissued Common Shares such number of Common Shares as shall be sufficient to effect the conversion of all outstanding Convertible Preferred Shares; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Convertible Preferred Shares, the Company and Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of Common Shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable efforts to obtain and provide the requisite shareholder approval of any necessary amendment to the Company's Memorandum and the Articles of Association.

               (ix) No Fractional Shares. No fractional shares shall be issued upon the conversion of Convertible Preferred Shares, and the number of Common Shares to be issued shall be rounded to the nearest whole share. The Company shall, in lieu of issuance of such fractional share, pay the Holder otherwise entitled to such fractional share cash for the outstanding Convertible Preferred Shares not converted.

               (x) Mechanics of Conversion. The Company may adopt any manner of conversion permitted by law to effect conversion including by way of redemption or purchase of the Convertible Preferred Shares and the issue of new Common Shares and the Company may, subject to the Law, make payments out of capital in connection therewith.

Section 8. Accelerated Redemption Event. Any one or more of the following events which shall occur and be continuing shall constitute an "Accelerated Redemption Event" if so declared by a Holder upon written notice to the Company, and shall trigger redemption (in addition to all other remedies) of the Convertible Preferred Shares pursuant to Section 4(a)(iv):

     (a) Failure to Make Payments on Dividends When Due. Failure by the Company to pay when due any accrued dividends (whether or not declared) on the Convertible Preferred Shares (i) unless such failure is caused by administrative or technical error and (ii) payment is made within thirty (30) days of its due date;

     (b) Failure to Make Other Payments When Due. Failure by the Company to make any other payment to the Holders when due, including any Obligation pursuant to any Equity Document (i) unless such failure is caused by administrative or technical error and (ii) payment is made within thirty (30) days of its due date;

     (c) Breach of Terms of Equity Documents. Failure by the Company to materially perform or comply with any other terms of this Schedule 2 (including, without limitation, Section 2, Section 4 and Section 6) or any terms of any Equity Document, other than any failure to make payments when due, and such failure is continuing and not waived by the Majority Holders within sixty (60) days of its occurrence;

     (d) Default under Credit Agreement. An Event of Default under the Credit Agreement shall occur and be continuing, and such Event of Default shall not have been remedied by the Company or its Covered Subsidiary within the grace period provided therefor;

     (e) Default under Other Agreements. (i) Failure by the Company or any of its Covered Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness beyond the grace period, if any, provided therefor, (ii) any Indebtedness of the Company or any Covered Subsidiary is declared to be or otherwise becomes due and payable prior to its scheduled maturity as a result of an event of default (however described), or
          (iii) any creditor of the Company or any Covered

          Subsidiary declares any Indebtedness of the Company and such Covered Subsidiary due and payable prior to its scheduled maturity as a result of an event of default (however described); provided, however, that no default shall occur under this Section 8(e) if the aggregate amounts payable under subsections (i) to (iii) herein is less than $500,000 (or its equivalent in any other currency or currencies);

     (f) Involuntary Bankruptcy, Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Parent, the Company or any of Company's Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed, or any other similar relief shall be granted under any applicable federal or state law, or
          (ii) an involuntary case shall be commenced against the Parent, the Company or any of Company's Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Parent, the Company or any of Company's Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Parent, the Company or any of the Company's Subsidiaries for all or a substantial part of its property or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Parent, the Company or any of Company's Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged;

     (g) Voluntary Bankruptcy, Appointment of Receiver, etc. (i) The Parent, the Company or any of Company's Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Parent, the Company or any of Company's Subsidiaries shall make any assignment for the benefit of creditors, or (ii) the Parent, the Company or any of Company's Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of the Parent, the Company or any of Company's Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8(f);

     (h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $500,000 or (ii) in the aggregate at any time an amount in excess of $1,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against the

          Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder);

     (i) Dissolution. Any order, judgment or decree shall be entered against the Company or any Covered Subsidiary decreeing the dissolution or split up of the Parent, the Company or any of Company's Subsidiaries and such order shall remain undischarged or unstayed for a period in excess of sixty (60) days;

     (j)  Change of Control. A Change of Control shall occur;

     (k) Equity Documents. At any time after the execution and delivery thereof, (i) any Equity Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof or the satisfaction in full of the Obligations in accordance with the terms thereof) or shall be declared null and void, or Holders shall not have or shall cease to have a valid and perfected first priority Lien, subject only to Permitted Liens, in any material portion of Collateral purported to be covered by the Collateral Documents or (ii) the Company or any Covered Subsidiary shall contest the validity or enforceability of any Equity Document in writing or deny in writing that it has any further liability under any Equity Document to which it is a party; or

     (l) Internal Control Agreements. At any time after the execution and delivery thereof, any Internal Control Agreement ceases to be in full force and effect (other than by its terms) or shall be declared null and void, except where such cessation or declaration would not result in a Material Adverse Effect.

Section 9. Definitions

"Accelerated Redemption Event" shall have the meaning set forth in Section 8 hereof.

"Affiliate" of a Person means any other Person (a) that directly or indirectly controls, is controlled by or is under common control with, the Person or any of its Subsidiaries, (b) that directly or indirectly beneficially owns or holds 5% or more of any class of equity Security or other similar interests of the Person or any of its Subsidiaries or (c) 5% or more of the equity Securities of which is directly or indirectly beneficially owned or held by the Person or any of its Subsidiaries. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract, agreement or otherwise. Notwithstanding the foregoing, no Holder or any Affiliate of any Holder shall be an Affiliate of the Parent, the Company or any of its Subsidiaries.

"Agent" means Patriarch Partners Agency Services, LLC.

"Asset Sale" means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any

Person, in one transaction or a series of transactions, of all or any part of the businesses of the Company or any of its Subsidiaries, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Share Capital of any Subsidiary of the Company, but excluding
(i) inventory (or other assets) sold or leased in the ordinary course of business and (ii) disposals of obsolete, worn out or surplus property.

"Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

"Business Day" means a day other than Saturday or Sunday or other day on which commercial banks in New York City, New York, Charlotte, North Carolina, Hong Kong or Tokyo, Japan, are authorized or required by law or other governmental action to close and a day on which dealings are carried on for deposits in Dollars by and among banks in the London interbank market.

"Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

"Change of Control" means any one or more of the following events:

          (i) Any individual, corporation, partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert (other than any Holder, any Affiliate of any Holder, the Parent or any of its Subsidiaries) becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act of Securities of the Company possessing either (A) fifty percent (50%) or more of the voting power for the election of directors of the Company or (B) fifty percent (50%) or more in value of the outstanding equity Securities (or the right to acquire fifty percent (50%) or more) of the Company;

          (ii) There shall be consummated any consolidation, merger, or other business combination involving the Company or the Securities of the Company in which (A) holders of voting Securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting Securities of the Company (or, if the Company does not survive such transaction, voting Securities of the corporation surviving such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of the Company (or such other surviving corporation) or (B) holders of equity Securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, equity Securities of the Company (or, if the Company does not survive such transaction, voting Securities of the corporation surviving such transaction) having less than fifty percent (50%) of the equity Securities of the Company (or such other surviving corporation);

          (iii) There shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of assets representing all or substantially all of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company either before or after such transaction or series of related transactions; or

          (iv) The Parent ceases to possess total voting power of the outstanding equity Securities of the Company sufficient to elect a majority of the members of the board of directors of the Company.

"Collateral Documents" means the Security Agreement, the Pledge Agreement, and all other instruments, documents and agreements delivered by the Company or any Covered Subsidiary pursuant to the Share Purchase Agreement or any of the other Equity Documents (including, without limitation, all UCC financing statements) in order to grant to the Holders a Lien on any property of the Company or any Covered Subsidiary as security for the Obligations.

"Conversion Price" means the Initial Conversion Price, as may be adjusted in accordance with Section 7 herein.

"Convertible Securities" means any Securities or other rights to acquire Securities, other than the Convertible Preferred Shares, which are directly or indirectly convertible into or exchangeable for Common Shares.

"Covered Subsidiary" means each of (i) Ming Shing International Limited, a British Virgin Islands company, (ii) Upper Will Enterprises Limited, a British Virgin Islands company and (iii) Active Advertising Agency Limited, a Hong Kong company.

"Credit Agreement" means the Credit Agreement, dated as of March 16, 2006, among the Company, the Holders, the Guarantors named therein and the Agent named therein.

"Credit Document" means "Credit Document" as defined under the Credit Agreement.

"Dividend Rate" means a per annum rate of 11%; provided that such rate shall increase to the Dividend Default Rate from and after the earliest of (i) the Redemption Date, (ii) the Optional Redemption Date, (iii) the IPO Date, and (iv) the Accelerated Redemption Date.

"Dividend Default Rate" means 15% per annum.

"Domestic Subsidiary" means any Subsidiary organized under the laws of the PRC.

"Equity Documents" means this Schedule 2, the Share Purchase Agreement, the Collateral Documents, the Investor Rights Agreement and all other documents or instruments or agreements executed or delivered by the Company or a Covered Subsidiary for the benefit of any Holder.

"Equity Payment Percentage" means (i) 42.86% or (ii) solely with respect to calculating the Preference Amount payable upon an Accelerated Redemption Event prior to December 31, 2008, the percentage equal to (x) 42.86% multiplied by (y) the number of calendar days in the period from the Original Issuance Date until the date of payment of the Preference Amount divided by (z) the number of calendar days in the period from the Original Issuance Date until December 31, 2008. For the avoidance of doubt, the Equity Payment Percentage is determined by
(ii) above if and only if (i) there has been an Accelerated Redemption Event prior to December 31, 2008, (ii) there has not been an IPO and (iii) the Company has not elected to optionally redeem the Convertible Preferred Shares. In all other cases, the Equity Payment Percentage shall be determined by (i) above.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time, and any successor statute

"Exempt Issuance" means the issuance of any Common Shares: (a) for purposes of
Section 7(e)(i) only (and not for purposes of Section 7(e)(vi)) to the extent that any issuance to an Exempt Plan is in excess of the maximum numbers listed on Annex A, under any employee benefit plan, employee share option plan, share incentive plan or other similar plan adopted by the Company's Board (an "Exempt Plan") only to the extent that the total number of Common Shares issued to such Exempt Plan on a fully-diluted as converted basis does not exceed 20% of the Fully-Diluted Common Shares determined as of the date immediately prior to such issuance; (b) to any Person listed on Annex A (each, an "Exempt Issuee") in consideration for the contribution of assets as indicated on Annex A (the "Specified Contributed Assets"), (i) at an effective per share price equal to or greater than $3.00 per Common Share and (ii) only to the extent that (A) the total number of Common Shares issued to such Exempt Issuee on a fully-diluted as converted basis does not exceed the maximum number of shares set forth next to such Exempt Issuee's name on Annex A and (B) the Exempt Issuee contributes the Specified Contributed Assets in consideration for the issuance of such Common Shares; or (c) for purposes of Section 7(e)(i) only (and not for purposes of Section 7(e)(vi)), not exceeding 0.5% of the lesser of (i) the Fully-Diluted Common Shares determined as of the date immediately prior to such issuance and
(ii) the number equal to the sum of (A) the number of outstanding Fully-Diluted Common Shares determined as of the Original Issuance Date plus (B) the number of Fully-Diluted Common Shares issued pursuant to any Exempt Issuance under clauses
(a) and (b) of this definition, each of (A) and (B) as adjusted in accordance with the provisions of Section 7(e)(ii)-(v). For the avoidance of doubt, any issuance of Common Shares pursuant to clause (a) of this definition for numbers of Common Shares in excess of the maximum numbers listed on Annex A shall be subject to adjustments as set forth in Section 7(e)(vi) and any issuance of Common Shares pursuant to clause (b) of this definition (w) for an effective per share price less than $3.00, (x) in consideration for assets other than the Specified Contributed Assets, (y) to any Person not listed on Annex A, or (z) for numbers of Common Shares in excess of the maximum numbers listed on Annex A shall be subject to adjustments as set forth in Section 7.

"Fiscal Year" means the fiscal year of the Company and its Subsidiaries ending on December 31 of each calendar year.

"Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

"Fully-Diluted Common Shares" means, as of the time of determination, all issued and outstanding common shares of the Company and all common shares of the Company issuable upon conversion or exercise of any rights, options, warrants or other Securities convertible into or exercisable for common shares, including, without limitation, the Convertible Preferred Shares.

"GAAP" means International Financial Reporting Standards as in effect from time to time, consistently applied throughout the periods to which reference is made.

"Holder" and "Holders" mean the Persons from time to time holding the Convertible Preferred Shares.

"Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China.

"HK Dollars" and the sign "HK$" mean the lawful money of Hong Kong.

"Indebtedness" means, with respect to any Person, without duplication, the following: (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services other than accounts payable and accrued liabilities that would be classified as current liabilities under GAAP which payables and expenses are incurred in respect of property or services purchased in the ordinary course of business, (iii) all obligations of such Person evidenced by notes, bonds, debentures or similar borrowing or Securities instruments, (iv) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (v) all obligations of such Person as lessee under Capital Leases, (vi) all obligations of such Person in respect of banker's acceptances and letters of credit, (vii) all obligations of such Person secured by Liens on the assets and property of such Person, (viii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Share Capital or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such Share Capital, (ix) all obligations of such Person in respect of any guaranty by such Person of any obligation of another Person of the type described in clauses (i) through (viii) of this definition and (x) all obligations of another Person of the type described in clauses (i) through (ix) secured by a Lien on the property or assets of such Person (whether or not such Person is otherwise liable for such obligations of such other Person).

"Initial Conversion Price" means

          (i) $3.66 if neither of the Newspaper Assets is acquired directly or indirectly by the Company; and

          (ii) $5.17 if 100% of the ownership of both Newspaper Assets is acquired directly or indirectly by the Company;

     provided, for the avoidance of doubt, that any adjustment previously made to the Initial Conversion Price shall be made again to any new substituted Initial

     Conversion Price. The purpose of this proviso is to clarify that the Holders shall receive the full benefit of any such adjustment and shall not be deprived of such benefit due to the acquisition of the Newspaper Assets by the Company.

"Internal Control Agreement" means (i) any appointment or indemnification arrangement or agreement with a natural Person, who is a citizen of the PRC, designated by Parent or Company or any Affiliate or Subsidiary of Parent or Company to act as nominee shareholder and legal representative of any Domestic Subsidiary, and any action, arrangement, declaration, or agreement undertaken by such Person, or caused to be undertaken by such Person, in connection with the fulfillment of such role, including, without limitation, the acquisition of any beneficial interest or the holding of record in the Securities (including Share Capital) of such Domestic Subsidiary and the execution, either with Parent, Company, Affiliate or Subsidiary of Parent or Company or any other third party whether or not affiliated with Parent or Company, of any secured promissory note, equity pledge agreement, equity purchase option agreement, subrogation agreement, declaration of waiver of pre-emption rights, and declaration of waiver of spousal communal rights or (ii) any arrangement or agreement (including, without limitation, any consulting or service arrangements or agreements) pursuant to which Company or any Subsidiary of Company indirectly receives the economic benefit of revenue generated by any Media Asset.

"IPO" means an initial public offering of common shares of the Company which has been admitted for listing and trade on a Qualified Exchange.

"IPO Date" means the date of the initial IPO.

"Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

"Liens" means any encumbrance, mortgage, pledge, hypothecation, charge, assignment, lien, restriction or other security interest of any kind securing any obligation of any Person.

"Loans" means the Term Loan made by the Holders to the Company pursuant to the Credit Agreement.

"Majority Holders" means the Holders holding a majority in number of the outstanding Convertible Preferred Shares from time to time.

"Market Price" of any security means the average of the closing prices of such security's sales on the Qualified Exchange, averaged over a period of five days consisting of the day as of which "Market Price" is being determined and the four consecutive business days prior to such day. If at any time such security is not listed on a Qualified Exchange then the "Market Price" will be the fair value thereof determined in good faith by mutual agreement between the Company's Board and the Holders.

"Material Adverse Effect" means any (i) material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole that may affect the ability of the Company or any Covered Subsidiary to perform its material obligations under any of the Equity Documents, (ii) material impairment of the ability of the Company or any of its Covered Subsidiary to perform its obligations under any of the Equity Documents, (iii) material adverse effect on the legality, validity, binding effect or enforceability of the Equity Documents against the Company or any of its Covered Subsidiaries or (iv) material adverse effect on the rights or remedies available to the Holders under any Equity Document, excluding any written waivers or releases by the Holders.

"Media Assets" means the assets set forth in Annex B of this Schedule 2.

"Newspaper Assets" means the assets set forth in Annex C of this Schedule 2.

"Obligations" means all amounts owed, obligations and liabilities of the Company or any of its Covered Subsidiaries from time to time owed to any Holder or its Affiliates direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under the Equity Documents.

"Options" means any Securities or other rights to subscribe for or purchase, directly or indirectly, Common Shares or Convertible Securities.

"Original Issuance Date" is the date as defined in Section 2 herein.

"Parent" means Xinhua Finance Limited.

"Parent Redemption Shares" means, with respect to each Holder, as of any date of determination, the aggregate number of shares of fully paid and non-assessable common shares, par value HK$20, of the Parent (as such shares shall then be constituted) equal in value to (i) all accrued and unpaid dividends (whether or not declared) on all of the Convertible Preferred Shares held by such Holder on such date of determination plus (ii) the outstanding Face Amount of Convertible Preferred Shares held by such Holder on such date of determination, with the price per share of such common shares of the Parent determined at a 10% discount to the 30 Trading Day trailing average closing price of such common shares of the Parent on the Relevant Exchange as of the date that is (w) for Parent Redemption Shares delivered under Section 4(a)(i), three (3) days prior to the Redemption Date, (x) for Parent Redemption Shares delivered under Section 4(a)(ii), three (3) days prior to the Optional Redemption Date, (y) for Parent Redemption Shares delivered under Section 4(a)(iii), three (3) days prior to the IPO Date, or (z) for Parent Redemption Shares delivered under Section 4(a)(iv), three (3) days prior to the date of Accelerated Redemption Event.

"Permitted Business" means the business of investing in the Media Assets and other related media businesses.

"Permitted Indebtedness" means (i) Indebtedness arising under the Credit Documents, (ii) Indebtedness of the Company or any Covered Subsidiary existing as of the date of the Share Purchase Agreement set forth on the Schedule of Exceptions of such Share Purchase Agreement, (iii) Indebtedness in respect of taxes or other governmental charges contested in good faith by appropriate proceedings and for which the Company or any Covered Subsidiary has made appropriate reserves, (iv) Indebtedness of the Company or any Covered Subsidiary incurred under Capital Leases entered into in the ordinary course of business in an aggregate amount not to exceed $500,000 on any date of determination, (v) Indebtedness in RMB which is entirely secured by a Dollar deposit and which is incurred solely for the purpose of converting Dollars into RMB required for working capital purposes in the PRC, or (vi) trade or other similar Indebtedness on normal commercial terms incurred in the ordinary course of business in an aggregate amount not to exceed $500,000 on any date of determination and payable within ninety (90) days.

"Permitted Liens" means (i) Liens securing the Obligations, (ii) Liens securing taxes or other governmental charges not yet due or due but contested in good faith by appropriate proceedings and for which the Company or any of its Covered Subsidiary has made appropriate reserves (so long as the holder of any such Lien is not taking any active steps to enforce or foreclose on such Lien), (iii) Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar statutory Liens arising in the ordinary course of the Company and such Covered Subsidiary's business, less than 120 days old as to obligations not yet due or due but contested in good faith by appropriate proceedings and for which the Company and such Covered Subsidiary has made appropriate reserves (so long as the holder of any such Lien is not taking any active steps to enforce or foreclose on such Lien), (iv) easements, rights of way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a Material Adverse Effect on the Company and/or any Covered Subsidiary, and (v) Liens securing obligations arising under the Credit Documents.

"Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, other legal entities and Governmental Bodies.

"Pledge Agreement" means the Pledge Agreement and Irrevocable Proxy, dated as of March 16, 2006, among the Company, the Covered Subsidiaries and the Holders.

"Preference Amount" means, with respect to each Holder, as of any date of determination, for each Convertible Preferred Share held by each Holder, the sum of (i) the Face Amount plus (ii) any accrued and unpaid dividends due (whether or not declared, and including, if applicable, dividends at the Dividend Default
Rate) on such Convertible Preferred Share on such date of determination plus
(iii) an amount equal to the Equity Payment Percentage multiplied by the Face Amount.

"Preferred Shares" means all preferred shares of the Company.

"PRC" means the People's Republic of China excluding Hong Kong, Macau Special Administrative Region and Taiwan.

"QIPO" means an IPO of the Company in which the QIPO Valuation is no less than $400 million or, if 100% of the ownership of both Newspaper Assets has been acquired directly or indirectly by the Company, an IPO of the Company in which the QIPO Valuation is no less than $500 million.

"QIPO Date" means the date of the QIPO.

"QIPO Valuation" means an amount equal to (i) the initial price per share of Common Shares issued in the IPO (and, if such price is not expressed in Dollars, then its equivalent in Dollars) multiplied by (ii) the number of outstanding Common Shares immediately following the closing of the IPO.

"Qualified Exchange" means any Designated Offshore Securities Market as defined in Section 230.902(b) of Regulation S of the Securities Act or any securities exchanges or inter-dealer quotation systems in the United States.

"Redemption Date" means December 31, 2008.

"Relevant Exchange" means the Tokyo Stock Exchange.

"Repayment of EconWorld Indebtedness" means repayment of (i) the loan dated February 14, 2006 in the principal amount of $1,330,000 by EconWorld Media Limited as borrower to Xinhua Financial Network Limited as lender, (ii) the loan dated October 18, 2005 in the principal amount of $300,000 by EconWorld Media Limited as borrower to Xinhua Financial Network Limited as lender and (iii) the loan dated October 18, 2005 in the principal amount of $200,000 by EconWorld Media Limited as borrower to Xinhua Financial Network Limited as lender, in each case solely by set off of such amounts against any amounts owed by Xinhua Financial Network Limited or the Parent to EconWorld Media Limited.

"Restricted Junior Payment" means, for the Company and/or any of its Subsidiaries, (a) any dividend or other distribution, direct or indirect, on account of any class of Share Capital of the Company or such Subsidiary now or hereafter outstanding, except a dividend payable solely in shares of that class of Share Capital to the holders of that class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Company or such Subsidiary now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any class of Share Capital of the Company or such Subsidiary now or hereafter outstanding; provided, however, Restricted Junior Payments shall not include any amounts payable under the Convertible Preferred Shares (including, without limitation, dividends or redemption payments); provided, further, with respect to subclauses (a), (b) and (c) above, Restricted Junior Payments shall not include any dividends or other distributions by a Subsidiary which are made pro rata to all of its shareholders or members.

"RMB" means the lawful money of the PRC.

"Schedule of Exceptions" means the Schedule of Exceptions attached as Annex E to this Schedule 2 and delivered to the Holders prior to the Original Issuance Date.

"Security Agreement" means the Security Agreement, dated as of March 16, 2006, among the Company, the Covered Subsidiaries and the Holders.

"Securities" means any stock, shares, limited liability company membership interests, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

"Share Capital" means any and all shares, interests, participations or other equivalents (however designated) of share capital of a corporation, any and all equivalent ownership or equity interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

"Share Purchase Agreement" means the Share Purchase Agreement, dated as of March 16, 2006, between the Company and the Holders.

"Significant Person" means (i) any holder of 5% or more of any class of Share Capital of the Parent, any Covered Subsidiary or any of their Subsidiaries, (ii) any Person holding a senior management or executive position in the Parent, any Covered Subsidiary or any of their Subsidiaries, or (iii) any Person who is a member of the board of directors of the Parent, any Covered Subsidiary or any of their Subsidiaries. For purposes of clarification, "Significant Person" does not include the Parent.

"Subsidiary" means, (i) with respect to any Person, any corporation, partnership, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) the entities listed on Annex D of this Schedule 2 and their Subsidiaries as defined in clause (i) of this definition.

"Trading Day" means a day during which trading in Securities generally occurs on the Relevant Exchange (provided that no day on which trading of the applicable security is suspended on such exchange or other trading market will count as a Trading Day).

"Transaction with Shareholders and Affiliates" means any transaction between a Significant Person and the Company or any of its Subsidiaries, except (i) transactions between the Company and any of its wholly-owned Subsidiaries, (ii) transactions between any wholly-owned Subsidiaries of the Company and (iii) those transactions that are (A) on terms no less favorable to the Company or its Covered Subsidiaries than those that generally might be obtained at the time from a Person who is not such a holder or an Affiliate and (B) approved by the board of directors of the Company or its Covered Subsidiaries; provided, the foregoing shall not apply to (x) any transaction between the Company and the Parent and (y) compensation and expense reimbursement arrangements for directors, officers and other employees of the Company or its Covered Subsidiaries entered into in the ordinary course of business.

                                     ANNEX A

                                EXEMPT ISSUANCES

All defined terms used herein and not defined shall have the meanings set forth in Annex A to the Credit Agreement.

                                                                                                 MAXIMUM NUMBER OF
                                                                                                  XFM SHARES TO BE
SHAREHOLDER                                          SPECIFIED CONTRIBUTED ASSETS                      ISSUED
-----------                            -------------------------------------------------------   -----------------
1. Best Gain Group Ltd                 40% of the fully-diluted equity of EconWorld Media               955,556
2. Cheers Perfect Ltd.                 Limited so long as EconWorld Media Limited holds the
3. Cheung Wah Keung                    Financial Magazine Assets.
4. EconWorld Holdings Ltd.
5. Gainful Concept Ltd.
6. Justly Investment International
   Ltd.
7. Lo Li Chun
8. Lo Shui Ling Raymond
9. Quach Fung Vi

Sanlian Group and its Affiliates       42% of the fully-diluted equity of Beijing Jingguan            4,781,893
                                       Xingcheng Advertising Co., Ltd. (Economic Observer) so
                                       long as Beijing Jingguan Xingcheng Advertising Co.,
                                       Ltd. (Economic Observer) holds the Financial Newspaper
                                       Assets.

Economic Observer Shareholders         8% of the fully-diluted equity of Beijing Jingguan               979,424
                                       Xingcheng Advertising Co., Ltd. (Economic Observer) so
                                       long as Beijing Jingguan Xingcheng Advertising Co.,
                                       Ltd. (Economic Observer) holds the Financial Newspaper
                                       Assets.

Hyperlink Shareholder                  49% of the fully-diluted equity of Shanghai Hyperlink          1,613,169
                                       Market Research Co., Ltd. (Hyperlink) so long as
                                       Shanghai Hyperlink Market Research Co., Ltd.
                                       (Hyperlink) holds the Media Market Research Assets.

Yu Gang                                16% of the fully-diluted equity of Accord Group                  125,053
                                       Investments Limited so long as Accord Group Investments
                                       holds the Radio Assets.

Sino Investments Holdings Limited      37% of the fully-diluted equity of Upper Step Holdings         6,478,437
                                       Limited so long as Upper Step Holdings Limited holds
                                       the Television Assets.

Sino Investments Holdings Limited      49% of the fully-diluted equity of Accord Group                  451,107
                                       Investments Limited so long as Accord Group Investments
                                       holds the Radio Assets.

Sungolden Limited                      44% of the fully-diluted equity of Upper Step Holdings         6,407,018
                                       Limited so long as Upper Step Holdings Limited holds
                                       the Television Assets.

Sungolden Limited                      16% of the fully-diluted equity of Accord Group                  125,053
                                       Investments Limited so long as Accord Group Investments
                                       holds the Radio Assets.

Xinhua Finance Limited                 50% of the fully-diluted equity of Beijing Jingguan            5,761,317
                                       Xingcheng Advertising Co., Ltd. (Economic Observer) so
                                       long as Beijing Jingguan Xingcheng Advertising Co.,
                                       Ltd. (Economic Observer) holds the Financial Newspaper
                                       Assets.

Xinhua Finance Limited                 51% of the fully-diluted equity of Shanghai Hyperlink          1,679,012
                                       Market Research Co., Ltd. (Hyperlink) so long as
                                       Shanghai Hyperlink Market Research Co., Ltd.
                                       (Hyperlink) holds the Media Market Research Assets.

Exempt Plan if both Newspaper Assets   N/A                                                           22,777,602
are not acquired

Exempt Plan if both Newspaper Assets   N/A                                                           22,340,962
are acquired

Fully-diluted capitalization of Xinhua Finance Media Limited assuming completion of all Exempt Issuances above if both Newspaper Assets are not acquired:

SHAREHOLDER                              OWNERSHIP PERCENTAGE    XFM SHARES
-----------                              --------------------   -----------
Xinhua Finance Limited                           44.0%           50,054,619
Patriarch Partners Media Holdings, LLC           16.8%           19,139,080
EconWorld Shareholders                            0.8%              955,556
Sino Investments Holdings Limited                 6.1%            6,929,544
Sungolden Limited                                 5.7%            6,532,070
Yu Gang                                           0.1%              125,053
Sanlian Group and its Affiliates                  4.2%            4,781,893
Economic Observer Shareholders                    0.9%              979,424
Hyperlink Shareholders                            1.4%            1,613,169
Exempt Plan                                      20.0%           22,777,602
                                                -----           -----------
   Total                                        100.0%          113,888,009
                                                =====           ===========

Fully-diluted capitalization of Xinhua Finance Media Limited assuming completion of all Exempt Issuances above if both Newspaper Assets are acquired:

SHAREHOLDER                              OWNERSHIP PERCENTAGE    XFM SHARES
-----------                              --------------------   -----------
Xinhua Finance Limited                           44.8%           50,054,619
Patriarch Partners Media Holdings, LLC           15.6%           17,392,522
EconWorld Shareholders                            0.9%              955,556
Sino Investments Holdings Limited                 6.2%            6,929,544
Sungolden Limited                                 5.8%            6,532,070
Yu Gang                                           0.1%              125,053
Sanlian Group and its Affiliates                  4.3%            4,781,893
Economic Observer Shareholders                    0.9%              979,424
Hyperlink Shareholders                            1.4%            1,613,169
Exempt Plan                                      20.0%           22,340,962
                                                -----           -----------
   Total                                        100.0%          111,704,811
                                                =====           ===========

                                     ANNEX B

                                  MEDIA ASSETS

                                NUMBER OF SHARES/EQUITY    PERCENTAGE
         COMPANY NAME                INTEREST OWNED       OWNED BY XFM        STATUS
         ------------           -----------------------   ------------   ---------------
Accord Group Holdings                        19                19%          Completed
Limited and all of the radio
assets held directly and
indirectly by Accord Group
Holdings Limited as of the
date hereof, as illustrated
on the attached structure
chart (the "RADIO ASSETS")

EconWorld Media Limited and             210,000                60%          Completed
all of the magazine assets
held directly and indirectly
by EconWorld Media Limited
as of the date hereof, as
illustrated on the attached
structure chart (the
"FINANCIAL MAGAZINE ASSETS")

Ming Shing International                  1,000               100%          Completed
Limited and all of the
advertising assets held
directly and indirectly by
Ming Shing International
Limited as of the date
hereof, as illustrated on
the attached structure chart
(the "ADVERTISING ASSETS")

Upper Step Holdings Limited                  95                19%          Completed
and all of the

television assets held
directly and indirectly by
Upper Step Holdings Limited
as of the date hereof, as
illustrated on the attached
structure chart (the
"TELEVISION Assets")

Beijing Jingguan Xincheng                 n/a                  50%       To be completed
Advertising Co., Ltd.
(Economic Observer) (held
through a nominee domestic
entity) and all of the
newspaper assets held
directly and indirectly by
Beijing Jingguan Xincheng
Advertising Co., Ltd.
(Economic Observer) as of
the date hereof (the
"FINANCIAL NEWSPAPER ASSETS")

Shanghai Hyperlink Market                 n/a                  51%       To be completed
Research Co., Ltd.
(Hyperlink) (held through a
nominee domestic entity and
after the restructuring of
its subsidiary in Guangzhou)
and all of the media market
research assets held
directly and indirectly by
Shanghai Hyperlink Market
Research Co., Ltd.
(Hyperlink) as of the date
hereof (the "MEDIA MARKET
RESEARCH ASSETS")

                                     ANNEX C

                                NEWSPAPER ASSETS

                                NUMBER OF SHARES/EQUITY   SHAREHOLDING
         COMPANY NAME                INTEREST OWNED        PERCENTAGE         STATUS
         ------------           -----------------------   ------------   ---------------
Hong Kong Economic                        n/a                  100%      To be completed
Journal and all of the
newspaper assets held
directly and indirectly
by Hong Kong Economic
Journal as of the date
hereof (the "HK FINANCIAL
NEWSPAPER ASSETS")

Certain media assets held                 n/a                  100%      To be completed
by The Wealth Group
(Taiwan), including
"Wealth News" and all of
the newspaper assets held
directly and indirectly
by The Wealth Group
(Taiwan) as of the date
hereof (the "TAIWAN
FINANCIAL NEWSPAPER
ASSETS")

                                     ANNEX D

                                  SUBSIDIARIES

Upper Step Holdings Limited

Accord Group Investments Limited

                                     ANNEX E

                             SCHEDULE OF EXCEPTIONS

                                 Leased Property

(1) ACTIVE ADVERTISING AGENCY LIMITED

Tenancy agreement dated 26 July 2004 entered into among Active Advertising Agency Limited and Trinity Advertising Agency Limited as tenants and Newbh Limited as landlord for the lease of the property situated at 21/F, On Hong Commercial Building, 145 Hennessy Road, Wanchai, Hong Kong for a term of 2 years from 1 September 2004 and 31 August 2006 at a monthly rental of HK$27,000.00 (inclusive of management fees and Government rates).

(2) ECONWORLD MEDIA LIMITED

Memorandum of tenancy dated 16 July 2005 entered into between EconWorld Media Limited as tenant and Hang Lung Real Estate Agency Limited as agent for the registered owner Zarat Limited for the lease of the property situated at Room No. 203A, 2nd Floor, Stanhope House, 734 King's Road, Quarry Bay, Hong Kong for a term of 2 years from 15 July 2005 to 14 July 2007 at a monthly rental of HK$10,798.50, exclusive of monthly management fees of HK$3,192.60, air-conditioning charges and Government rates.

                         SUBSIDIARIES AND CAPITALIZATION

(1) UPPER STEP HOLDINGS LIMITED (BVI)

ISSUED SHARE CAPITAL   500 SHARES OF US$1.00 EACH

                                         NO. OF ORDINARY    SHAREHOLDING
SHAREHOLDER                                   SHARES       PERCENTAGE (%)
-----------                              ---------------   --------------
Fine Power Limited                              80               16
Honour Rise Services Limited                   220               44
Quality Idea Limited                            60               12
Sino Investments Holdings Limited               45                9
Xinhua Finance Media Limited                    95               19
                                               ---              ---
   TOTAL:                                      500              100
                                               ===              ===

(2) CHINA LEAD PROFITS LIMITED (BVI)

ISSUED SHARE CAPITAL   1 SHARE OF US$1.00 EACH

                                         NO. OF ORDINARY    SHAREHOLDING
SHAREHOLDER                                   SHARES       PERCENTAGE (%)
-----------                              ---------------   --------------
Upper Step Holdings Limited                       1              100
                                                ---              ---
   TOTAL:                                         1              100
                                                ===              ===

(3) JIA LUO CONSULTING LIMITED (PRC WFOE)

REGISTERED CAPITAL   US$3,200,000

                                                           EQUITY INTEREST
EQUITY INTEREST HOLDER                   EQUITY INTEREST    PERCENTAGE (%)
----------------------                   ---------------   ---------------
China Lead Profits Limited                 US$3,200,000          100
                                           ------------          ---
   TOTAL:                                  US$3,200,000          100
                                           ============          ===

(4) SHANGHAI YUANZHI ADVERTISING CO., LTD (PRC)

REGISTERED CAPITAL   RMB100,000

                                                           EQUITY INTEREST
EQUITY INTEREST HOLDER                   EQUITY INTEREST    PERCENTAGE (%)
----------------------                   ---------------   ---------------
Li Guang Jie                                RMB 49,000            49
Wan Jun                                     RMB 51,000            51
                                            ----------           ---
   TOTAL:                                   RMB100,000           100
                                            ==========           ===

(5) ACCORD GROUP INVESTMENTS LIMITED (BVI)

ISSUED SHARE CAPITAL   100 SHARES OF US$1.00 EACH

                                         NO. OF ORDINARY    SHAREHOLDING
SHAREHOLDER                                   SHARES       PERCENTAGE (%)
-----------                              ---------------   --------------
Sino Investments Holdings Limited               81                81
Xinhua Finance Media Limited                    19                19
                                               ---               ---
   TOTAL:                                      100               100
                                               ===               ===

(6) GREAT TRIUMPH INVESTMENTS LIMITED (BVI)

ISSUED SHARE CAPITAL   1 SHARE OF US$1.00 EACH

                                         NO. OF ORDINARY    SHAREHOLDING
SHAREHOLDER                                   SHARES       PERCENTAGE (%)
-----------                              ---------------   --------------
Accord Group Investments Limited                 1               100
                                               ---               ---
   TOTAL:                                        1               100
                                               ===               ===

(7) NEW CHINA MEDIA CO., LIMITED (PRC WFOE)

REGISTERED CAPITAL   US$1,400,000

                                                           EQUITY INTEREST
EQUITY INTEREST HOLDER                   EQUITY INTEREST    PERCENTAGE (%)
----------------------                   ---------------   ---------------
Great Triumph Investments Limited          US$1,400,000          100
                                           ------------          ---
   TOTAL:                                  US$1,400,000          100
                                           ============          ===

(8) BEIJING SHIJI GUANGNIAN ADVERTISING CO., LIMITED (PRC)

REGISTERED CAPITAL   RMB3,000,000

                                                           EQUITY INTEREST
EQUITY INTEREST HOLDER                   EQUITY INTEREST    PERCENTAGE (%)
----------------------                   ---------------   ---------------
Wang Yong Hong                             RMB2,514,000          83.8
Yu Gang                                    RMB  486,000          16.2
                                           ------------          ----
   TOTAL:                                  RMB3,000,000           100
                                           ============          ====

(9) MING SHING INTERNATIONAL LIMITED (BVI)

ISSUED SHARE CAPITAL   1,000 SHARES OF US$1.00 EACH

                                         NO. OF ORDINARY    SHAREHOLDING
SHAREHOLDER                                   SHARES       PERCENTAGE (%)
-----------                              ---------------   --------------
Xinhua Finance Media Limited                  1,000              100
                                              -----              ---
   TOTAL:                                     1,000              100
                                              =====              ===

(10) UPPER WILL ENTERPRISES LIMITED (BVI)

ISSUED SHARE CAPITAL   2 SHARES OF US$1.00 EACH

                                         NO. OF ORDINARY    SHAREHOLDING
SHAREHOLDER                                   SHARES       PERCENTAGE (%)
-----------                              ---------------   --------------
Ming Shing International Limited                 2               100
                                               ---               ---
   TOTAL:                                        2               100
                                               ===               ===

(11) ACTIVE ADVERTISING AGENCY LIMITED (HONG KONG)

ISSUED SHARE CAPITAL   2 SHARES OF HK$1.00 EACH

                                         NO. OF ORDINARY    SHAREHOLDING
SHAREHOLDER                                   SHARES       PERCENTAGE (%)
-----------                              ---------------   --------------
Upper Will Enterprises Limited                   2               100
                                               ---               ---
   TOTAL:                                        2               100
                                               ===               ===

(12) ACTIVE ADVERTISING (GUANGZHOU) CO., LTD. (PRC WFOE)

REGISTERED CAPITAL   US$300,000

                                                           EQUITY INTEREST
EQUITY INTEREST HOLDER                   EQUITY INTEREST    PERCENTAGE (%)
----------------------                   ---------------   ---------------
Active Advertising Agency Limited           US$300,000           100
                                            ----------           ---
   TOTAL:                                   US$300,000           100
                                            ==========           ===

(13) BEIJING CENTURY MEDIA CULTURE CO., LTD. (PRC)

REGISTERED CAPITAL   RMB1,000,000

                                                           EQUITY INTEREST
EQUITY INTEREST HOLDER                   EQUITY INTEREST    PERCENTAGE (%)
----------------------                   ---------------   ---------------
An Li Zhang                               RMB  500,000            50
Wang Yong Hong                            RMB  500,000            50
                                          ------------           ---
   TOTAL:                                 RMB1,000,000           100
                                          ============           ===

(14) BEIJING WORKSHOP COMMUNICATIONS CO., LTD. (PRC)

REGISTERED CAPITAL   RMB1,000,000

                                                           EQUITY INTEREST
EQUITY INTEREST HOLDER                   EQUITY INTEREST    PERCENTAGE (%)
----------------------                   ---------------   ---------------
Beijing Century Media Culture Co.,
   Ltd.                                    RMB  900,000           90
Yu Gang                                    RMB   50,000            5
Xia Huai                                   RMB   50,000            5
                                           ------------          ---
   TOTAL:                                  RMB1,000,000          100
                                           ============          ===

(15) BEIJING GOLDEN WAYS CULTURE DEVELOPMENT CO., LTD. (PRC)

REGISTERED CAPITAL   RMB300,000

                                                           EQUITY INTEREST
EQUITY INTEREST HOLDER                   EQUITY INTEREST    PERCENTAGE (%)
----------------------                   ---------------   ---------------
Beijing Century Media Culture Co.,
   Ltd.                                     RMB270,000            90
Yu Gang                                     RMB 15,000             5
Xia Huai                                    RMB 15,000             5
                                            ----------           ---
   TOTAL:                                   RMB300,000           100
                                            ==========           ===

(16) SHENZHEN ACTIVE TRINITY CO., LTD. (PRC)

REGISTERED CAPITAL   RMB300,000

                                                           EQUITY INTEREST
EQUITY INTEREST HOLDER                   EQUITY INTEREST    PERCENTAGE (%)
----------------------                   ---------------   ---------------
An Li Zhang                                 RMB150,000            50
Wang Yong Hong                              RMB150,000            50
                                            ----------           ---
   TOTAL:                                   RMB300,000           100
                                            ==========           ===

(17) BEIJING TAIDE ADVERTISING CO., LTD. (PRC)

REGISTERED CAPITAL   RMB10,000,000

                                                           EQUITY INTEREST
EQUITY INTEREST HOLDER                   EQUITY INTEREST    PERCENTAGE (%)
----------------------                   ---------------   ---------------
An Li Zhang                               RMB 5,000,000           50
Wang Yong Hong                            RMB 5,000,000           50
                                          -------------          ---
   TOTAL:                                 RMB10,000,000          100
                                          =============          ===

(18) SHANGTUO ZHIYANG INTERNATIONAL ADVERTISING (BEIJING) CO., LTD. (PRC)

REGISTERED CAPITAL   RMB1,000,000

                                                           EQUITY INTEREST
EQUITY INTEREST HOLDER                   EQUITY INTEREST    PERCENTAGE (%)
----------------------                   ---------------   ---------------
Beijing Taide Advertising Co., Ltd.        RMB  800,000           80
Wang Xiao Yu                               RMB  200,000           20
                                           ------------          ---
   TOTAL:                                  RMB1,000,000          100
                                           ============          ===

(19) BEIJING LONGMEI TELEVISOIN AND BROADCAST ADVERTISING CO., LTD. (PRC)

REGISTERED CAPITAL   RMB500,000

                                                           EQUITY INTEREST
EQUITY INTEREST HOLDER                   EQUITY INTEREST    PERCENTAGE (%)
----------------------                   ---------------   ---------------
Beijing Taide Advertising Co., Ltd.         RMB400,000            80
Zhou Jia                                    RMB 50,000            10
Zhang Yiran                                 RMB 50,000            10
                                            ----------           ---
   TOTAL:                                   RMB500,000           100
                                            ==========           ===

(20) BEIJING JINLONG RUNXIN ADVERTISING CO., LTD. (PRC)

REGISTERED CAPITAL   RMB500,000

                                                           EQUITY INTEREST
EQUITY INTEREST HOLDER                   EQUITY INTEREST    PERCENTAGE (%)
----------------------                   ---------------   ---------------
Beijing Taide Advertising Co., Ltd.         RMB400,000            80
Zhou Jia                                    RMB 50,000            10
Zhang Yu Yu                                 RMB 50,000            10
                                            ----------           ---
   TOTAL:                                   RMB500,000           100
                                            ==========           ===

(21) SHANGHAI YUANXIN ADVERTISING CO., LTD. (PRC)

REGISTERED CAPITAL   RMB2,000,000

                                                           EQUITY INTEREST
EQUITY INTEREST HOLDER                   EQUITY INTEREST    PERCENTAGE (%)
----------------------                   ---------------   ---------------
Beijing Taide Advertising Co., Ltd.        RMB1,600,000           80
Mo Hai Hong                                RMB  400,000           20
                                           ------------          ---
   TOTAL:                                  RMB2,000,000          100
                                           ============          ===

(22) ECONWORLD MEDIA LIMITED (HONG KONG)

ISSUED SHARE CAPITAL   350,000 SHARES OF HK$0.01 EACH

                                         NO OF ORDINARY    SHAREHOLDING
SHAREHOLDER                                  SHARES       PERCENTAGE (%)
-----------                              --------------   --------------
Best Gain Group Ltd.                         10,000             2.86
Cheers Perfect Ltd.                          20,000             5.71
Cheung Wah Keung                             10,000             2.86
EconWorld Holdings Ltd.                      15,000             4.29
Gainful Concept Ltd.                         30,000             8.57
Justly Investment International Ltd.          5,000             1.42
Lo Li Chun                                   30,000             8.57
Lo Shui Ling Raymond                         10,000             2.86
Quach Fung Vi                                10,000             2.86
Xinhua Finance Media Limited                210,000            60.00
                                            -------            -----
   TOTAL:                                   350,000              100
                                            =======            =====

(23) FINANCIAL WORLD (SHANGHAI) CO., LTD. (PRC)

REGISTERED CAPITAL   US$210,000

                                                           EQUITY INTEREST
EQUITY INTEREST HOLDER                   EQUITY INTEREST    PERCENTAGE (%)
----------------------                   ---------------   ---------------
EconWorld Media Limited                     US$210,000           100
                                            ----------           ---
   TOTAL:                                   US$210,000           100
                                            ==========           ===

(24) ECONWORLD (SHANGHAI) CO., LTD. (PRC)

REGISTERED CAPITAL   US$140,000

                                                           EQUITY INTEREST
EQUITY INTEREST HOLDER                   EQUITY INTEREST    PERCENTAGE (%)
----------------------                   ---------------   ---------------
EconWorld Media Limited                     US$140,000           100
                                            ----------           ---
   TOTAL:                                   US$140,000           100
                                            ==========           ===

(25) ECONWORLD PUBLISHING LIMITED (HONG KONG)

ISSUED SHARE CAPITAL   100,000 SHARES OF HK$0.01 EACH

                                         NO OF ORDINARY    SHAREHOLDING
SHAREHOLDER                                  SHARES       PERCENTAGE (%)
-----------                              --------------   --------------
ECONWORLD MEDIA LIMITED                      99,999             100
Fan Cho Tak Alex                                  1
                                         (hold in trust
                                         for EconWorld
                                         Media Limited)
                                         --------------         ---
   TOTAL:                                   100,000             100
                                         ==============         ===

(26) MONEY JOURNAL PUBLICATION LIMITED (HONG KONG)

ISSUED SHARE CAPITAL   1,000 SHARES OF HK$0.01 EACH

                                         NO OF ORDINARY    SHAREHOLDING
SHAREHOLDER                                  SHARES       PERCENTAGE (%)
-----------                              --------------   --------------
ECONWORLD MEDIA LIMITED                        999              100
Fan Cho Tak Alex                                 1
                                         (hold in trust
                                         for EconWorld
                                         Media Limited)
                                         --------------         ---
   TOTAL:                                    1,000              100
                                         ==============         ===

(27) MONEY JOURNAL ADVERTISING COMPANY LIMITED (HONG KONG)

ISSUED SHARE CAPITAL   10,000 SHARES OF HK$1.00 EACH

                                         NO OF ORDINARY    SHAREHOLDING
SHAREHOLDER                                  SHARES       PERCENTAGE (%)
-----------                              --------------   --------------
MONEY JOURNAL PUBLICATION LIMITED            10,000             100
                                             ------             ---
   TOTAL:                                    10,000             100
                                             ======             ===

                               Material Contracts

                                                          NATURE OF                       USD        CONTRACT
COMPANY                       CLIENT NAME IN ENGLISH       CONTRACT        RMB           @8.05        PERIOD
-------                    ----------------------------  -----------  -------------  ------------  ------------
Yuanxin                    Shanghai Christine Food Co.,
                           Ltd.                          Advertising   1,700,000.00    211,180.12  1/06 - 12/06
                           Shanghai Yangzhi Media Co.,
                           Ltd.                                        6,000,000.00    745,341.61  2/06 - 12/06
                                                                      -------------  ------------
                                                                       7,700,000.00    956,521.74

Taide                      Beijing Be-one Advertising
                           Co., Ltd.                     Advertising   2,400,000.00    298,136.65     2/06 --

Beijing Longmei            Chuangli Media Group          Advertising   3,023,030.00    375,531.68   1/06 - 5/06
                           Beijing Fulite Industrial
                           Co.,Ltd.                      Advertising   2,400,000.00    298,136.65  1/06 - 12/06
                           Beijing diantong Advertising
                           co.,Ltd.                      Advertising   2,343,036.00    297,060.37   1/06 - 5/06
                           Guangzhou Tianhen Xingzhi
                           Advertising Co., Ltd.         Advertising   2,000,000.00    248,447.20  3/06 - 12/06
                           Shengshi Greatwall
                           Advertising Co., Ltd.         Advertising   1,821,490.00    226,272.05   1/06 - 5/06
                           Beijing Yuanqi East
                           Advertising co., Ltd.         Advertising   1,800,000.00    223,602.48  3/06 - 12/06
                           Guangdong Kailuo Advertising
                           Co., Ltd.                     Advertising   1,453,800.00    180,596.27   1/06 - 5/06
                           Beijing Jianguo Hospital      Advertising   1,339,200.00    166,360.25  1/06 - 12/06
                           Beijing Hongzhi Shidai
                           Advertising Co., Ltd.         Advertising   1,311,860.00    162,963.98   1/06 - 5/06
                           Shanghai Liaobeina
                           Advertising Co., Ltd.         Advertising   1,096,810.00    136,249.69   1/06 - 5/06
                                                                      -------------  ------------
                                                                      18,589,226.00  2,309,220.62

Active Advertising Agency  King Sturge LLP               Advertising     811,973.84    100,866.32   2/06 - 3/06
Limited

Beijing Century Media      Haishi Tourism Weishi Media
Culture Co., Ltd.          Co., Ltd.                     Production    2,954,880.00    367,065.84  1/06 - 12/07

Beijing Century Media      China Radio International
Culture Co., Ltd.          (for FM91.5) -
                           Beijiatong Wanwei Yihua Golf
                           Sports Technology Service
                           Co., Ltd.                     Advertising   1,475,000.00    183,229.81  1/06 - 12/06

                           China Radio International
                           (for FM91.5) - Mingsheng
                           Bank                          Advertising        817,000    101,490.68  4/06 - 12/06

                                                                  EXECUTION COPY

                            SCHEDULE OF INDEBTEDNESS

List of Indebtedness of Credit Parties existing as of the date of the Credit Agreement:-

                                                                Amount of
Date of loan          Lender               Borrower           Indebtedness      Repayment Date
------------   -------------------   -------------------   ------------------   --------------
Mar 2, 06      Xinhua Financial      Xinhua Finance        US$2 million plus    On demand
               Network               Media Limited         interest at 4% per
                                                           annum
Feb 28, 2006   Xinhua Finance        Upper Step Holdings   US$2,000,000         On demand
               Media Limited         Limited
Mar 6, 2006    Upper Step Holdings   China Lead Profits    US$2,000,000         On demand
               Limited               Limited
Mar 10, 2006   China Lead Profits    Jia Luo Consulting    US$2,000,000         On demand
               Limited
Oct 18, 2005   Xinhua Financial      Econworld Media       US$300,000 plus      June 30, 2006
               Network               Limited               interest at 4% per
                                                           annum
Oct 18, 2005   Xinhua Financial      Econworld Media       US$200,000 plus      June 30, 2006
               Network               Limited               interest at 4% per
                                                           annum
Feb 14, 2006   Xinhua Financial      Econworld Media       US$1,330,000 plus    June 30, 2006
               Network               Limited               interest at 4% per
                                                           annum

                      [FINANCIAL PROJECTION OF THE COMPANY]

                                    EXHIBIT E

                     FORMS OF OPINIONS OF COMPANY'S COUNSELS

[16] March 2006

Patriarch Partners Media Holdings, LLC    DIRECT LINE: 2842 9531
c/o Patriarch Partners, LLC               E-MAIL:
40 Wall Street, 25thFloor                 anna.chong@conyersdillandpearman.com
New York, NY 10005                        OUR REF: #890621/209625
                                          YOUR REF: __________________________

Patriarch Partners Agency Services, LLC
227 West Trade Street, Suite 1400
Charlotte, North Carolina 28202

Dear Sirs

MING SHING INTERNATIONAL LIMITED
UPPER WILL ENTERPRISES LIMITED (TOGETHER, THE "COMPANIES")

We have acted as special legal counsel in the British Virgin Islands to Xinhua Finance Media Limited ("XFM") in connection with:

i. a credit agreement (the "Credit Agreement") dated [16] March 2006 among XFM, the Companies, Active Advertising Agency Limited (together with the Companies, the "Pledgors"), Patriarch Partners Media Holdings, LLC (the "Lender") and Patriarch Partners Agency Services, LLC (the "Agent);

ii. a guaranty (the "Guaranty") dated [16] March 2006 by Ming Shing International Limited (the "Ming Shing Guaranty");

iii. a guaranty (the "Guaranty") dated [16] March 2006 by Upper Will Enterprises Limited (the "Upper Will Guaranty" and together with the Ming Shing Guaranty, the "Guaranties");

iv. a security agreement (the "Debt Security Agreement") dated [16] March 2006 among XFM, the Pledgors and the Agent;

v. a pledge agreement (the "Debt Pledge Agreement") dated [16] March 2006 among XFM, Ming Shing International Limited, Active Advertising Agency Limited and the Agent;

vi. a security agreement (the "Equity Security Agreement") dated [16] March 2006 among the XFM, the Pledgors and Patriarch Partners Media Holdings, LLC (the "Investor");

vii. a pledge agreement (the "Equity Pledge Agreement") dated [16] March 2006 among XFM, Ming Shing International Limited, Active Advertising Agency Limited and the Investor;

viii. a share mortgage (the "Debt Share Mortgage") dated [16] March 2006 between Upper Will Enterprises Limited ("Upper Will") and the Lender; and

ix. a share mortgage (the "Equity Share Mortgage") dated [16] March 2006 between Upper Will Enterprises Limited ("Upper Will") and the Agent.

The Debt Share Mortgage and the Equity Share Mortgage are together the "Share Mortgages".

For the purposes of giving this opinion, we have examined the following documents:

(i)  a copy of the signed Credit Agreement;

(ii) a copy of the signed Ming Shing Guarantee;

(iii) a copy of the signed Upper Will Guarantee;

(iv) a copy of the signed Debt Security Agreement;

(v)  a copy of the signed Debt Pledge Agreement;

(vi) a copy of the signed Equity Security Agreement;

(vii) a copy of the signed Equity Pledge Agreement;

(viii) a copy of the signed Debt Share Mortgage; and

(ix) a copy of the signed Equity Share Mortgage.

The documents listed in items (i) through (ix) above are herein sometimes collectively referred to as the "Documents" (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the memorandum of association and the articles of association of the Companies, as obtained from the Registrar of Corporate Affairs on 3 March 2006, minutes of meetings of the directors of each of the Companies dated [16] March 2006 and written resolutions of their shareholders, each passed on [16] March, 2006 (the "Minutes"), the two certificates of good standing in respect of the Companies issued by the Registrar of Corporate Affairs on 3 March 2006 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the capacity, power and authority of each of the parties to the Documents, other than the Companies, to enter into and perform its respective obligations under the Documents; (d) the due execution and delivery of the Documents by each of the parties thereto, other than the Companies, and the physical delivery thereof by the Companies with an intention to be bound thereby; (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us; (f) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (g) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein;
(h) the validity and binding effect under the laws of the State of New York (the "New York Laws") of the documents listed in items (i) through (vii) above which are expressed to be governed by New York Laws in accordance with their respective terms; (i) the validity and binding effect under New York Laws of the submission by the Companies pursuant to the documents listed in items (i) through (vii) above to the exclusive jurisdiction of the state and federal courts located within the county of New York, State of New York (the "New York Courts"); (j) the validity and binding effect under the laws of the Hong Kong Special Administrative Region of the People's Republic of China (the "Hong Kong Laws") of the Share Mortgages which are expressed to be governed by Hong Kong Laws in accordance with their respective terms; (k) the validity and binding effect under Hong Kong Laws of the submission by Upper Will pursuant to the Share Mortgages to the non-exclusive jurisdiction of the courts of Hong Kong (the "Hong Kong Courts") (the New York Laws and the Hong Kong Laws are collectively referred to as the "Foreign Laws" and the New York Courts and the Hong Kong Courts are collectively referred to as the "Foreign Courts") and (j) that on the date of entering into the Documents the Companies are and after entering into the Documents will be able to pay their liabilities as they become due.

The obligations of the Companies under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a British Virgin Islands court, whether or not it was applying the respective Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; (e) may not be given effect by a British Virgin Islands court to the extent that they are to be performed in a jurisdiction outside the British Virgin Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a British Virgin Islands court has inherent discretion to stay or allow proceedings in the British Virgin Islands courts.

We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Companies.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Companies are duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

2. The Companies have the necessary corporate power and authority to enter into and perform their obligations under the Documents. The execution and delivery of the Documents by the Companies and the performance by the Companies of their obligations thereunder will not violate the memorandum of association or articles of association of the Companies nor any applicable law, regulation, order or decree in the British Virgin Islands.

3. The Companies have taken all corporate action required to authorise their execution, delivery and performance of the Documents. The Documents have been duly executed and delivered by or on behalf of the Companies, and constitute the valid and binding obligations of the Companies in accordance with their respective terms thereof.

4. No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of the British Virgin Islands or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents.

5. It is not necessary or desirable to ensure the enforceability in the British Virgin Islands of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in the British Virgin Islands. However, to the extent that any of the Documents creates a charge over assets of the Companies, it may be desirable to ensure the priority in the British Virgin Islands of the charge that it be registered in the Register of Mortgages, Charges and other

     Encumbrances of the Companies at their registered offices in accordance with Section 70A of the International Business Companies Act (Cap. 291) (the "Act") and that a copy of such register be registered by the Registrar of Corporate Affairs pursuant to Section 111A of the Act. On registration in the Register of Mortgages, Charges and Other Encumbrances, to the extent that British Virgin Islands law governs the priority of a charge, such charge will have priority in the British Virgin Islands over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A fee of $50 will be payable in respect of the registration by the Registrar of Corporate Affairs pursuant to Section 111A of the Act.

     While there is no exhaustive definition of a charge under British Virgin Islands law, a charge normally has the following characteristics:

     (i) it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and

     (ii) the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged.

     However, as the Documents are governed by the respective Foreign Laws, the question of whether they would possess these particular characteristics would be determined under the respective Foreign Laws.

6. The Documents will not be subject to ad valorem stamp duty in the British Virgin Islands.

7. The choice of the respective Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in the British Virgin Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the British Virgin Islands. The submission in the documents listed in items (i) through (vii) above to the exclusive jurisdiction of the New York Courts is valid and binding upon the Companies. The submission in the Share Mortgages to the non-exclusive jurisdiction of the Hong Kong Courts is valid and binding upon Upper Will.

8. The courts of the British Virgin Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the respective Foreign Courts against the Companies based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the British Virgin Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the British Virgin Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands and (f) there is due compliance with the correct procedures under the laws of the British Virgin Islands.

9. Based solely on a search of the public records in respect of the Companies maintained at the offices of the Registrar of Corporate Affairs at 11:00am on 14 March 2006 which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Index of Civil Suits maintained at the Supreme Court Registry, Road Town, Tortola British Virgin Islands conducted at 3:00pm on 14 March 2006 (which would not reveal details of proceedings which have been filed but not actually entered in the Index of Civil Suits at the time of our search), there are no judgments against any of the Companies, nor any legal or governmental proceedings pending in the British Virgin Islands to which any of the Companies is subject, and no steps have been, or are being, taken in the British Virgin Islands for the appointment of a receiver, administrator or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, any of the Companies (however, it should be noted that failure to file notice of appointment of a receiver does not invalidate the receivership but only gives rise to penalties on the part of the receiver).

Yours faithfully


CONYERS DILL & PEARMAN

[16] March 2006

Patriarch Partners Media Holdings, LLC    DIRECT LINE: 2842 9531
c/o Patriarch Partners, LLC               E-MAIL:
40 Wall Street, 25thFloor                 anna.chong@conyersdillandpearman.com
New York, NY 10005                        OUR REF: M#870617/209621
                                          YOUR REF: __________________________

Patriarch Partners Agency Services, LLC
227 West Trade Street, Suite 1400
Charlotte, North Carolina 28202

Dear Sirs

XINHUA FINANCE MEDIA LIMITED (THE "COMPANY")

We have acted as special legal counsel in the Cayman Islands to the Company in connection with (i) a credit agreement (the "Credit Agreement") dated [16] March 2006 among the Company, the Guarantors named therein, Patriarch Partners Media Holdings, LLC (the "Lender") and Patriarch Partners Agency Services, LLC (the "Agent) and (ii) a share purchase agreement (the "Share Purchase Agreement") dated [16] March 2006 between the Company and Patriarch Partners Media Holdings, LLC (the "Investor") in connection with the issue of convertible preferred shares ("Convertible Preferred Shares") in the capital of the Company.

For the purposes of giving this opinion, we have examined the following documents:

(i)  a copy of the signed Credit Agreement;

(ii) a copy of the signed Note dated [16] March 2006 by the Company;

(iii) a copy of a signed security agreement (the "Debt Security Agreement") dated [16] March 2006 among the Company, the other Grantors named therein and the Agent;

(iv) a copy of a signed pledge agreement (the "Debt Pledge Agreement") dated [16] March 2006 among the Company, the other Pledgors named therein and the Agent;

(v)  a copy of the signed Share Purchase Agreement;

(vi) a copy of a signed security agreement (the "Equity Security Agreement") dated [16] March 2006 among the Company, the other Grantors named therein and the Investor;

(vii) a copy of a signed pledge agreement (the "Equity Pledge Agreement") dated [16] March 2006 among the Company, the other Pledgors named therein and the Investor;

(viii) a copy of a signed investor rights agreement (the "Investor Rights Agreement") dated [16] March 2006 among the Company, the Investor and Xinhua Finance Limited;

(ix) a share mortgage (the "Debt Share Mortgage") dated [16] March 2006 between the Company and the Lender; and

(x) a share mortgage (the "Equity Share Mortgage") dated [16] March 2006 between the Company and the Agent.

The Debt Share Mortgage and the Equity Share Mortgage are together the "Share Mortgages".

The documents listed in items (i) through (x) above are herein sometimes collectively referred to as the "Documents" (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the Memorandum and Articles of Association of the Company, minutes of a meeting of its directors and written resolutions of its shareholders, each passed on [16] March 2006 (the "Minutes"), a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 2 March 2006 (the "Certificate Date") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents; (d) the due execution and delivery of the Documents by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby; (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us; (f) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (g) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (h) the validity and binding effect under the laws of the State of New York (the "New York Laws") of the documents which are expressed to be governed by New York Laws in accordance with their respective terms; (i) the validity and binding effect under the New York Laws of the submission by the Company pursuant to the documents referred to in items (i) through (viii) above to the exclusive jurisdiction of the state and federal courts located within the County of New York, State of New York (the "New York Courts"); (j) the validity and binding effect under the laws of the Hong Kong Special Administrative Region of the People's Republic of China (the "Hong Kong Laws") of the Share Mortgages which are expressed to be governed by Hong Kong Laws in accordance with their respective terms; (k) the validity and binding effect under Hong Kong Laws of the submission by the Company pursuant to the Share Mortgages to the non-exclusive jurisdiction of the courts of Hong Kong (the "Hong Kong Courts") (the New York Laws and the Hong Kong Laws are collectively referred to as the "Foreign Laws" and the New York Courts and the Hong Kong Courts are collectively referred to as the "Foreign Courts") and (k) that on the date of entering into the Documents the Company is and after entering into the Documents will be able to pay its liabilities as they become due.

The term "enforceable" as used in this opinion means that an obligation is of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will be enforced in all circumstances. In particular, the obligations of the Company under the Documents and the rights attaching to the Convertible Preferred Shares and the Common Shares (as defined in the Articles of Association of the Company) (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction; and (f) in the case of the Share Purchase Agreement, may be subject to the common law rule that damages against the Company are only available when the Investor rescinds the Share Purchase Agreement. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Documents if there are other proceedings in respect of those Documents simultaneously underway against the Company in another jurisdiction.

We express no opinion as to validity or the binding effect of obligations to make any payment at an increased rate on overdue amounts or on the happening of an event or default or to pay a specified rate or interest on the amount of a judgment after the date of judgement. In addition, any provision expressly or impliedly providing that certain statements, calculations and/or certificates are incorrect on their face or fraudulent will not necessarily prevent judicial enquiry into the merits of a claim of an aggrieved party. We express no opinion in respect of the enforceability of any provision in the Documents which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter. On the basis of and subject to the foregoing, we are of the opinion that:

1. As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off by the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2. The authorised share capital of the Company as at the date hereof is US$100,000 divided into 978,000,000 Common Shares of a nominal or par value of US$0.001 each and 22,000,000 Preferred Shares of a nominal or par value US$0.001 each. Based on the share register of the Company, 2,000 Common Shares are issued and outstanding as at the date hereof.

3. The Company has the necessary corporate power and authority to enter into and perform its obligations under the Documents. The execution and delivery of the Documents by the Company and the performance by the Company of its obligations thereunder will not violate the Memorandum or Articles of Association of the Company nor any applicable law, regulation, order or decree in the Cayman Islands.

4. The Company has taken all corporate action required to authorise its execution, delivery and performance of the Documents. The Documents have been duly executed and delivered by or on behalf of the Company, and constitute the valid and binding obligations of the Company in accordance with the terms thereof.

5. No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of the Cayman Islands or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents.

6. It is not necessary or desirable to ensure the enforceability in the Cayman Islands of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in the Cayman Islands. However, to the extent that any of the Documents creates a charge over assets of the Company, the Company and its Directors are under an obligation to enter such charge in the Register of Mortgages and Charges of the Company in accordance with section 54 of the Companies Law. While there is no exhaustive definition of a charge under Cayman Islands law, a charge normally has the following characteristics:

     (i) it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and

     (ii) the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged.

     However, as the Documents are governed by the Foreign Laws, the question of whether they would possess these particular characteristics would be determined under the Foreign Laws.

7. The Documents will be subject to nominal stamp duty if they are executed in or brought into the Cayman Islands but will otherwise not be subject to stamp duty.

8. The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The submission in the documents listed in items (i) through (vii) above to the exclusive jurisdiction of the New York Courts is valid and binding upon the Company. The submission in the Share Mortgages to the non-exclusive jurisdiction of the Hong Kong Courts is valid and binding upon the Company.

9. The courts of the Cayman Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment;
     (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

10. The Convertible Preferred Shares, when issued and paid for in accordance with the Share Purchase Agreement, will be validly issued, fully paid and non-assessable (which terms when used herein means that no further sums are required to be paid by the holder thereof in connection with the issue thereof). The Convertible Preferred Shares and the Common Shares (as defined as aforesaid) will benefit from such rights and entitlements and be bound by such obligations as are ascribed thereto and imposed thereon in the Articles of Association of the Company (including the Schedules thereto) which rights and obligations, and in particular the rights and obligations set out in Schedule 2 to the Articles of Association, are enforceable in accordance with the terms thereof, including by the holders of the Convertible Preferred Shares, and will constitute valid and binding obligations of the Company and its members.

11. Based solely upon a search of the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands conducted at 3.15pm on 14 March 2006, (which would not reveal details of proceedings which have been filed but not actually entered in the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands at the time of our search), there are no judgments against the Company, nor any legal or governmental proceedings, nor any petitions to wind up the Company pending in the Grand Court of the Cayman Islands to which the Company is subject.

Yours faithfully


Conyers Dill & Pearman

Our Email Address : cng@prestongates.com
Direct Line       : (852) 2230-3558
Our Ref           : 49528-00025/CSMN/ewcm
Date              : 16 March 2006

PRIVILEGED & CONFIDENTIAL

PATRIARCH PARTNERS MEDIA HOLDINGS, LLC
40 Wall Street, 25th Floor
New York, NY 10005

and

PATRIARCH PARTNERS AGENCY SERVICES, LLC
227 West Trade Street, Suite 1400
Charlotte, North Carolina 28202

Dear Sirs

RE: ACTIVE ADVERTISING AGENCY LIMITED (THE "ACTIVE ADVERTISING") ECONWORLD MEDIA
    LIMITED ("ECONWORLD")
    (Active Advertising and EconWorld collectively the "COMPANIES" and each one a "COMPANY" as the context requires)

We are lawyers qualified to practice law in the Hong Kong Special Administrative Region of the People's Republic of China ("HONG KONG") and we act as Hong Kong legal advisers on the instructions of Xinhua Finance Media Limited ("XFM"). We have been asked to provide you with this legal opinion in connection with:

(1) the credit agreement (the "CREDIT AGREEMENT") dated 16 March 2006 among (1) XFM as borrower, (2) the subsidiaries of XFM from time to time as guarantors, (3) Patriarch Partners Media Holdings, LLC (the "LENDER"); and
     (4) Patriarch Partners Agency Services, LLC (the "AGENT") as agent for the Lenders;

(2) the guaranty ("GUARANTY") dated 16 March 2006 made by the Active Advertising as a guarantor;

(3) the share purchase agreement dated 16 March 2006 (the "SHARE PURCHASE AGREEMENT") between XFM and the Lender;

(4) the security agreement dated 16 March 2006 among the Active Advertising, the other Grantors named therein and the Agent (the "DEBT SECURITY AGREEMENT");

(5) the security agreement dated 16 March 2006 among the Active Advertising, the other Grantors named therein and the Lender (the "EQUITY SECURITY AGREEMENT");

(6) the share mortgage dated 16 March 2006 made by Upper Will Enterprises Limited ("UPPER WILL") as mortgagor in favour of the Agent (the "UPPER WILL DEBT MORTGAGE") of shares in the capital of Active Advertising;

(7) the share mortgage dated 16 March 2006 made by Upper Will as mortgagor in favour of the Lender (the "UPPER WILL EQUITY MORTGAGE") of shares in the capital of Active Advertising;

(8) a Share Mortgage dated 16 March 2006 made by XFM as a mortgagor in favour of the Lender (the "XFM EQUITY MORTGAGE") of shares in EconWorld; and

(9) a Share Mortgage dated 16 March 2006 made by XFM as a mortgagor in favour of the Agent (the "XFM DEBT MORTGAGE") of shares in EconWorld.

A.   DOCUMENTS

For the purposes of rendering this opinion, we have reviewed and relied upon either the originals or copies of the following documents:

1.   a copy of the executed Credit Agreement;

2.   a copy of the executed Guaranty;

3.   a copy of the executed Share Purchase Agreement;

4.   a copy of the executed Debt Security Agreement;

5.   a copy of the executed Equity Security Agreement;

6.   a copy of the executed Upper Will Debt Mortgage;

7.   a copy of the executed Upper Will Equity Mortgage;

8.   a copy of the executed XFM Debt Mortgage;

9.   a copy of the executed XFM Equity Mortgage;

10.  a copy of the certificate of incorporation of each of the Companies;

11. a copy of the memorandum and articles of association of each of the Companies;

12.  copies of the registers of directors and members of each of the Companies;

13. a copy of the resolutions of the directors of Active Advertising approving the form, contents and execution of the Credit Agreement and the Guaranty (the "RESOLUTIONS");

14. results of a company search conducted at the Hong Kong Companies Registry in respect of each of the Companies on 16 March 2006;

15. the results of a compulsory winding-up search conducted at the Hong Kong Official Receiver's Office in respect of each of the Companies on 16 March 2006;

Items 1 to 13 above are collectively referred to as the "DOCUMENTS". Items 1 to 5 above are collectively referred to as the "TRANSACTION DOCUMENTS"; Items 6 to 9 above shall be collectively referred to as the "SECURITY DOCUMENTS". We have relied exclusively upon the above documents without independent investigation for the purposes of providing our opinions expressed below.

B.   FACTS AND ASSUMPTIONS

For the purposes of rendering this opinion we have assumed without further enquiry:

1. each party to the Documents (except the Companies) has the capacity, power and authority to enter into and to exercise its rights and to perform its obligations under the Documents to which it is a party;

2. all signatures, stamps and seals are genuine, all original Documents are authentic and all copy Documents are complete and conform to the originals;

3. the conformity with the originals of all Documents submitted to us as copies and the authenticity of such originals;

4.   all Documents have been signed and sealed where indicated;

5.   the genuineness of all signatures and seals;

6. all facts and information stated or given in the Documents are true and correct through the date of the Documents;

7. the accuracy and completeness of all corporate minutes, resolutions and records which we have reviewed and that the same remain in full force and effect and unamended through the date of the Documents;

8. there have been no amendments to the memorandum and/or articles of association of either of the Companies;

9. the resolutions passed under the Resolutions were duly passed at a properly convened meeting of duly appointed directors of the Companies and have not been amended or rescinded and are in full force and effect;

10. there has been no alteration in the status or condition of the Companies as disclosed by the searches referred to in Section A above; and

11. in respect of any Credit Party (as defined in the Credit Agreement) to any of the Transaction Documents save for the Companies (each, an "OFFSHORE COMPANY"):

     (a) the Offshore Company is incorporated and validly existing in a jurisdiction other than Hong Kong;

     (b) the Offshore Company is not registered to carry on and does not carry on any business in Hong Kong;

     (c) the Offshore Company does not have a place of business or permanent establishment in Hong Kong;

     (d) the execution of the Transaction Documents by an Offshore Company has been duly authorized and executed under the laws of its jurisdictions of incorporation and existence;

     (e) the Offshore Company has authorized a signatory in Hong Kong to execute the Transaction Documents;

     (f) the Offshore Company retains an agent in the Cayman Islands (in respect of XFM) or the British Virgin Islands (in respect of Ming Shing, Upper Will and Upper Step) each of which has an office in Hong Kong to maintain a duplicate register of members and other corporate documents in Hong Kong; and

     (g) aside from the matters set out in sections 11(a)-(f) above, the Offshore Company have no nexus to Hong Kong.

C.   OPINIONS

Based on the above and subject to the qualifications expressed below, we are of the following opinion on the basis of Hong Kong laws as they exist on the date hereof that:

1. THE COMPANIES ARE EACH COMPANIES DULY INCORPORATED AND VALIDLY EXISTING IN HONG KONG AND HAS THE CAPACITY AND POWER TO ENTER INTO THE TRANSACTION DOCUMENTS TO WHICH THEY ARE A PARTY AND EXERCISE THEIR RESPECTIVE RIGHTS AND PERFORM THEIR RESPECTIVE OBLIGATIONS UNDER THE SAME.

2. ALL CORPORATE ACTION REQUIRED TO AUTHORISE THE EXECUTION BY THE COMPANIES OF THE TRANSACTION DOCUMENTS TO WHICH THEY ARE A PARTY AND THE EXERCISE BY THEM OF

     THEIR RIGHTS AND THE PERFORMANCE BY IT OF ITS OBLIGATIONS UNDER THE TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY HAVE BEEN DULY TAKEN.

3. THE RESPECTIVE OBLIGATIONS EXPRESSED TO BE ASSUMED BY THE COMPANIES IN THE TRANSACTION DOCUMENTS TO WHICH THEY ARE A PARTY CONSTITUTE THE LEGAL, VALID, BINDING OBLIGATIONS OF THE COMPANIES ENFORCEABLE IN ACCORDANCE WITH THEIR TERMS UNDER THE LAWS OF HONG KONG.

4. No further acts, conditions or things (including any consents or approvals by any governmental authority of Hong Kong) are required under the laws of Hong Kong to be done, fulfilled or performed in connection with the execution, delivery, performance or enforcement of the Security Documents.

5. The execution, delivery and performance by the Companies of the Transaction Documents to which they are a party will not contravene (i) their respective certificates of incorporation or memorandum and articles of association; or (ii) any law, regulation, ordinance, decree, public policy or authorisation to which each Company is subject in Hong Kong.

6. It is not necessary under the laws of Hong Kong in order to ensure the validity, effectiveness and enforceability of the Security Documents that they be filed, registered or recorded in any public or other office or register.

7. The choice of New York law as the governing law of the Transaction Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Hong Kong.

8. There are no judgments, legal or governmental proceedings or petitions to wind up either of the Companies pending in the Hong Kong Official Receiver's Office to which the Companies are subject.

9. Each Transaction Document to which the Companies are a party has been duly executed and delivered by such Company.

10. Each Transaction Document to which any of the Offshore Companies are a party have been duly executed under the laws of Hong Kong to the extent, if any, that Hong Kong laws apply to determine the due execution of them.

D.   QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

1. the opinions given in this opinion relate only to Hong Kong laws as applied by the Hong Kong courts as at the date of this letter. We express no opinion on the laws of any other jurisdiction;

2. the enforceability of the documents may be limited by bankruptcy, winding-up, insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditor's rights;

3. a court may exercise discretion in the granting of equitable remedies such as specific performance and injunction;

4. the enforceability of the documents may be limited by general principles of law and equity relating to the conduct of the respective parties prior to execution of or in the administration or performance of the documents, including, without limitation, (i) undue influence, unconscionability, duress, misrepresentation and deceit, (ii) estoppel and waiver, (iii) laches, and (iv) reasonableness and good faith in the exercise of discretionary powers;

5. a court may decline to accept the factual and legal determinations of a party notwithstanding that a contract or instrument provides that the determinations of that party shall be conclusive;

6. we express no opinion as to the enforceability of any provision of a document that is inconsistent with any provision of any other document except, where that inconsistency is addressed by a paramountcy clause, the paramountcy clause would be enforceable;

7. in this opinion "ENFORCEABLE" means that an obligation is of a type which the Hong Kong courts enforce. It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the relevant document. In particular:

     (A) THE POWER OF A HONG KONG COURT TO ORDER SPECIFIC PERFORMANCE OF AN OBLIGATION OR OTHER EQUITABLE REMEDY IS DISCRETIONARY AND ACCORDINGLY A HONG KONG COURT MIGHT MAKE AN AWARD OF DAMAGES WHERE SPECIFIC PERFORMANCE OF AN OBLIGATION OR OTHER EQUITABLE REMEDY IS SOUGHT;

     (B) WHERE ANY PARTY TO THE DOCUMENTS IS VESTED WITH A DISCRETION OR MAY DETERMINE A MATTER IN ITS OPINION, THAT PARTY MAY BE REQUIRED TO EXERCISE ITS DISCRETION IN GOOD FAITH, REASONABLY AND FOR A PROPER PURPOSE, AND TO FORM ITS OPINION IN GOOD FAITH AND ON REASONABLE GROUNDS;

     (C) ENFORCEMENT MAY BE LIMITED BY THE PROVISIONS OF HONG KONG LAW APPLICABLE TO AGREEMENTS HELD TO HAVE BEEN FRUSTRATED BY EVENTS HAPPENING AFTER THEIR EXECUTION;

     (D) CLAIMS MAY BECOME BARRED UNDER THE LIMITATION ORDINANCE (CAP.347) OR MAY BE OR BECOME SUBJECT TO A DEFENCE OF SET-OFF OR COUNTERCLAIM;

     (E) A HONG KONG COURT MAY STAY PROCEEDINGS IF CONCURRENT PROCEEDINGS ARE BEING BROUGHT ELSEWHERE AND MAY DECLINE TO ACCEPT JURISDICTION IN CERTAIN CASES;

     (F) A PARTY TO A CONTRACT MAY BE ABLE TO AVOID ITS OBLIGATIONS UNDER THAT CONTRACT (AND MAY HAVE OTHER REMEDIES) WHERE IT HAS BEEN INDUCED TO ENTER INTO THAT CONTRACT BY A MISREPRESENTATION AND HONG KONG COURTS WILL GENERALLY NOT ENFORCE AN OBLIGATION IF THERE HAS BEEN FRAUD;

     (G) WHILST AN ENGLISH OR A HONG KONG COURT HAS POWER TO GIVE JUDGMENT IN A CURRENCY OTHER THAN POUNDS STERLING OR, AS THE CASE MAY BE, HONG KONG DOLLARS, IT HAS THE DISCRETION TO DECLINE TO DO SO; AND

     (H) ANY PROVISIONS PROVIDING THAT ANY CALCULATION, DETERMINATION OR CERTIFICATION IS TO BE CONCLUSIVE AND BINDING MAY NOT BE EFFECTIVE IF SUCH CALCULATION, DETERMINATION OR CERTIFICATION IS FRAUDULENT OR MANIFESTLY

          INCORRECT AND AN ENGLISH OR A HONG KONG COURT MAY REGARD ANY CERTIFICATION, DETERMINATION OR CALCULATION AS NO MORE THAN PRIMA FACIE EVIDENCE.

8. The parties to a document may be able to amend that document by oral agreement despite any provision to the contrary.

E.   GENERAL

This opinion is provided in connection with the satisfaction of conditions precedent under the Credit Agreement and is addressed to you only. It may not, without our prior written consent, be relied on for any other purpose or by any other person or be delivered or disclosed to or relied upon by any other person.

Yours faithfully


PRESTON GATES & ELLIS

                                 AMENDMENT NO. 1

     AMENDMENT NO. 1, dated as of March 16, 2006 (this "Amendment"), to the Stock Purchase Agreement, dated as of March 16, 2006 ("Stock Purchase Agreement"), by and between XINHUA FINANCE MEDIA LIMITED (the "Company") and PATRIARCH PARTNERS MEDIA HOLDINGS, LLC (the "Purchaser").

                                   WITNESSETH:

     WHEREAS, the Company and the Purchaser have agreed to amend the provisions of the Stock Purchase Agreement to delete all references to the Fee.

     NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, the parties hereto agree as follows:

     Defined Terms. Capitalized terms used herein but not defined herein have the respective meanings ascribed thereto in the Stock Purchase Agreement.

     Amendments.

     Section 1. The definition of "Fee" is hereby deleted in its entirety.

     Section 3(b). The first sentence of Section 3(b) shall be amended by deleting the words ", reduced by the amount of the Fee payable in connection with such Closing".

     Section 7(a)(x). Clause (x) of Section 7(a) is hereby deleted in its entirety.

     Effectiveness. This Amendment shall become effective as of the date first written above upon the occurrence of the Initial Closing Date.

     Miscellaneous.

     Except as expressly provided herein, the Stock Purchase Agreement shall continue in full force and effect, and the terms and conditions of the Stock Purchase Agreement are expressly incorporated herein and ratified and confirmed in all respects.

     The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Purchaser under the Equity Documents.

     This Amendment may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Amendment by executing a counterpart. Transmission by facsimile of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

     This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     The terms of this Amendment shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

  [Remainder of page intentionally left blank; signatures follow on next page]

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                        COMPANY:

                                        XINHUA FINANCE MEDIA LIMITED


                                        By: /s/
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        PURCHASER:

                                        PATRIARCH PARTNERS MEDIA HOLDINGS, LLC


                                        By: /s/
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                       2